Exhibit 10.59

SERIES F PREFERRED STOCK PURCHASE AGREEMENT

This Series F Preferred Stock Purchase Agreement (this “Agreement”) is made as of this 14th day of July, 2011, by and between GlassHouse Technologies, Inc., a Delaware corporation (together with any predecessors or successors thereto as the context requires, the “Company”) and the investors named in Exhibit A attached hereto (the “Investors”). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 7 hereof.

SECTION 1 PURCHASE AND SALE

1.1 Description of Securities. The Company has authorized the issuance and sale to the Investors of shares of its Series F Convertible Participating Preferred Stock, $0.001 par value per share (the “Series F Preferred Stock”), with the rights, preferences and other terms set forth in the Ninth Amended and Restated Certificate of Incorporation, as amended from time to time and attached hereto as Exhibit B, which are convertible into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”). For purposes of this Agreement, the shares of Common Stock issuable upon conversion of the Series F Preferred Stock are referred to as the “Conversion Shares.” The Company has authorized and reserved, and covenants to continue to reserve, a sufficient number of shares of its Common Stock necessary to satisfy the rights of conversion of the holders of Series F Preferred Stock as set forth in Exhibit B.

1.2 Sale and Purchase. Upon the terms and subject to the conditions contained herein, and in reliance on the representations and warranties set forth in Section 2, at the Closing (as defined in Section 1.3 hereof), the Investors shall purchase from the Company, and the Company shall issue and sell to the Investors, the number of shares of Series F Preferred Stock set forth opposite the name of the Investors in Exhibit A (the “Share Amount”) for the purchase price of $2.72 per share (the “Purchase Price”).

1.3 Closing. The closing of the purchase and sale of the Series F Preferred Stock under Section 1.2 hereof (the “Closing”) shall take place at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (“Gunderson Dettmer”), 850 Winter Street, Waltham, Massachusetts, at 10:00 a.m. local time on July 15, 2011, or at such other time and place as shall be agreed upon by the Company and the Investors (the “Closing Date”). At the Closing, the Company shall issue and deliver stock certificates representing the applicable number of shares of Series F Preferred Stock sold by the Company under Section 1.2 hereof to the Investors, free and clear of any and all Liens against payment of the full Purchase Price therefor by or on behalf of the Investors to the Company by wire transfer.

1.4 Use of Proceeds by the Company from the Closings. The Company covenants and agrees with the Investors that it shall use the proceeds from the sale of Series F Preferred Stock hereunder to pay all transaction fees incurred by the Company and the Investors in connection with the transactions contemplated under this Agreement and to fund the Company’s working capital needs; provided, however, that none of such proceeds shall be used to repay any indebtedness or other obligations of the Company.

1.5 Transfer Taxes. All transfer taxes, fees and duties under applicable law incurred in connection with the sale and transfer of the Series F Preferred Stock under this Agreement will be borne and paid by the Company, and the Company shall promptly reimburse the Investors for any such tax, fee or duty which any of them is required to pay under applicable law.

SECTION 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

In order to induce the Investors to enter into this Agreement and consummate the transactions contemplated hereby, the Company hereby makes to the Investors the representations and warranties contained in this Section 2. Such representations and warranties are subject to the qualifications and exceptions set forth in the disclosure schedule delivered to the Investors pursuant to this Agreement (the “Disclosure Schedule”). For purposes of this Section 2, unless the context otherwise requires, all references to the “Company” include all “Subsidiaries” of the Company.

2.1 Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified or registered to do business as a foreign corporation (a) in each jurisdiction listed on Section 2.1 of the Disclosure Schedule and (b) in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect. The Company has all required corporate power and authority to carry on its business as presently conducted, to enter into and perform this Agreement and the agreements contemplated hereby to which it is a party and to carry out the transactions contemplated hereby and thereby. The copies of the Ninth Amended and Restated Certificate of Incorporation and Bylaws of the Company, as amended to date (the “Certificate of Incorporation” and “Bylaws,” respectively), which have been furnished to the Investors or its counsel by the Company, are correct and complete at the date hereof, and the Company is not in violation of any term of the Certificate of Incorporation or Bylaws.

2.2 Authorization and Non-Contravention-. The Company is not in violation of any term or provision of any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to it or to which it is a party, except where such violations could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect. This Agreement and all documents executed pursuant hereto are valid and binding obligations of the Company, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally or by equitable principles, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions herein and in the Registration Rights Agreement may be limited by applicable law. The execution, delivery and performance of this Agreement and all agreements, documents and instruments contemplated hereby (collectively, the “Ancillary Documents”), the sale and delivery of the Series F Preferred Stock and, upon conversion of the Series F Preferred Stock, the issuance of the Conversion Shares, have been duly authorized by all necessary corporate or other action of the Company. The execution of this Agreement, the sale and delivery of the Series F Preferred Stock and, upon conversion of the Series F Preferred Stock, the issuance of the Conversion Shares, and the performance of any transaction contemplated hereby or by the Ancillary

2

Documents will not (i) violate, conflict with or result in a default under any contract or obligation to which the Company is a party or by which it or its assets are bound, or any provision of the Certificate of Incorporation or Bylaws, or cause the creation of any encumbrance upon any of the material assets of the Company; (ii) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by any court or other governmental agency applicable to the Company; (iii) require from the Company any notice to, declaration or filing with, or consent or approval of, any governmental authority or other third party other than pursuant to federal or state securities or blue sky laws, or such other post-closing filings that may be required; or (iv) accelerate any obligation under, or give rise to a right of termination of, any agreement, permit, license or authorization to which the Company is a party or by which the Company is bound.

2.3 Corporate Records. The corporate record books of the Company accurately record all corporate action taken by its stockholders, board of directors and committees thereof. The copies of the corporate records (including the stock ledger) of the Company, as made available to the Investors or their counsel for review, are true, accurate and complete copies of the originals of such documents.

2.4 Capitalization. After giving effect to the transactions contemplated hereby, the authorized capital stock of the Company will consist of (i) 125,500,000 shares of Common Stock, of which 17,825,283 shares will be issued and outstanding, and 2,464,129 of which will be reserved for issuance upon exercise of warrants for the purchase of Common Stock, (ii) 3,360,000 shares of Series A Preferred Stock, all of which will be issued and outstanding, (iii) 10,658,017 shares of Series B Preferred Stock, 10,642,814 of which will be issued and outstanding, (iv) 8,717,647 shares of Series C Preferred Stock, 8,364,707 of which will be issued and outstanding and 352,940 of which will be reserved for issuance upon exercise of the Series C Warrants, (v) 6,000,000 shares of Series 1 Preferred Stock, 4,208,787 of which will be issued and outstanding, (vi) 17,511,727 shares of Series D Preferred Stock, 15,890,678 of which will be issued and outstanding and 1,309,722 of which will be reserved for issuance upon exercise of the Series D Warrants, (vii) 4,805,815 shares of Series E Preferred Stock, 4,493,245 of which will be issued and outstanding and 312,567 of which will be reserved for issuance upon exercise of the Series E Warrants and (viii) 33,591,913 shares of Series F Preferred Stock, 7,279,412 of which will be issued and outstanding and 2,745,864 of which will be reserved for issuance upon exercise of warrants to purchase shares of Series F Preferred Stock. After giving effect to the transactions contemplated hereby, the outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series 1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock are held and, after giving effect to the transactions contemplated hereby, will be held, beneficially and of record by the persons identified in Section 2.4 of the Disclosure Schedule in the amounts indicated thereon. Except for the Company’s 2001 Stock Option and Grant Plan, as amended (the “2001 Plan”), the Company’s Series 1 Stock Plan (the “Series 1 Plan”) and the Company’s 2007 Section 102 Share Option Plan (the “Israeli Option Plan”), as set forth on Section 2.4 of the Disclosure Schedule, the Company has never adopted or maintained any formal stock incentive plan or other plan providing for equity compensation of any Person. The Company has reserved an aggregate of 18,807,732 shares of Common Stock for issuance under the 2001 Plan, of which, as of the Closing, 5,780,985 shares have been issued upon exercise of options, 10,383,524 shares

3

are subject to outstanding, unexercised options and 2,643,223 shares remain available for future grant. The Company has reserved an aggregate of 325,000 shares of Series 1 Preferred Stock for issuance under the Series 1 Plan, of which, as of the Closing, 138,862 shares have been issued upon the exercise of options, 64,677 are subject to outstanding unexercised options, 2,674 shares remain available for future grant and 118,797 shares have been transferred for issuance under the 2001 Plan. The Company has reserved an aggregate of 724,725 shares of Common Stock for issuance under the Israeli Option Plan, of which, as of the Closing, 6,000 shares have been issued upon exercise of options, 688,792 shares are subject to outstanding, unexercised options and 29,483 shares remain available for future grant. Section 2.4 of the Disclosure Schedule sets forth the name of each holder of options, warrants, or rights to purchase Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series 1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, the number of shares for which such options, warrants or rights are exercisable with respect to each holder, along with the applicable vesting schedule (including any acceleration terms thereof), if any, and exercise or purchase price. After giving effect to the transactions contemplated hereby, except as set forth in (i) Section 2.4 of the Disclosure Schedule, (ii) the Certificate of Incorporation, (iii) the Stockholders Agreement or (iv) the Registration Rights Agreement, there are no outstanding subscriptions, options, warrants, commitments, preemptive rights, agreements, arrangements or commitments of any kind for or relating to the issuance or sale of, or outstanding securities convertible into or exchangeable for, any shares of capital stock of any class or other equity interests of the Company. Other than as set forth in the Certificate of Incorporation, the Company has no obligation to purchase, redeem or otherwise acquire any of its capital stock or any interests therein. After giving effect to the transactions contemplated hereby, all of the outstanding shares of capital stock of the Company will have been duly and validly authorized and issued and will be fully paid and non-assessable and will have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws and not subject to any preemptive rights. The Company has duly and validly authorized and reserved (i) 3,360,000 shares of Common Stock for issuance upon conversion of the Series A Preferred Stock, (ii) 10,658,017 shares of Common Stock for issuance upon conversion of the Series B Preferred Stock, (iii) 8,717,647 shares of Common Stock for issuance upon conversion of the Series C Preferred Stock, (iv) 6,000,000 shares of Common Stock for issuance upon conversion of the Series 1 Preferred Stock, (v) 17,511,727 shares of Common Stock for issuance upon conversion of the Series D Preferred Stock, (vi) 4,805,815 shares of Common Stock for issuance upon conversion of the Series E Preferred Stock and (vii) 33,591,913 shares of Common Stock for issuance upon conversion of the Series F Preferred Stock, including the Series F Preferred Stock sold pursuant to this Agreement, and the shares of Common Stock so issued will, upon such conversion, be validly issued, fully paid and non-assessable. The relative rights, preferences and other provisions relating to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series 1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock are as set forth in Exhibit B attached hereto. After giving effect to the transactions contemplated hereby, except as set forth in (i) Section 2.4 of the Disclosure Schedule, (ii) the Certificate of Incorporation, (iii) the Stockholders Agreement or (iv) the Registration Rights Agreement, there are (x) no preemptive rights, rights of first refusal, put or call rights or obligations or anti-dilution rights with respect to the issuance, sale or redemption of the Company’s capital stock, (y) no rights to have the Company’s capital stock registered for sale to the public in connection with the laws of any jurisdiction and (z) no documents, instruments or

4

agreements relating to the voting of the Company’s voting securities or restrictions on the transfer of the Company’s capital stock. Each share of the Company’s Preferred Stock is, and will be immediately following the Closing, convertible on a 1-for-1 basis into the Company’s Common Stock. Section 2.4 of the Disclosure Schedule provides a pro forma capitalization table of the Company, giving effect to the Closing and reflecting all outstanding capital stock of the Company (and securities exercisable for or convertible into capital stock) on both an outstanding basis and a fully diluted, as-converted-to-Common Stock basis (which in the case of the Company’s convertible indebtedness assumes an optional conversion by the holder thereof on the date of the Closing).

2.5 Subsidiaries; Investments. Except as disclosed in Section 2.5 of the Disclosure Schedule, the Company does not have and has not had any Subsidiaries. Except as disclosed in Section 2.5 of the Disclosure Schedule, the Company has no written agreement in respect of any strategic partnership or similar relationship (including any agreement providing for notice of, or providing rights in respect of, any change in control or acquisition of the Company or its assets) and does not own or have any direct or indirect interest in or control over any corporation, partnership, joint venture or other entity of any kind. The term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

2.6 Financial Statements. The Company has made available to the Investors the audited balance sheets of the Company dated as of March 31, 2011 (such March 31, 2011 balance sheet is hereinafter referred to as the “Base Balance Sheet”) and the related statements of income for the fiscal periods then ended, all of which statements were prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied during the periods covered thereby, except for the absence of footnote disclosures and any year-end audit adjustments, and fairly present the financial condition of the Company in all material respects on the date of such statements and the results of their operations for the period covered thereby. Nothing has come to the attention of the Company since the date of the Base Balance Sheet which would indicate that such financial statements were not true and representative of the Company’s financial position as of the date thereof.

2.7 Absence of Certain Developments. Except as set forth in Section 2.7 of the Disclosure Schedule, since the date of the Base Balance Sheet, there has been: (i) no change in the properties, assets, liabilities, business condition (financial or otherwise), prospects or results of operations of the Company except for changes in the ordinary course that, in the aggregate, have not been materially adverse; (ii) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any capital stock of the Company; (iii) no waiver of any valuable right of the Company or cancellation of any debt or claim held by the Company; (iv) no loan by the Company to any officer, director, employee or stockholder of the Company, or any agreement or commitment therefor; (v) no increase, direct or indirect, in the compensation paid or payable to any officer, director, employee, consultant, agent or stockholder of the Company (other than salary increases in the ordinary course of business consistent with past practice which, individually or in the aggregate, are not material); (vi) no material loss, destruction or damage to any property of the Company, whether or not insured; (vii) no change in the senior management or other key

5

personnel of the Company or the terms and conditions of their employment; (viii) no acquisition or disposition of any material assets (or any contract or arrangement therefor) nor any other material transaction by the Company otherwise than for fair value in the ordinary course of business consistent with past practice; or (ix) no any agreement or understanding, whether in writing or otherwise, for the Company to take any of the actions specified in clauses (i) through (viii).

2.8 Absence of Undisclosed Liabilities. The Company does not have any material liabilities or obligations, whether accrued, absolute, contingent or otherwise, asserted or unasserted (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for Taxes due or then accrued or to become due, regardless of whether claims in respect thereof had been asserted as of such date), except liabilities or obligations (i) stated or adequately reserved against in the Base Balance Sheet, (ii) incurred since the date of the Base Balance Sheet in the ordinary course of business that in the aggregate are not material or (iii) disclosed in Section 2.8 of the Disclosure Schedule.

2.9 Accounts Payable. Except as set forth in Section 2.9 of the Disclosure Schedule, all accounts payable of the Company arose in bona fide arms’ length transactions in the ordinary course of business and no account payable is delinquent by more than sixty (60) days in its payment. Since the date of the Base Balance Sheet, the Company has paid its accounts payable in the ordinary course and in a manner which is consistent with its past practices. As of the date hereof, to the Company’s knowledge, the Company has no account payable to any Person (other than accounts payable in the ordinary course of business which are not material in the aggregate) which is an Affiliate of the Company or any of its directors, officers, employees or stockholders, except as set forth in Section 2.9 of the Disclosure Schedule.

2.10 Accounts Receivable. All of the accounts receivable of the Company arose in bona fide arms’ length transactions in the ordinary course of business, are valid and enforceable claims, are not subject to any known set-off or counterclaim, and, to the Company’s knowledge, are fully collectible in the normal course of business, after deducting the allowance for doubtful accounts stated in the Base Balance Sheet in accordance with GAAP. Except as set forth in Section 2.10 of the Disclosure Schedule, as of the date hereof, the Company does not have any accounts receivable from any Person which is known by the Company to be an Affiliate of the Company or any of its directors, officers, employees or stockholders.

2.11 Transactions with Affiliates. Except for their ongoing, regular employment relationships with the Company and as set forth in Section 2.11 of the Disclosure Schedule, there are no loans, leases, agreements, arrangements or other transactions or continuing transactions between the Company and any present or former stockholder, director, officer or employee of the Company, or any member of such officer’s, director’s, employee’s or stockholder’s immediate family, or any Person controlled by such officer, director, employee or stockholder or his or her immediate family. Except as set forth in Section 2.11 of the Disclosure Schedule, to the Company’s knowledge, no stockholder, director, officer or employee of the Company or any of their respective spouses or family members, owns directly or indirectly on an individual or joint basis any interest in, or serves as an officer or director or in another similar capacity of, any competitor, customer, distributor, vendor or supplier of the Company or any organization which has a contract or arrangement with the Company, except for passive investments of less than 2% in publicly-traded companies.

6

2.12 Title to Properties. Section 2.12 of the Disclosure Schedule sets forth the addresses and uses of all real property that the Company owns, leases or subleases. The Company has good, valid and (if applicable) marketable title to all of its assets, free and clear of all Liens, restrictions or encumbrances, and none of such assets is subject to any mortgage, pledge, Lien or conditional sale agreement, except such encumbrances and Liens that arise in the ordinary course of business and do not have a Material Adverse Effect. Such assets constitute all property which is necessary to the business of the Company as currently conducted or as proposed to be conducted and all equipment included therein is in good condition and repair (ordinary wear and tear excepted) and all leases of real or personal property to which the Company is a party are fully effective and afford the Company peaceful possession of the subject matter of such leases and true and complete copies thereof have been delivered to the Investors or their counsel. To the Company’s knowledge, the Company is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties which violation would have a Material Adverse Effect, nor has it received any notice of such violation. There are no defaults by the Company or, to the Company’s knowledge, by any other party which might curtail in any material respect the present use of the property of the Company. The performance by the Company of this Agreement and the transactions contemplated hereby will not result in the termination of, or in any increase of any amounts payable under, any of its leases for real property or material leases for personal property or will require the consent or approval from any other party to such leases.

2.13 Tax Matters. The Company has timely and properly filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof, which returns were true, correct and complete in all material respects and has paid or caused to be paid all Taxes required to be paid by it through the date hereof (whether or not shown on a tax return), except Taxes which are the subject of a good faith dispute for which adequate reserves have been established and are reflected on the Base Balance Sheet. All Taxes and other assessments and levies which the Company was or is required to withhold or collect have been timely withheld and collected and have been paid over to the proper governmental authorities. Except as set forth in Section 2.13 of the Disclosure Schedule, (i) the Company has never received written notice of any audit or of any proposed deficiencies from the Internal Revenue Service (the “IRS”) or any other taxing authority (other than routine audits undertaken in the ordinary course and which have been resolved on or prior to the date hereof); (ii) there are in effect no waivers of applicable statutes of limitations with respect to any Taxes owed by the Company for any year; (iii) neither the IRS nor any other taxing authority is now asserting, or to the Company’s knowledge, threatening to assert against the Company any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith in respect of the income or sales of the Company; and (iv) the Company has never been a member of an affiliated group of corporations filing a combined federal income Tax return nor does the Company have any liability for Taxes of any other Person under Treasury Regulations §1.1502.6 (or any similar provision of foreign, state or local law) or otherwise. The Company is not a party to any Tax allocation or sharing arrangement. The Company is not a party to any contract, agreement, plan or arrangement covering any employee or former employee thereof that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code. Except as set forth on Section 2.13 of the Disclosure Schedule, the Company is not a “foreign person” within the meaning of Section 1445 of the Code and the Treasury Regulations 1.1445-2.

7

2.14 Certain Contracts and Arrangements. Except as set forth in Section 2.14 of the Disclosure Schedule, the Company is not a party or subject to or bound by:

(a) any contract or agreement involving potential commitment or payment by the Company in excess of $100,000 or which might result in payments to the Company in excess of $100,000 or which is otherwise material and not entered into in the ordinary course of business;

(b) any contract, lease or agreement involving payments by the Company in excess of $100,000 which is not cancelable by the Company without penalty on not less than 60 days notice;

(c) any contract containing covenants directly or explicitly limiting the freedom of the Company to compete in any line of business or with any Person or restricting the development, distribution, marketing or sale of any of its products or services;

(d) any contract or agreement relating to the licensing, distribution, development, purchase, sale or servicing of its products or services requiring payments during the term in excess of $100,000;

(e) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for borrowing or any pledge or security arrangement;

(f) any employment contracts, non-competition agreements, invention assignments, severance or other agreements with officers, directors, employees, stockholders or consultants of the Company or Persons related to or affiliated with such Persons, other than Employee Proprietary Information, Developments and Non-Competition Agreements in the form provided in Exhibits F-1 and F-2;

(g) any stock redemption or purchase agreements or other agreements affecting or relating to the capital stock of the Company, including, without limitation, any agreement with any stockholder of the Company which includes, without limitation, anti-dilution rights, registration rights, preemptive rights, rights of first refusal, voting arrangements or operating covenants;

(h) any pension, profit sharing, retirement or stock options plans or other agreements or understandings pursuant to which benefits are provided to any employee of the Company;

(i) any royalty, dividend or similar arrangement based on the revenues or profits of the Company or any material contract or agreement involving fixed price or fixed volume arrangements;

8

(j) any joint venture, partnership, manufacturer, development, distribution, supply or similar agreement;

(k) any acquisition, merger or similar agreement (or letters of intent, memoranda of understanding or term sheets related to any of the foregoing); or

(l) any other contract not executed in the ordinary course of business.

To the Company’s knowledge, all contracts, agreements, leases and instruments required to be listed on Section 2.14 of the Disclosure Schedule (whether or not so listed) are valid and are in full force and effect and constitute legal, valid and binding obligations of the Company, and are enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally or by equitable principles, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent that the enforceability of any indemnification provisions therein may be limited by applicable law. The Company has not received any written notice, and has no knowledge of any threat, to terminate any contracts, agreements, leases or instruments required to be listed on Section 2.14 of the Disclosure Schedule (whether or not so listed). The Company is not in default in complying with any provisions of any contract, agreement, lease or instrument required to be listed on Section 2.14 of the Disclosure Schedule (whether or not so listed), and no condition or event or fact exists which, with written notice, lapse of time or both, would constitute a default thereunder on the part of the Company, except for any such default, condition, event or fact that, individually or in the aggregate, would not have a Material Adverse Effect.

2.15 Intellectual Property Rights; Employee Restrictions.

(a) Section 2.15(a) of the Disclosure Schedule sets forth a list and brief description of all of the Company’s (i) United States and foreign patents, patent rights and patent applications, registered and unregistered trademarks and servicemarks and applications (including Internet domain name registrations), tradenames, copyright registrations and copyright registration applications, and (ii) Intellectual Property Rights of which the Company is the licensor or licensee (other than “off-the-shelf” software which is generally commercially available).

(b) Except as set forth on Section 2.15(b) of the Disclosure Schedule, the Company has exclusive ownership of, free and clear of claims or rights or any other Person, with full right to use, sell, license, sublicense, dispose of, and bring actions for infringement of, or possesses adequate licenses or other rights to use, all Intellectual Property Rights necessary for the conduct of its business as presently conducted or proposed to be conducted (other than with respect to “off-the-shelf” software utilized in the Company’s internal operations and which is generally commercially available). Except as set forth on Section 2.15(b) of the Disclosure Schedule, all Intellectual Property Rights that are used or incorporated into the Company’s products and services or products and services actively under development and which are proprietary to the Company were developed by or for the Company by the current or former employees, consultants or independent contractors of the Company or its predecessors in interest or purchased by the Company or its predecessors in interest and are owned or licensed by the Company, free and clear of claims and rights of any other Person.

9

(c) The business of the Company as presently conducted or proposed to be conducted and the production, marketing, licensing, use and servicing of any products or services of the Company do not infringe or conflict with any patent, trademark, copyright or trade secret rights of any third parties or any other Intellectual Property Rights of any third parties. The Company has not received written notice from any third party asserting that any Intellectual Property Rights owned or licensed by the Company, or which the Company otherwise has the right to use, are invalid or unenforceable by the Company, and the Company is not aware of any valid basis for any such claim (whether or not pending or threatened).

(d) No claim is pending or threatened against the Company nor has the Company received any written notice or other written claim from any Person asserting that any of the Company’s present or contemplated activities infringe or may infringe any Intellectual Property Rights of such Person and the Company is not aware of any infringement by any other Person of any material rights of the Company under any Intellectual Property Rights.

(e) All licenses or other agreements under which the Company is granted Intellectual Property Rights (excluding licenses to use “off-the-shelf” software utilized in the Company’s internal operations and which is generally commercially available) are listed in Section 2.15(e) of the Disclosure Schedule. All such licenses or other agreements are in full force and effect, there is no material default by the Company, and to the Company’s knowledge, by any other party thereto and, except as set forth in Section 2.15(e) of the Disclosure Schedule, all of the rights of the Company thereunder are freely assignable. The Company is not making unlawful use of any Intellectual Property Rights granted to it under any such licenses or other agreements. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to the Investors or their counsel and the Company has no reason to believe that the licensors under such licenses and other agreements do not have and did not have all requisite power and authority to grant the Intellectual Property Rights purported to be conferred thereby.

(f) All licenses or other agreements under which the Company has granted Intellectual Property Rights to others (including all end-user agreements) are listed in Section 2.15(f) of the Disclosure Schedule. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to the Investors or their counsel. All of such licenses or other agreements are in full force and effect and there is no material default by the Company, and to the Company’s knowledge, by any other party thereto. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been made available to the Investors. All agreements, contracts and instruments which contain escrow terms or provisions with respect to the Company’s Intellectual Property Rights, including, without limitation, the Company’s source code, are listed in Section 2.15(f) of the Disclosure Schedule, and no other party thereto has a claim to exercise any rights under such escrow terms or provisions to acquire or obtain access to any of the Company’s Intellectual Property Rights held thereunder.

10

(g) The Company has taken all commercially reasonable steps to keep confidential all technical information developed by or belonging to the Company which has not been patented or copyrighted. To the Company’s knowledge, after due inquiry, the Company is not making unlawful use of any Intellectual Property Rights of any other Person, including, without limitation, any former employer of any past or present employees of the Company. Except as disclosed in Section 2.15(g) of the Disclosure Schedule, neither the Company nor to the Company’s knowledge, after due inquiry, any of its employees or consultants has any agreements or arrangements with former employers of such employees or consultants relating to any Intellectual Property Rights of such employers, which interfere or conflict with the performance of such employee’s or consultant’s duties for the Company or result in any former employers of such employees and consultants having any rights in or claims to the Company’s Intellectual Property Rights. To the Company’s knowledge, after due inquiry, the activities of the Company’s employees and consultants do not violate any agreements or arrangements which any such employees have with former employers. The Company has taken all commercially reasonable steps to establish and preserve its ownership of all of the Intellectual Property Rights; except as set forth in Section 2.15(g) of the Disclosure Schedule, each current or former employee, independent contractor or consultant of the Company who had or has responsibility for coding the Company’s products or who had access to source code or other proprietary product information of a similar nature has executed agreements regarding confidentiality, proprietary information and assignment of inventions and copyrights to the Company, and to the Company’s knowledge no employee, consultant or independent contractor is in violation of any agreement or in breach of any agreement or arrangement with former or present employers relating to proprietary information or assignment of inventions. Without limitation of any of the foregoing and except as otherwise expressly disclosed in Section 2.15(g) of the Disclosure Schedule: (i) the Company has taken all commercially reasonable security measures to guard against unauthorized disclosure or use of any of its Intellectual Property Rights; and (ii) to the Company’s knowledge, after due inquiry, no Person (including, without limitation, any former employee or consultant of the Company) has unauthorized possession of any of its Intellectual Property Rights, or any part thereof, and no Person has obtained unauthorized access to any of its Intellectual Property Rights.

2.16 Litigation. Except as set forth in Section 2.16 of the Disclosure Schedule, there is no action, suit, arbitration, governmental or other proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or affecting the properties or assets of the Company or, as to matters related to the Company, against any officer, director or stockholder or key employee of the Company. No claim has been asserted in writing against the Company for renegotiation or price redetermination of any business transaction. Section 2.16 of the Disclosure Schedule includes a description of all litigation, claims, proceedings or investigations involving the Company or any of its officers, directors, stockholders or key employees in connection with the business of the Company occurring, arising or existing since the Company’s inception.

2.17 Labor Matters. As of the date hereof, the Company employs 521 full-time employees, 12 part-time employees and has contracts with 60 consultants or independent contractors. The Company is not delinquent in payments to any of its employees, consultants or independent contractors for any wages, salaries, commissions, bonuses or other direct compensation for any service performed for it to the date hereof or amounts required to be

11

reimbursed to such employees, consultants or independent contractors. Except as set forth in Section 2.17 of the Disclosure Schedule or as required by law, the employment of each employee, consultant and independent contractor is at will and upon termination of the employment of any such employees, consultants or independent contractors, no severance or other payments will become due. Each employee and consultant of the Company has entered into an Employee Proprietary Information, Developments and Non-Competition Agreement (copies of which have been provided to counsel for the Investors). Except as set forth in Section 2.17 of the Disclosure Schedule, the Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services. The Company is and since its inception has been in material compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, terms and conditions of employment and wages and hours. There are no charges of employment discrimination, sexual harassment or unfair labor practices except as set forth in Section 2.17 of the Disclosure Schedule, nor are there any strikes, slowdowns, stoppages of work or any other concerted interference with normal operations existing, pending or to the Company’s knowledge, threatened against or involving the Company. There are no union organizing activities pending or, to the Company’s knowledge, threatened with respect to the Company and, to the Company’s knowledge, no question concerning representation exists respecting the employees of the Company. There are no grievances, complaints or charges that have been filed under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement) that, individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect. No arbitration or similar proceeding is pending and no claim therefor has been asserted against the Company. No collective bargaining agreement is in effect or is currently being or is about to be negotiated by the Company. The Company is, and at all times has been, in compliance with the requirements of the Immigration Reform Control Act of 1986. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. There are no changes pending or, to the Company’s knowledge, threatened with respect to nor has the Company received any notice or information concerning any prospective change with respect to the senior management, key employees or independent contractors of the Company (including, without limitation, the resignation of senior management or any key employee or independent contractors of the Company).

2.18 Employee Benefit Programs.

(a) Section 2.18 of the Disclosure Schedule sets forth a list of every Employee Program that has been maintained by the Company or to which the Company has contributed at any time since its inception and (i) is subject to ERISA, (ii) involves the issuance of options or other securities, or (iii) is otherwise material.

(b) The terms and operation of each Employee Program comply with all applicable laws and regulations relating to such Employee Program in all material respects. There are no unfunded obligations of the Company under any retirement, pension, profit-sharing, deferred compensation plan or similar program. If required, each Employee Program which has been maintained by the Company and which has at any time been intended to qualify under

12

Section 401(a) or 501(c)(9) of the Code has received a favorable determination or opinion or approval letter from the IRS regarding its qualification under such Section (or an application for such a determination or opinion or approval letter is not yet due to be filed with the IRS with respect to any “disqualifying provision” within the meaning of Treasury Regulation Section 1.401(b)-1 or has been timely filed and is pending with the IRS) and has, in fact, been qualified under the applicable Section of the Code from the effective date of such Employee Program through and including the Closings (or, if earlier, the date that all of such Employee Program’s assets were distributed). No event or omission has occurred which would cause such Employee Program to lose its qualification under the applicable Code Section. The Company is not required to make any payments or contributions to any Employee Program pursuant to any collective bargaining agreement or any applicable labor relations law, and all Employee Programs are terminable at the discretion of the Company without liability to the Company upon or following such termination. The Company has never maintained or contributed to any Employee Program providing or promising any health or other nonpension benefits to terminated employees, other than as required by Code Section 4980B.

2.19 List of Certain Employees; Suppliers and Customers.

(a) Section 2.19 of the Disclosure Schedule sets forth a detailed description of all compensation, including salary, bonus and deferred compensation paid or payable, for each current officer and employee of the Company.

(b) Section 2.19 of the Disclosure Schedule sets forth a list of all suppliers and vendors of the Company to whom the Company made payments aggregating $100,000 or more, showing, with respect to each, the name, address and dollar volume involved. No such supplier or vendor has canceled or otherwise terminated or materially reduced its business with the Company or materially and adversely modified its relationship with the Company nor to the knowledge of the Company does any supplier or vendor have any plan or intention to do so.

(c) Section 2.19 of the Disclosure Schedule sets forth the name of each customer of the Company who accounted for more than five percent (5%) of the revenues of the Company for the twelve months ended December 31, 2010 (the “Customers”). To the knowledge of the Company, the relationships of the Company with its Customers are good commercial working relationships. Since the Balance Sheet Date, except as set forth in Section 2.19 of the Disclosure Schedule, no Customer of the Company has canceled or otherwise terminated its relationship with the Company, or not renewed or accepted any maintenance agreements, or has decreased materially its purchases of the services or products of the Company. No Customer has notified the Company of its plan or intention to terminate, to cancel or otherwise materially and adversely modify its relationship with the Company or to decrease materially or limit its purchase or distribution of the services or products of the Company.

2.20 Customer Disputes. There are no written disputes commenced by the Company’s customers relating to the performance or quality of the Company’s products or services or refusal to pay by customers on the basis of dissatisfaction with the Company’s products or services.

13

2.21 Insurance. The physical properties, assets, business, operations, employees, officers and directors of the Company are insured by the Company, to the extent disclosed in Section 2.21 of the Disclosure Schedule. Except as set forth in Section 2.21 of the Disclosure Schedule and claims for health care benefits in the ordinary course, there is no claim by the Company pending under any such policies. Said insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid, and the Company is in compliance in all material respects with the terms thereof. Said insurance is sufficient for compliance by the Company with all requirements of applicable law and all agreements and leases to which it is a party and otherwise is of the type and in amounts customarily carried by Persons conducting business similar to that conducted by the Company. Each such insurance policy shall continue to be in full force and effect immediately following consummation of the transactions contemplated by this Agreement. To the Company’s knowledge, there is no threatened termination of any such policies or arrangements.

2.22 Permits; Compliance with Laws. The Company has all Permits necessary to own its property and to conduct its business as it is presently conducted and as proposed to be conducted and all such Permits are valid and in full force and effect, except where the failure to obtain such a Permit or its invalidity, in whole or in part, would not have a Material Adverse Effect. No material Permit is subject to termination as a result of the execution of this Agreement or consummation of the transactions contemplated hereby. The Company is not in breach or violation of, or default under, its charter and by-laws, nor to its knowledge, is there a basis which could constitute such breach, default or violation. The Company is in compliance with all applicable statutes, ordinances, orders, rules and regulations promulgated by any foreign or U.S. federal, state, municipal or other governmental authority, which apply to the conduct of its business, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect. The Company has never entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any aspect of the business, affairs, properties or assets of the Company or received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim from any regulatory agency with respect to any aspect of the business, affairs, properties or assets of the Company.

2.23 Environmental Matters. No material quantity of hazardous wastes, substances or materials or oil or petroleum products have been generated, transported, used, disposed, stored or treated by the Company and, to the Company’s knowledge, no material quantity of hazardous wastes, substances or materials, or oil or petroleum products have been released, discharged, disposed, transported, placed or otherwise caused by the Company to enter the soil or water in, under or upon any real property owned, leased or operated by the Company. To the Company’s knowledge, no material quantity of hazardous wastes, substances or materials or oil or petroleum products are present on or about any real property owned or leased, or previously owned or leased, by the Company.

The Company has complied in all material respects with all applicable Environmental Laws (as defined below). There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any governmental entity, relating to any Environmental Law involving the Company. For purposes of this Agreement, “Environmental Law” means any

14

foreign or U.S. federal, state or local law, statute, rule or regulation or the common law relating to the protection of human health or the environment, including, without limitation, CERCLA (as defined below), the Resource Conservation and Recovery Act of 1976, any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including, without limitation, emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including, without limitation, all endangered and threatened species; (vi) storage tanks, vessels, abandoned or discarded barrels, containers and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used in this Section 2.23, the terms “release” and “environment” shall have the meaning set forth in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”).

2.24 Investment Banking; Brokerage. There are no claims for investment banking fees, brokerage commissions, finder’s fees or similar compensation (exclusive of professional fees to lawyers and accountants) in connection with the transactions contemplated by this Agreement payable by the Company or based on any arrangement or agreement made by or on behalf of the Company.

2.25 Solvency. The Company has not: (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all or substantially all of its assets; (d) suffered the attachment or other judicial seizure of all or substantially all of its assets; (e) admitted in writing its inability to pay its debts as they come due; or (f) made an offer of settlement, extension or composition to its creditors generally. The Company is, and reasonably expects to remain (based on its current operating plan and projections), in compliance with all covenants, affirmative and negative, financial or otherwise, under all of the Company’s agreements governing its indebtedness for borrowed money until the maturity date thereof, including, but not limited to, the short- and long-term indebtedness shown on the Base Balance Sheet.

2.26 Information Supplied by the Company. This Agreement, the Disclosure Schedule and the certificates and statements furnished pursuant to this Agreement by or on behalf of the Company do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made. To the Company’s knowledge after due inquiry, there is no material fact directly relating to the business, operations or condition of the Company (including any competitive developments but other than facts which relate to general economic or industry trends or conditions) that would have a Material Adverse Effect that has not been set forth in this Agreement or in the Disclosure Schedule. The financial projections and other information provided to the Investors was prepared by the Company based on the Company’s experience in the industry and on assumptions of fact and opinion as to future events

15

which the Company, at the date of the issuance of such items, believed to be reasonable, but which the Company cannot and does not assure or guarantee the attainment of in any manner. Except as disclosed in Section 2.26 of the Disclosure Schedule, as of the date hereof, no facts have come to the attention of the Company which would, in its opinion, require the Company to revise or amplify the assumptions underlying such projections and other estimates or the conclusions derived therefrom in any material respect. Except as disclosed in Section 2.26 of the Disclosure Schedule, to the Company’s knowledge after due inquiry none of the officers or directors of the Company during the previous five years has been (a) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) subject to any order, judgment, or decree (not subsequently reversed, suspended or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from, or otherwise imposing limits or conditions on his, engaging in any securities, investment advisory, banking, insurance or other type of business or acting as an officer or director of a public company; or (d) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state commodities, securities or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended or vacated.

SECTION 3 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

As a material inducement to the Company to enter into this Agreement and consummate the transactions contemplated hereby, each Investor, severally and not jointly, hereby makes to the Company the representations and warranties contained in this Section 3.

3.1 Investment Status. Each Investor represents that it is an “accredited investor” as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”). Each Investor represent to the Company that it is purchasing the Series F Preferred Stock for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration statement or an available exemption under applicable law. Each Investor acknowledges that such securities have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or unless an exemption from such registration is available. Each Investor (a) has the knowledge and experience in financial and business matters so as to be capable of evaluating and understanding the merits and risks of an investment in the Company, (b) has received certain information concerning the Company and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent of an investment in the Company and (c) is able to bear the economic risk of its investment in the Company and the Series F Preferred Stock and, if issued, the Conversion Shares in that, among other factors, each Investor can afford to hold the Series F Preferred Stock and the Conversion Shares for an indefinite period and can afford a complete loss of its investment in the Company.

16

3.2 Authority. Each Investor represents that it has full right, authority and power under its charter and bylaws to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of each Investor pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby, and the execution, delivery and performance by each Investor of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action under each Investor’s charter and bylaws. This Agreement and each agreement, document and instrument executed and delivered by each Investor pursuant to or as contemplated by this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of such Investor enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally or by equitable principles, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions herein and in the Registration Rights Agreement may be limited by applicable law.

3.3 Investment Banking; Brokerage Fees. Each Investor has not incurred or become liable for any broker’s or finder’s fee, banking fees or similar compensation relating to or in connection with the transactions contemplated hereby.

SECTION 4 CONDITIONS OF PURCHASE BY THE INVESTOR AT THE CLOSING

The Investors’ obligation to purchase and pay for the Series F Preferred Stock to be purchased by it hereunder shall be subject to compliance by the Company with the agreements herein contained and to the fulfillment to the Investors’ satisfaction, or the waiver by the Investors, on or before and at the Closing Date, of the following conditions:

4.1 Satisfaction of Conditions. The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing Date, and each of the conditions specified in this Section 4 shall have been satisfied or waived in writing by the Investors.

4.2 Opinion of Counsel. The Investors shall have received from Gunderson Dettmer LLP an opinion dated as of the Closing Date substantially in the form attached hereto as Exhibit C.

4.3 Authorization. The Board of Directors and stockholders of the Company shall have duly adopted resolutions in the form reasonably satisfactory to the Investors and shall have taken all action necessary for the purpose of authorizing the Company to consummate all of the transactions contemplated hereby (including, without limitation, the issuance of the Series F Preferred Stock and the Conversion Shares as contemplated hereunder).

4.4 Ninth Amended and Restated Certificate of Incorporation. The Company’s Certificate of Incorporation that authorized the shares of Series F Preferred Stock to be issued and sold pursuant to this Agreement shall be in effect as of the Closing Date, and the Company shall have delivered to the Investors a copy of the Certificate of Incorporation certified as of a recent date by the Delaware Secretary of State.

17

4.5 Delivery of Documents. The Company shall have executed and/or delivered to the Investors (or shall have caused to be executed and delivered to the Investors by the appropriate Persons) the following:

(a) A Certificate for the Series F Preferred Stock to be purchased hereunder;

(b) Certificates issued by (i) the Secretary of State of the State of Delaware certifying that the Company has legal existence and is in good standing; and (ii) the Secretary of State (or similar authority) of each jurisdiction in which the Company has qualified to do business as a foreign corporation as to such foreign qualification;

(c) Certificates executed by the President or Chief Executive Officer of the Company to the effect that the representations and warranties of the Company are true, complete and correct as of the Closing Date and each of the conditions to the obligations of the Investors hereunder have been satisfied or waived; and

(d) A certificate of the Secretary of the Company which shall certify (i) the resolutions adopted by the Board of Directors and stockholders as contemplated in Section 4.3 hereof, (ii) the Bylaws (iii) the Certificate of Incorporation and (iv) the names of the officers of the Company authorized to sign this Agreement and the Ancillary Documents, together with the true signatures of such officers; and

(e) Such other supporting documents and certificates as the Investors may reasonably request and as may be required pursuant to this Agreement.

4.6 [Intentionally Omitted.]

4.7 No Material Adverse Change. There shall not have been any material adverse change in the financial condition, properties, assets, liabilities, business or operations of the Company whether or not in the ordinary course of business.

4.8 All Proceedings Satisfactory. All corporate and other proceedings taken at the Closing in connection with the transactions contemplated by this Agreement, and all documents and instruments related thereto, shall be reasonably satisfactory in form and substance to the Investors and the issuance and sale of the Series F Preferred Stock hereunder shall be made in compliance with applicable federal and state laws.

4.9 [Intentionally Omitted.]

4.10 Consents and Waivers. The Company shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by such parties in connection with the execution and delivery of this Agreement and the performance of the transactions contemplated hereby other than pursuant to federal or state securities or blue sky laws, or such other post-closing filings that may be required. The

18

Company and the Investors shall have received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to the Investors, including any and all notices, consents and waivers required from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required to permit the consummation of the transactions contemplated by this Agreement, and to avoid a breach, default, termination, acceleration or modification of any indenture, loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of, or in connection with, the execution and performance of this Agreement and the Ancillary Documents.

4.11 Proprietary Information, Developments and Non-Competition Agreements. All Company employees, current and former, and all consultants, current and former, shall have entered into agreements containing non-competition, non-solicitation, inventions assignment and confidentiality provisions with the Company in the form attached hereto as Exhibit F-1 (the “Employee Proprietary Information, Developments and Non-Competition Agreement”).

4.12 Board of Directors. The Board of Directors of the Company on the Closing Date shall consist of eight (8) directors, who shall be Messrs. Volpe, Shirman, Davoli, Moore, Gresham, Osaka, Minihan and Scannell.

4.13 Warrant Coverage. The Company shall have issued to each Investor a warrant in substantially the form attached hereto as Exhibit G (the “Common Stock Warrant”).

SECTION 5 COVENANTS OF THE COMPANY

Except as provided in Section 5.16, the Company (which term shall be deemed to include, for purposes of this Section 5, all Subsidiaries of the Company, including any Subsidiary of the Company formed after the date of this Agreement) agrees with the Investors that it shall comply with the following covenants except as shall otherwise be expressly agreed pursuant to a written consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, voting together as a single class, for so long as any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock remain outstanding:

5.1 Financial Statements. The Company shall maintain a system of accounts from which financial statements prepared in accordance with GAAP consistently applied can be derived, keep full and complete financial records and furnish to each of the Investors the following reports: (a) within 120 days after the end of each fiscal year, a copy of the consolidated balance sheet of the Company as at the end of such year, together with consolidated statements of income and cash flow of the Company for such year, audited by a nationally recognized independent public accounting firm selected by the Board of Directors, each of the foregoing balance sheets and statements of income and cash flow to set forth in comparative form the corresponding figures for the prior fiscal period; (b) within 45 days after the end of each

19

quarterly accounting period, an unaudited consolidated balance sheet of the Company as at the end of such quarter and an unaudited consolidated statement of income and cash flow for the Company for such quarterly period and for the year to date, including the corresponding figures for the prior fiscal periods in comparative form, and accompanied with a certificate of the Chief Executive Officer, Vice President of Finance or the Chief Financial Officer or similar officer of the Company, on behalf of the Company, stating that nothing has come to the attention of management of the Company which would indicate that such financial statements were not true and correct in all material respects as of the date thereof; (c) within 30 days after the end of each monthly accounting period, an unaudited consolidated balance sheet of the Company as at the end of such monthly period and unaudited consolidated statements of income and cash flow for the Company for such monthly period and for the year to date; (d) promptly after the same are available, copies of any financial statements and reports that the Company shall send or make available generally to any of its stockholders or any regulatory authority (other than tax returns or other reports provided to regulatory authorities in the ordinary course of business); and (e) such other financial information as the Investors may reasonably request. Notwithstanding the foregoing, the Company shall have no obligation to furnish the information set forth in clauses (a), (b) and (c) of the immediately preceding sentence to an Investor from and after such time as such Investor and its Affiliates fail to hold at least three percent (3%) of the shares of any of the (i) Series A Preferred Stock (or shares of Common Stock issued upon conversion thereof) purchased pursuant to that certain Series A Agreement, (ii) Series B Preferred Stock (or shares of Common Stock issued upon conversion thereof) purchased pursuant to the Series B Agreement, (iii) Series C Preferred Stock (or shares of Common Stock issued upon conversion thereof) purchased pursuant to the Series C Agreement, (iv) Series D Preferred Stock (or shares of Common Stock issued upon conversion thereof) purchased pursuant to the Series D Purchase Agreements, (v) Series E Preferred Stock (or shares of Common Stock issued upon conversion thereof) purchased pursuant to the Series E Purchase Agreements (in each case, as adjusted for any stock split, stock dividend, combination or the like) or (vi) Series F Preferred Stock (or shares of Common Stock issued upon conversion thereof) purchased pursuant to this Agreement (as adjusted for any stock split, stock dividend, combination or the like).

5.2 Budget. The Company shall prepare and submit to the Investors so long as such Investor continues to hold, together with its Affiliates, at least five percent (5%) of the shares of Series F Preferred Stock (or shares of Common Stock issued upon conversion thereof) purchased pursuant to this Agreement (as adjusted for any stock split, stock dividend, combination or the like), a budget and operating plan for the Company for each fiscal year of the Company at least thirty (30) days prior to the beginning of such fiscal year.

5.3 Conduct of Business. The Company will engage principally in the business now conducted by the Company or a business or businesses similar thereto. The Company will use its reasonable best efforts to keep in full force and effect its corporate existence and all Intellectual Property Rights owned by it and useful in its business (except such rights as the Board of Directors has reasonably determined are not material to the Company’s continuing operations).

5.4 Payment of Taxes. The Company shall pay and discharge all lawful Taxes, assessments and governmental charges or levies imposed upon it or its property before the same shall become in default, provided, however, that the Company shall not be required to pay and discharge any such Tax, assessment, charge, levy or claim so long as the validity thereof is being contested by it in good faith by appropriate proceedings and an adequate reserve therefor has been established.

20

5.5 Compliance with Laws. The Company shall comply with all applicable statutes, ordinances, orders, rules, regulations, policies and practices promulgated by any foreign or U.S. federal, state, municipal or other governmental authority which apply to the conduct of its business, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its employees and directors shall hold all Permits as may be necessary to conduct the business of the Company in substantially the manner conducted or proposed to be conducted by the Company as of the date of this Agreement, except where the failure to hold such Permits would not, individually or in the aggregate, have a Material Adverse Effect.

5.6 Adverse Changes. To the extent not disclosed in the financial statements to be provided under Section 5.1, the Company will promptly advise the Investors of any event or events which, individually or in the aggregate, represent a material adverse change in the condition or business, financial or otherwise, of the Company, including notices of auditor communications and notices of material defaults under material contracts, and of each suit or proceeding commenced or threatened against the Company which, if adversely determined, could result in a Material Adverse Effect.

5.7 Insurance. The Company will keep its insurable properties insured, upon reasonable business terms, against liability and the perils of casualty, fire, business interruption and extended coverage in commercially reasonable amounts of coverage to the extent customarily maintained by companies in the same or similar business and of similar size as the Company. The Company will also maintain with such insurers insurance against other hazards and risks and liability to persons and property in commercially reasonable amounts and to the extent and in the manner customary for companies engaged in the same or similar business and of similar size, including errors and omissions liability insurance.

5.8 Life Insurance. The Company shall use commercially reasonable efforts to obtain, maintain, and continue to pay the premiums on (a) key person life insurance policies from financially sound and reputable insurers, in the amount of $2,000,000 on each of Mark A. Shirman and Richard Scannell, for so long as they are employed by the Company, and (b) directors and officers liability insurance from financially sound and reputable insurers in an amount of at least $2,000,000, with proceeds on all such policies payable to the Company. The Company hereby agrees that it shall not assign, borrow against or pledge any such policies.

5.9 Affiliated Transactions. All transactions by and between (i) the Company, and (ii) any officer, employee, consultant, independent contractor, director or stockholder (including any trustee or beneficiary of any trust which is a stockholder) of the Company, or any member of such officer’s, employee’s, director’s, consultant’s, independent contractor’s or stockholder’s immediate family, or Persons controlling, controlled by, under common control with or otherwise affiliated with such officer, employee, director, consultant, independent contractor or stockholder or his or her immediate family, and any competitors, customers, distributors, vendors or suppliers of the Company shall be conducted on an arm’s-length basis, shall be on terms and conditions no less favorable to the Company than could be obtained from non-related persons and shall require the approval in advance by the majority of the disinterested members of the Board of Directors, after full disclosure of the terms thereof.

21

5.10 Information and Inspection. The Company will furnish to the Investors upon reasonable notice full information regarding its business and, at all reasonable times during the Company’s normal business hours and upon reasonable notice and as often as the Investors shall reasonably request, permit any authorized representative designated by the Investors to visit and inspect any of its properties, including its books and records (and to make copies and extracts therefrom), and to discuss their affairs, finances and accounts with their officers. Each Investor agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information, any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information as required by law or to any partner, employee, affiliate, authorized representative, subsidiary, parent or prospective transferee of such Investor for the purpose of evaluating its investment in the Company as long as such partner, employee, affiliate, authorized representative, subsidiary, parent or prospective transferee is advised of, and agrees to be bound by, the confidentiality provisions similar to those in this Section 5.10. Notwithstanding any provisions of this Agreement to the contrary, except as reasonably necessary to comply with applicable securities laws, each party (and each employee, representative, or other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure.

5.11 Management Compensation. Compensation paid by the Company to its employees will be comparable to compensation paid to substantially similarly situated employees in companies in the same or similar businesses of similar size and maturity and with comparable financial performance as the Company. Any grants of capital stock or options to employees, directors or consultants of the Company shall be made pursuant to option and stock plans recommended by the Compensation Committee of the Board of Directors and adopted by the Board of Directors and conditioned upon the grantee agreeing to be bound by the terms of an option and/or stock agreement containing first refusal rights of the Company with respect to transfers of such stock or options, “lock-up” provisions upon terms as determined by the Compensation Committee of the Board of Directors prohibiting such employee, director or consultant from selling or otherwise transferring such stock or options for a certain period of time in connection with a public offering of Common Stock by the Company and such other provisions as determined by the Compensation Committee of the Board of Directors.

5.12 [Intentionally Omitted.]

5.13 Stock Options; Restricted Stock. All future grants of stock options or restricted stock to employees or consultants shall be approved by the Board of Directors or the Compensation Committee of the Board of Directors, shall have a four year vesting schedule with a cliff vesting of 25% on the one year anniversary of the date of grant and further vesting of 6.25% per quarter thereafter for the remaining term (unless otherwise agreed to by the

22

Compensation Committee of the Board of Directors) and shall be conditioned upon the grantee agreeing to be bound by the terms of an option and/or stock agreement containing first refusal rights of the Company with respect to transfers of such stock or options, “lock-up” provisions upon terms as determined by the Compensation Committee of the Board of Directors prohibiting such employee, director or consultant from selling or otherwise transferring such stock or options for a certain period of time in connection with a public offering of Common Stock by the Company.

5.14 No Conflicting Agreements. The Company will not enter into or amend any agreement, contract, commitment or understanding which would restrict or prohibit the exercise by the Investors of any of their rights under this Agreement or any of the Ancillary Documents.

5.15 Employee Confidentiality, Non-Competition and Invention Assignment Agreements-. The Company shall obtain from all new employees and consultants duly executed Non-Competition, Confidentiality and Inventions Assignment Agreements in substantially the form of Exhibit F-2 attached hereto or, if approved by the Board of Directors, in substantially the form of Exhibit F-1 attached hereto.

5.16 Enforcement of Certain Agreements. The Company agrees that it will diligently enforce all of its rights under the Stockholders Agreement and the Employee Proprietary Information, Developments and Non-Competition Agreements and will not waive or release any rights under, or make any amendment or modification to, any such agreements.

5.17 Negative Covenants.

(a) So long as any shares of Series A Preferred Stock shall be outstanding, the Company shall not, without first having obtained the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series A Preferred Stock, voting as a single class:

(i) take any action or enter into any agreement to increase or decrease the number of authorized shares of Series A Preferred Stock; or

(ii) take any action or amend, alter, repeal or waive any provision of, or add any provision to, the Certificate of Incorporation or Bylaws (whether by merger, consolidation or otherwise) in a manner that changes the rights, preferences or privileges of the Series A Preferred Stock or that otherwise changes or adversely affects the rights of the holders of the Series A Preferred Stock without changing or adversely affecting the rights of every other series of Preferred Stock in the same manner.

(b) So long as any shares of Series B Preferred Stock shall be outstanding, the Company shall not, without first having obtained the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series B Preferred Stock, voting as a single class:

(i) take any action or enter into any agreement to increase or decrease the number of authorized shares of Series B Preferred Stock; or

23

(ii) take any action or amend, alter, repeal or waive any provision of, or add any provision to, the Certificate of Incorporation or Bylaws (whether by merger, consolidation or otherwise) in a manner that changes the rights, preferences or privileges of the Series B Preferred Stock or that otherwise changes or adversely affects the rights of the holders of the Series B Preferred Stock without changing or adversely affecting the rights of every other series of Preferred Stock in the same manner.

(c) So long as any shares of Series C Preferred Stock shall be outstanding, the Company shall not, without first having obtained the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series C Preferred Stock, voting as a single class:

(i) take any action or enter into any agreement to increase or decrease the number of authorized shares of Series C Preferred Stock; or

(ii) take any action or amend, alter, repeal or waive any provision of, or add any provision to, the Certificate of Incorporation or Bylaws (whether by merger, consolidation or otherwise) in a manner that changes the rights, preferences or privileges of the Series C Preferred Stock or that otherwise changes or adversely affects the rights of the holders of the Series C Preferred Stock without changing or adversely affecting the rights of every other series of Preferred Stock in the same manner.

(d) So long as any shares of Series D Preferred Stock shall be outstanding, the Company shall not, without first having obtained the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series D Preferred Stock, voting as a single class:

(i) take any action or enter into any agreement to increase or decrease the number of authorized shares of Series D Preferred Stock; or

(ii) take any action or amend, alter, repeal or waive any provision of, or add any provision to, the Certificate of Incorporation or Bylaws (whether by merger, consolidation or otherwise) in a manner that changes the rights, preferences or privileges of the Series D Preferred Stock or that otherwise changes or adversely affects the rights of the holders of the Series D Preferred Stock without changing or adversely affecting the rights of every other series of Preferred Stock in the same manner; or

(iii) effect any Liquidation Event or Extraordinary Transaction (each as defined in the Certificate of Incorporation) in which the aggregate consideration payable (A) to the Company, (B) to the Company to be distributed to its stockholders, or (C) to the Company’s stockholders is less than $40,000,000.

(e) So long as any shares of Series E Preferred Stock shall be outstanding, the Company shall not, without first having obtained the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series E Preferred Stock, voting as a single class:

24

(i) take any action or enter into any agreement to increase or decrease the number of authorized shares of Series E Preferred Stock; or

(ii) take any action or amend, alter, repeal or waive any provision of, or add any provision to, the Certificate of Incorporation or Bylaws (whether by merger, consolidation or otherwise) in a manner that changes the rights, preferences or privileges of the Series E Preferred Stock or that otherwise changes or adversely affects the rights of the holders of the Series E Preferred Stock without changing or adversely affecting the rights of every other series of Preferred Stock in the same manner.

(f) So long as any shares of Series F Preferred Stock shall be outstanding, the Corporation shall not, without first having obtained the affirmative vote or written consent of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Series F Preferred Stock, voting as a single class:

(i) take any action or enter into any agreement to increase or decrease the number of authorized shares of Series F Preferred Stock; or

(ii) take an action or amend, alter, repeal or waive any provision of, or add any provision to, the Certificate of Incorporation or Bylaws (whether by merger, consolidation or otherwise) in a manner that changes the rights, preferences or privileges of the Series F Preferred Stock or that otherwise changes or adversely affects the rights of the holders of the Series F Preferred Stock without changing or adversely affecting the rights of every other series of Preferred Stock in the same manner.

(g) So long as any shares of Series F Preferred Stock shall be outstanding, the Company shall not, without first having obtained the affirmative vote or written consent of the holders of not less than ninety-five percent (95%) of the outstanding shares of Series F Preferred Stock, voting as a single class, (i) effect any Liquidation Event or Extraordinary Transaction (each as defined in the Certificate of Incorporation) in which the aggregate consideration payable (A) to the Company, (B) to the Company to be distributed to its stockholders or (C) to the Company’s stockholders is less than $210,000,000 or (ii) amend, alter, repeal or waive any provision of this Section 5.17(g).

(h) So long as any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock shall be outstanding, the Company shall not, without having first obtained the affirmative vote or written consent of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock voting together as a single class:

(i) create or authorize any new class of securities which has a preference over, or is offered with rights on a pari passu basis with, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or the Series F Preferred Stock with respect to the distribution of assets or other amounts in connection with a liquidation, dissolution or winding up of the Company or an Extraordinary Transaction (as defined in the Company’s Certificate of Incorporation) or as to dividends or redemption rights; or

25

(ii) (w) effect any liquidation, dissolution or winding up of the Company; (x) merge with or into or consolidate with any other corporation; (y) sell or otherwise dispose of all or substantially all of the properties or assets of the Company or consent to or facilitate the sale of all or a majority of its outstanding capital stock (whether in one transaction or a series of related transactions); or (z) effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of; or

(iii) declare or pay dividends or make any distributions of cash, property or securities of the Company with respect to any shares of its Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series 1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock or any other capital stock of the Company other than dividends payable solely in Common Stock; or

(iv) repurchase, redeem or otherwise acquire any of the outstanding capital stock of the Company, except for (i) the repurchase of unvested shares from employees, directors or consultants at cost, pursuant to the terms of agreements which were entered into in connection with the original issuance of such capital stock (or options to purchase such capital stock); and (ii) the redemption of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or the Series F Preferred Stock pursuant to and in accordance with the provisions of the Certificate of Incorporation; or

(v) authorize or engage in any acquisition of any corporation or business concern, whether by acquisition of cash, capital stock or otherwise, or make any other investment in another business entity or any joint venture or similar arrangement if such acquisition or investment would involve a payment or other commitment by the Company in excess of $150,000, other than customer contracts entered into in the ordinary course of business; or

(vi) increase the number of shares authorized to be issued pursuant to the Company’s stock option plans or other equity incentive plans in effect as of the Closing Date; or

(vii) authorize any reclassification or recapitalization of the outstanding capital stock of the Company; or

(viii) increase the authorized number of directors constituting the Company’s Board of Directors to more than eight (8); or

(ix) other than as covered by Section 5.17(a)(ii), Section 5.17(b)(ii), Section 5.17(c)(ii), Section 5.17(d)(ii), Section 5.17(e)(ii), Section 5.17(f)(ii) and Section 5.17(g) above, take any an action or amend, alter, repeal or waive any provision of, or add any provision to, the Certificate of Incorporation or By-laws (whether merger, consolidation or otherwise) in a manner that changes the rights, preferences or privileges of the Preferred Stock as a class or that otherwise adversely affects the rights of the holders of Preferred Stock as a class.

26

(i) So long as any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock shall remain outstanding, the Company shall not, without having obtained the affirmative vote or written consent of a majority of the members of the Company’s Board of Directors:

(i) take any action that would cause the Company to incur any debt, liability or other obligation that would result in aggregate payments in excess of $150,000, except for customer contracts entered into in the ordinary course of business; or

(ii) enter into any agreements for the lease or acquisition of facilities or real property; or

(iii) take action on any personnel hiring or termination decisions involving the CEO, President or any senior vice president.

(j) Except upon exercise of the Series B Warrants outstanding as of the date hereof and listed on Section 2.4 of the Disclosure Schedule, the Company shall not issue any additional shares of Series B Preferred Stock unless such issuance is unanimously approved by the Company’s Board of Directors.

(k) Except upon exercise of the Series C Warrants outstanding as of the date hereof and listed on Section 2.4 of the Disclosure Schedule, the Company shall not issue any additional shares of Series C Preferred Stock unless such issuance is unanimously approved by the Company’s Board of Directors.

(l) Except upon exercise of the Series D Warrants outstanding as of the date hereof and listed on Section 2.4 of the Disclosure Schedule, after the Closing, the Company shall not issue any additional shares of Series D Preferred Stock unless such issuance is unanimously approved by the Company’s Board of Directors.

SECTION 6 SURVIVAL; INDEMNIFICATION

6.1 Survival of Representations Warranties and Covenants. All covenants, agreements, representations and warranties of the Company and the Investors made herein and in the certificates, lists, exhibits, schedules or other written information delivered or furnished to any Investor in connection herewith (a) shall be deemed to have been relied upon by the party or parties to whom they are made and shall survive the execution and delivery of this Agreement and the Closings and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company, and (b) shall bind the parties’ successors and assigns (including, without limitation, any successor to the Company by way of acquisition, merger or otherwise), whether so expressed or not, and, except as otherwise provided in this Agreement, all such covenants, agreements, representations and warranties shall inure to the benefit of each Investor’s successors and assigns and to their transferees, whether so expressed or not.

27

6.2 Indemnification for Vicarious Liability.

(a) Without limitation of any other provision of this Agreement, the Company agrees to defend, indemnify and hold the Investors who may be deemed to control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, their affiliates and their respective direct and indirect partners, members, stockholders, directors, officers, employees, agents and representatives (collectively, the “Indemnified Parties” and each individually, an “Indemnified Party”) harmless from and against any and all losses, claims, damages, obligations, liens, assessments, judgments, fines, liabilities and other costs and expenses, including, without limitation, interest, penalties and any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are actually incurred by the Indemnified Parties, of any kind or nature whatsoever (collectively “Losses”) which may be sustained or suffered by any such Indemnified Party, in their capacity as or as a result of any action taken or omitted to be taken by them as a director, stockholder, representative or controlling person of the Company, without regard to any investigation by any of the Indemnified Parties, based upon, arising out of, by reason of or otherwise in respect of or in connection with third party or governmental claims under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (“Laws”), including, without limitation, any third party or governmental claim alleging so-called control person liability or securities law liability; provided, however, that the Company will not be liable to the extent that such Loss arises from and is based on (A) an untrue statement or omission or alleged untrue statement or omission in a registration statement or prospectus which is made in reliance on and in conformity with written information furnished to the Company in an instrument duly executed by or on behalf of such Indemnified Party specifically stating that it is for use in the preparation thereof, (B) a knowing and willful violation of any Law or Laws by an Indemnified Party, as finally determined by a court of competent jurisdiction or (C) a fraudulent act or omission by the Indemnified Party as finally determined by a court of competent jurisdiction.

(b) If the indemnification provided for in Section 6.2(a) above for any reason (other than for any reason specified in items (A), (B), and (C) of the proviso in Section 6.2(a)) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party in respect of any Losses referred to therein, then the Company, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Indemnified Parties, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Indemnified Parties in connection with the action or inaction which resulted in such Losses, as well as any other relevant equitable considerations. In connection with any registration of the Company’s securities, the relative benefits received by the Company and the Indemnified Parties shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Indemnified Parties, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Company and the Indemnified Parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Indemnified Parties and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

28

Each of the Company and the Indemnified Parties agrees that it would not be just and equitable if contribution pursuant to this Section 6.2(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In connection with the registration of the Company’s securities, in no event shall an Investor be required to contribute any amount under this Section 6.2(b) in excess of the lesser of (i) that proportion of the total of such Losses indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by an Investor, or (ii) the proceeds received by such Investor from its sale of securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

(c) The indemnification and contribution provided for in this Section 6.2 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Parties or any officer, director, partner, member, employee, agent or controlling person of the Indemnified Parties. The provisions of this Section 6.2 are in addition to and shall supplement those set forth in any other agreement between the Company and the Indemnified Parties.

Notwithstanding anything to the contrary herein, the Company agrees to pay and hold such Investor harmless against liability for payment of all reasonable fees and disbursement of counsel in connection with the enforcement, amendment, modification or waiver of this Agreement and the agreements, documents and instruments contemplated and executed pursuant hereto.

6.3 Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement and the agreements, documents and instruments contemplated hereby and executed pursuant hereto, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

SECTION 7 DEFINITIONS

Unless the context specifically requires otherwise, capitalized terms used in this Agreement shall have the meaning specified below:

An “Affiliate” of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

29

“Code” means the Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder.

“ERISA” means the Employee Retirement Income Security Act of 1979, as amended, and the regulations promulgated thereunder.

“Employee Program” means any employee benefit or welfare plan, stock option, bonus, restricted stock incentive plan or similar equity-based plan, severance pay policy or agreement, deferred compensation agreement, fringe-benefit plan or arrangement or any similar plan or agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Founder” means Mark A. Shirman.

“Intellectual Property Rights” means all intellectual property rights, including all patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, domain names, copyrights, copyright applications, computer programs and other computer software (including, without limitation, all source and object code, algorithms, architecture, structure, display screens, layouts and development tools), inventions, designs, samples, specifications, schematics, know-how, trade secrets, proprietary processes and formulae, and development tools, promotional materials, databases, customer lists, supplier, vendor and dealer lists and marketing research, and all documentation and media constituting, describing or relating to the foregoing, including without limitation, manuals, memoranda and records.

“Lien” means any liens, claims, options, charges, pledges, security interests, voting agreements, trusts, encumbrances, rights or restrictions of any nature.

“Material Adverse Effect” means any change or effect that is materially adverse to the properties, assets, business, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries, taken as a whole.

“Permits” means any franchises, authorizations, approvals, orders, consents, licenses, certificates, permits, registrations, qualifications or other rights and privileges.

“Person” means any individual, corporation, associated, partnership, limited liability company, joint venture, estate, trust or any other entity or organization or any government or any agency or political subdivision thereof, including, without limitation, any partner, officer, director, member or employee of such Person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners of such person and, with respect to a trust, any beneficiary of such trust.

30

“Registration Rights Agreement” means the Eighth Amended and Restated Registration Rights Agreement in the form of Exhibit D hereto, dated as of March 6, 2008 and as amended, between Lighthouse Capital Partners IV, L.P., a Delaware limited partnership, Lighthouse Capital Partners V, L.P., a Delaware limited partnership, BayStar Capital III Investment Fund, L.P., a Delaware limited partnership, Velocity Venture Funding, LLC, a Delaware limited liability company and the assignee of Velocity Financial Group, Inc., a Delaware corporation, Leader Lending, LLC, a Delaware limited liability company, Leader Equity, LLC, a Delaware limited liability company, the Investor and the investors listed on Exhibit A thereto, the Series 1 Holders (as defined therein) and the MBI Group Holders (as defined therein).

“Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

“Series A Agreement” means that certain Series A Preferred Stock Purchase Agreement by and between the Company, the Investors listed on Exhibit A thereto and the Founder dated as of July 10, 2001.

“Series A Preferred Stock” means shares of the Company’s Series A Convertible Participating Preferred Stock, $0.001 par value per share.

“Series B Agreement” means that certain Series B Preferred Stock Purchase Agreement, as amended, by and between the Company, the Investors listed on Exhibit A thereto and the Founder dated as of July 19, 2002.

“Series B Preferred Stock” means shares of the Company’s Series B Convertible Participating Preferred Stock, $0.001 par value per share.

“Series B Warrants” means (a) those certain warrants to purchase an aggregate of $150,000 of Series B Preferred Stock, dated as of April 30, 2002, issued to Sigma Partners 6, L.P., Sigma Associates 6, L.P., Sigma Investors 6, L.P. and Shiprock LLC and (b) that certain warrant exercisable for 34,615 shares of Series B Preferred Stock dated as of December 12, 2002 and issued to Comerica Bank-California.

“Series C Agreement” means that certain Series C Preferred Stock Purchase Agreement by and between the Company, the Investors listed on Exhibit A thereto and the Founder dated as of September 12, 2003.

“Series C Preferred Stock” means shares of the Company’s Series C Convertible Participating Preferred Stock, $0.001 par value per share.

“Series C Warrants” means those certain warrants exercisable for an aggregate of 352,940 shares of Series C Preferred Stock dated as of June 30, 2004, issued to Lighthouse Capital Partners IV, L.P. and Lighthouse Capital Partners V, L.P.

“Series D Purchase Agreements” means (i) that certain Series D Preferred Stock Purchase Agreement by and between the Company, the investors listed on Exhibit A thereto and the Founder dated as of December 30, 2004, (ii) that certain Series D Preferred Stock Purchase Agreement by and between the Company, the investors listed on Exhibit A thereto and the Founder dated as of September 29, 2005 (the “September 2005 Series D Agreement”), (iii) that

31

certain Acknowledgement Agreement by and between the investors listed on Exhibit to the September 2005 Series D Agreement dated as of January 11, 2006 (the “January 2006 Series D Agreement”), (iv) that certain Series D Preferred Stock Admission and Amendment Agreement by and between the Company and the investors listed on Exhibit A thereto dated as of October 26, 2006, and (v) that Series D Preferred Stock and Warrant Purchase Agreement by and between the Company and the investors listed on Exhibit A-1 thereto dated as of April 10, 2007 (the “April 2007 Series D Agreement”).

“Series D Preferred Stock” means shares of the Company’s Series D Convertible Participating Preferred Stock, $0.001 par value per share.

“Series D Warrants” means those certain warrants exercisable for an aggregate of 1,885,422 shares of Series D Preferred Stock issued to Lighthouse Capital Partners IV, L.P., Lighthouse Capital Partners V, L.P., and the investors listed on Exhibits A to each of the September 2005 Series D Agreement, the January 2006 Series D Agreement and the April 2007 Series D Agreement.

“Series E Purchase Agreements” means (i) that certain Series E Preferred Stock Purchase Agreement by and between the Company, the investors listed on Exhibit A thereto and the Founder dated as of May 4, 2007 and (ii) that certain Series E Preferred Stock and Warrant Purchase Agreement by and between the Company, the investors listed on Exhibit A thereto and the Founder dated as of August 15, 2007 (the “August 2007 Series E Agreement”).

“Series E Warrants” means those certain warrants exercisable for an aggregate of 312,567 shares of Series E Preferred Stock issued to the investors listed on Exhibit A to the August 2007 Series E Agreement.

“Series 1 Preferred Stock” means shares of the Company’s Series 1 Convertible Preferred Stock, $0.001 par value per share.

“Stockholders Agreement” means the Fifth Amended and Restated Stockholders Agreement in the form of Exhibit E hereto, dated as of March 6, 2008, as amended, executed by and among the Company, the investors listed on Exhibit A thereto and certain holders of Common Stock of the Company, as amended by that certain Omnibus Amendment, Admission, Consent and Waiver Agreement dated as of about there date hereof.

“Subsidiary” means any corporation more than 50% of the outstanding voting securities of which, or any partnership, joint venture or other entity more than 50% of the total equity interest of which, is directly or indirectly owned by the Company or any other entity otherwise controlled by or under common control with the Company.

“Taxes” means any federal, state, local, foreign or other taxes, including without limitation income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, withholding taxes, stamp taxes, transfer taxes and property taxes, whether or not measured in whole or in part by net income.

32

SECTION 8 GENERAL

8.1 Amendments, Waivers and Consents. For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No provision hereof may be waived otherwise than by a written instrument signed by the party or parties so waiving such covenant or other provision. No amendment to this Agreement may be made without the written consent of the Company and the Investors holding a majority of the Series F Shares issued pursuant to this Agreement. The Company agrees to pay the reasonable fees and out of pocket expenses of the one (1) counsel to the Investors in connection with the waiver or amendment of any provision of this Agreement and any agreement executed pursuant hereto.

8.2 Legend on Securities. The Company and the Investors acknowledge and agree that the following legend (or one substantially similar thereto) shall be typed on each certificate evidencing any of the Series F Preferred Stock issued hereunder held at any time by an Investor:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

8.3 Governing Law. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Delaware, without giving effect to conflict of laws principles thereof.

8.4 Section Headings and Gender. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, and vice versa, as the context may require.

8.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute but one and the same instrument. One or more counterparts of this Agreement may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

8.6 Notices and Demands. Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given or served and received for all purposes when delivered by hand, telecopy, telex or other method of facsimile, or five (5) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two (2) days after being sent by overnight delivery providing receipt of delivery, to:

33

(a) if to the Company, 200 Crossing Boulevard, Framingham, MA 01702, Attn: Mark A. Shirman, or at such other address designated by the Company to the Investors in writing with a copy to Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 850 Winter Street, Waltham, MA 02451, Attn: Marc. F. Dupré;

(b) if to the Investors, to the following (or at such other address or addresses as may have been furnished by giving five days advance written notice to all other parties):

Citrix Systems, Inc. 851 West Cypress Creek Road Fort Lauderdale, Florida 33309
Attention:	General Counsel
Facsimile:	(954) 267-2862

with a copy (which shall not constitute notice) to: Bingham McCutchen LLP One Federal Street Boston, MA 02110
Attention:	Steven C. Browne
William S. Perkins
Facsimile:	(617) 951-8736

with an additional copy (which shall not constitute notice) to: Citrix Systems, Inc. 14 Crosby Dr. Bedford, MA 01730
Attention:	Associate General Counsel
Facsimile:	(781) 301-0050

GreenSpring Crossover Ventures I, L.P.
100 Painters Mill Road, Suite 700 Owings Mills, MD 21117
Attention:	Will Repath
Facsimile:	(410) 363-2725

8.7 Dispute Resolution.

(a) All disputes, claims, or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted before the American Arbitration Association (“AAA”). If

34

AAA ceases operations, then the parties shall select a comparable organization that provides qualified arbitration services. The arbitration shall be held in Boston, Massachusetts before a single arbitrator and shall be conducted in accordance with the rules and regulations promulgated by AAA unless specifically modified herein.

The parties covenant and agree that the arbitration hearing shall commence within ninety (90) days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than seven (7) business days before the date of the arbitration hearing, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration hearing or considered or used by a party’s witness or expert. The arbitrator’s decision and award shall be made and delivered within three (3) months of the selection of the arbitrator. The arbitrator’s decision shall set forth a reasoned basis for any finding of liability or award of damages. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

The parties covenant and agree that they will participate in the arbitration in good faith and that they will share equally its costs, except as otherwise provided herein. The arbitrator may in his or her discretion assess costs and expenses (including the reasonable legal fees and expenses of the prevailing party whether claimant or respondent) against any party to a proceeding. Any party failing or refusing to comply with an order of the arbitrators shall be liable for costs and expenses, including attorneys’ fees, incurred by the other party in enforcing the award. Nothing in this Section 8.7 shall prohibit any party from proceeding in court without prior arbitration for the limited purpose of seeking a temporary or permanent injunction to avoid immediate and irreparable harm. The provisions of this Section 8.7 shall be enforceable in any court of competent jurisdiction.

Unless otherwise ordered, the parties shall bear their own attorneys’ fees, costs and expenses in connection with the arbitration. The parties will share equally in the fees and expenses charged by AAA.

(b) Each of the parties hereto irrevocably and unconditionally consents to the exclusive use of AAA to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby and further consents to the jurisdiction of the courts of the Massachusetts for the purposes of enforcing the arbitration provisions of Section 8.7(a) of this Agreement. Each party further irrevocably waives any objection to proceeding before AAA based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before AAA

35

has been brought in an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto.

(c) Remedies; Severability. Notwithstanding Section 8.7, it is specifically understood and agreed that any breach of the provisions of this Agreement by any Person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). The Company may refuse to recognize any unauthorized transferee as one of its stockholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until the relevant party or parties have complied with all applicable provisions of this Agreement, the Stockholders Agreement and the Registration Rights Agreement. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

8.8 Assignment. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns, heirs, executors and administrators of the parties hereto; provided that, the Company may not assign its rights or obligations hereunder to any party without the written consent of the Investors. Notwithstanding anything to the contrary contained herein or in any other agreement referred to herein, an Investor may assign any of its rights under this Agreement to any Affiliate of such Investor. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Investors shall inure to the benefit of any and all subsequent holders from time to time of the Series F Preferred Stock or Conversion Shares.

36

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

COMPANY: GLASSHOUSE TECHNOLOGIES, INC.

By:	/s/ Mark A. Shirman
Name: Mark A. Shirman Title: President

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

SERIES F PREFERRED STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

INVESTOR: CITRIX SYSTEMS, INC.

By:	/s/ David J. Henshall
David J. Henshall, Senior Vice President, CFO & Treasurer

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

SERIES F PREFERRED STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

INVESTOR: GREENSPRING CROSSOVER VENTURES I, L.P.

By:	Greenspring Crossover I GP, L.P.

By:	Greenspring Crossover I GP, LLC

By:	/s/ Eric Thompson

Name:	Eric Thompson

Title:	CFO

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

SERIES F PREFERRED STOCK PURCHASE AGREEMENT

Exhibit A

Schedule of Investors

Investor Name and Address	Number of shares of Series F Preferred Stock Purchased	Price of Series F Preferred Stock
Citrix Systems, Inc.	1,838,236	$5,000,001.92
851 West Cypress Creek Road Fort Lauderdale, Florida 33309 Attention: General Counsel Facsimile: (954) 267-2862

with a copy (which shall not constitute notice) to: Bingham McCutchen LLP One Federal Street Boston, MA 02110 Attention: Steven C. Browne William S. Perkins Facsimile: (617) 951-8736

with an additional copy (which shall not constitute notice) to: Citrix Systems, Inc. 14 Crosby Dr. Bedford, MA 01730 Attention: Associate General Counsel Facsimile: (781) 301-0050

GreenSpring Crossover Ventures I, L.P. 100 Painters Mill Road, Suite 700 Ownings Mills, Florida 21117 Attention: Will Repath Facsimile: (410) 363-9075	367,648	$1,000,002.56

TOTAL	2,205,884	$6,000,004.48

Exhibit B

Ninth Amended and Restated Certificate of Incorporation, as amended

NINTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GLASSHOUSE TECHNOLOGIES, INC.

GlassHouse Technologies, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the Delaware General Corporation Law (the “DGCL”), DOES HEREBY CERTIFY:

FIRST: That the name of the Corporation is GlassHouse Technologies, Inc. and that the Corporation was originally incorporated pursuant to the DGCL on May 1, 2001 under the name Glass House Technologies, Inc.

SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the Eighth Amended and Restated Certificate of Incorporation of the Corporation, as amended, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, all in accordance with Sections 242 and 245 of the DGCL.

THIRD: That the stockholders of the Corporation have voted to approve such amendment and restatement, all in accordance with Sections 228, 242 and 245 of the DGCL.

FOURTH: That the resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Eighth Amended and Restated Certificate of Incorporation be amended and restated in its entirety as follows:

ARTICLE I

The name of the Corporation is GlassHouse Technologies, Inc.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Corporation Trust Center, in the City of Wilmington 19801, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the DGCL. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

ARTICLE IV

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 172,145,119 shares, consisting of (i) 66,145,119 shares of preferred stock, $0.001 par value per share, and (ii) 106,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation:

A. CONVERTIBLE PREFERRED STOCK

1. Designation. A total of 3,360,000 shares of the Corporation’s preferred stock shall be designated as a series known as Series A Convertible Participating Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”), 10,658,017 shares of the Corporation’s preferred stock shall be designated as a series known as Series B Convertible Participating Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”), 8,717,647 shares of the Corporation’s preferred stock shall be designated as a series known as Series C Convertible Participating Preferred Stock, $0.001 par value per share (the “Series C Preferred Stock”), 17,511,727 shares of the Corporation’s preferred stock shall be designated as a series known as Series D Convertible Participating Preferred Stock, $0.001 par value per share (the “Series D Preferred Stock”), 4,805,815 shares of the Corporation’s preferred stock shall be designated as a series known as Series E Convertible Participating Preferred Stock, $0.001 par value per share (the “Series E Preferred Stock”) and 15,091,913 shares of the Corporation’s preferred stock shall be designated as a series known as Series F Convertible Participating Preferred Stock, $0.001 par value per share (the “Series F Preferred Stock” and, together with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, the “Preferred Stock”) and 6,000,000 shares of the Corporation’s preferred stock shall be designated as a series known as Series 1 Convertible Preferred Stock, $0.001 par value per share (the “Series 1 Stock”).

2. Voting. The holder of each share of Preferred Stock or Series 1 Stock shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such share of Preferred Stock or Series 1 Stock could be converted pursuant to Section A.6 hereof on the record date for the vote or written consent of stockholders. The holder of each share of Preferred Stock or Series 1 Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation and shall vote with holders of the Common Stock, voting together as a single class, upon all matters submitted to a vote of stockholders, excluding those matters required to be submitted to a class or series vote pursuant to the terms hereof (including, without limitation, Section A.8) or by law.

43

3. Dividends. The holders of shares of Series F Preferred Stock shall be entitled to receive in preference to the holders of any and all other classes of Preferred Stock and Common Stock, when and if declared by the Board of Directors, out of funds legally available therefor, cumulative dividends on such Series F Preferred Stock in cash at the rate per annum of $0.163 per share from the Issuance Date (as defined below), subject to proration for partial years on the basis of a 365-day year (the “Series F Preferred Dividends”). The holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock (collectively, the “Junior Preferred Stock”) shall be entitled to receive, pari passu with respect to each such series of Junior Preferred Stock and in preference to the Junior Stock (as defined in Section A.12), when as and if declared by the Board of Directors, out of funds legally available therefore, cumulative dividends on such Preferred Stock in cash at the rate per annum of $0.036 per share with respect to the Series A Preferred Stock, $0.052 per share with respect to the Series B Preferred Stock, $0.051 per share with respect to the Series C Preferred Stock, $0.146 per share with respect to the Series D Preferred Stock and $0.154 per share with respect to the Series E Preferred Stock, from the Issuance Date, subject to proration for partial years on the basis of a 365 day year (collectively, the “Junior Preferred Dividends” and together with the Series F Preferred Dividends, the “Preferred Dividends”). As to each share of Preferred Stock, the date on which such share of Preferred Stock was issued by the Corporation is referred to as the “Issuance Date.” The Series F Preferred Dividends and the Junior Preferred Dividends will accumulate commencing as of the applicable Issuance Date and shall be cumulative and compounded annually, to the extent unpaid, whether or not they have been declared and whether or not the Corporation may legally pay the dividends.

No dividends on the Junior Preferred Stock shall be paid or set apart for payment unless, at the same time, a like proportionate dividend shall be paid or set apart to all shares of Junior Preferred Stock then outstanding. Dividends paid in an amount less than the total amount of such dividends at the time accumulated and payable on all outstanding shares of Junior Preferred Stock shall be allocated pro rata based upon the relative cumulative and unpaid dividends on all such shares at the time outstanding. So long as any shares of Series F Preferred Stock are outstanding and the Series F Preferred Dividends have not been paid in full in cash, (a) no dividend whatsoever (other than stock dividends) shall be paid or declared, and no distribution shall be made on any shares of the Junior Preferred Stock or the Junior Stock; and (b) except as provided in Section A.8(g)(iv), no shares of Common Stock or other shares of Junior Stock shall be repurchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof. So long as any shares of Junior Preferred Stock are outstanding and the Junior Preferred Dividends have not been paid in full in cash, (a) no dividend whatsoever (other than stock dividends) shall be paid or declared, and no distribution shall be made on any shares of the Junior Stock; and (b) except as provided in Section A.8(g)(iv), no shares of Common Stock or other shares of Junior Stock shall be repurchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof.

44

In addition to the Preferred Dividends, the holders of Preferred Stock shall be entitled to receive, together with the Series 1 Stock, out of funds legally available therefor, any dividends declared on the Common Stock (treating each share of Preferred Stock or Series 1 Stock as being equal to the number of shares of Common Stock into which each such share of Preferred Stock or Series 1 Stock would be converted if it were converted pursuant to the provisions of Section A.6 hereof with such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividends).

All numbers relating to the calculation of dividends pursuant to this Section A.3 shall be subject to equitable adjustment in the event of any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock or the Series 1 Stock.

4. Liquidation and Extraordinary Transactions.

(a) Liquidation Preference. Unless waived by the vote or written consent of the holders of at least (I) a majority of the outstanding shares of each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock and (II) at least sixty-six and two-thirds percent (66 2/3%) of Series F Preferred Stock (voting separately as a separate class and on an as-converted basis), upon a Liquidation Event (as defined below) or an Extraordinary Transaction (as defined below), the holders of outstanding shares of Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to stockholders, whether such assets are capital, surplus or earnings, as follows:

(i) Each holder of outstanding shares of Series F Preferred Stock shall be entitled to be paid, before any amount shall be paid or distributed to the holders of Junior Preferred Stock or to the holders of Junior Stock, an amount in cash equal to (A) $2.72 per share with respect to the Series F Preferred Stock (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series F Preferred Stock) plus (B) any accumulated, but unpaid, dividends, including without limitation, the Series F Preferred Dividends (collectively, the “Series F Liquidation Amount”).

(ii) Following payment of the Series F Liquidation Amount, each holder of outstanding shares of Junior Preferred Stock shall be entitled to be paid, before any amount shall be paid or distributed to the holders of Junior Stock, an amount in cash equal to: (A) $0.4464 per share with respect to the Series A Preferred Stock (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series A Preferred Stock), $0.6524 per share with respect to the Series B Preferred Stock (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series B Preferred Stock), $0.8500 per share with respect to the Series C Preferred Stock (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series C Preferred Stock), $2.4318 per share with respect to the Series D Preferred Stock (adjusted

45

appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series D Preferred Stock) and $2.5594 per share with respect to the Series E Preferred Stock (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series E Preferred Stock) plus (B) any accumulated but unpaid dividends, including, without limitation, the Junior Preferred Dividends to which such holder of Junior Preferred Stock is then entitled (the applicable sum of clauses (A) and (B) being referred to herein as the applicable “Junior Preferred Liquidation Amount”), provided that if, upon any Liquidation Event or Extraordinary Transaction, the amounts payable with respect to the Junior Preferred Liquidation Amount as provided in this Section A.4 are not paid in full, the holders of Junior Preferred Stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled.

(iii) Upon the completion of the distributions required by Section A.4(a)(i) and Section A.4(a)(ii) above, any remaining assets available for distribution to stockholders shall be distributed among the holders of Preferred Stock, Series 1 Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming full conversion of all such Preferred Stock and Series 1 Stock) (the “Residual Liquidation Amount” and, together with the Junior Preferred Liquidation Amount and the Series F Liquidation Amount, the “Total Liquidation Amount”) until, with respect to each series of Preferred Stock, such holders shall have received the applicable Participation Cap (as defined below), including amounts paid pursuant to Section A.4(a)(i)(A) with respect to the Series F Preferred Stock and Section A.4(a)(ii)(A) with respect to the Junior Preferred Stock but excluding amounts paid pursuant to Section A.4(a)(i)(B) with respect to the Series F Preferred Stock and Section A.4(a)(ii)(B) with respect to the Junior Preferred Stock; thereafter, if assets remain for distribution, the holders of the Series 1 Stock and Common Stock of this corporation shall receive all of the remaining assets pro rata based on the number of shares of Common Stock held by each (assuming full conversion of all such Series 1 Stock). For purposes of this Ninth Amended and Restated Certificate of Incorporation, “Participation Cap” shall mean $1.3392 for the Series A Preferred Stock, $1.9572 for the Series B Preferred Stock, $1.7000 for the Series C Preferred Stock, $6.0795 for the Series D Preferred Stock, $6.3985 for the Series E Preferred Stock and $6.80 for the Series F Preferred Stock (each as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to such series of Preferred Stock).

“Liquidation Event” shall mean any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

“Extraordinary Transaction” shall mean (w) a merger or consolidation of the Corporation with or into another entity (except for a merger or consolidation in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least a majority of the outstanding voting power of such surviving entity), (x) the closing of the sale or transfer of all or substantially all of the properties and assets of the Corporation, (y) the closing

46

of any purchase of shares of capital stock of the Corporation (either through a negotiated stock purchase or a tender for such shares) by any party or group that did not beneficially own a majority of the voting power of the outstanding shares of capital stock of the Corporation immediately prior to such purchase, the effect of which is that such party or group beneficially owns at least a majority of such voting power immediately after such purchase, or (z) the redemption or repurchase of shares (other than the Preferred Stock as provided in this Certificate of Incorporation), the effect of which is that any party or group that did not beneficially own a majority of the voting power of the outstanding shares of capital stock of the Corporation immediately prior to such redemption or repurchase beneficially owns a majority of the voting power of the outstanding shares of capital stock of the Corporation after such redemption or repurchase.

(b) Deemed Conversion of Preferred Stock. Notwithstanding the above, for purposes of determining the amount each holder of shares of Preferred Stock is entitled to receive with respect to a Liquidation Event or an Extraordinary Transaction, each such holder of shares of a series of Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of such series into shares of Common Stock immediately prior to the Liquidation Event or Extraordinary Transaction if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such series of Preferred Stock into shares of Common Stock. If any such holder shall be deemed to have converted shares of Preferred Stock into Common Stock pursuant to this paragraph, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of Preferred Stock that have not converted (or have not been deemed to have converted) into shares of Common Stock.

(c) Conversion Rights Not Impaired. Nothing in this Section A.4 shall, with respect to any Liquidation Event or Extraordinary Transaction, in any way limit the right of the holders of the Preferred Stock to elect to have the provisions of Section A.6 govern such Liquidation Event or Extraordinary Transaction.

(d) Non-Cash Consideration. Notwithstanding the provisions of Section A.4(a), in connection with any Extraordinary Transaction, (i) the aggregate Residual Liquidation Amount payable to the holders of the Preferred Stock shall be paid by the Corporation in cash to the extent that cash is paid in such Extraordinary Transaction and then (or alternatively if no cash payments are involved, as applicable), in such other consideration (valued as provided below) as is delivered in such Extraordinary Transaction, and (ii) the aggregate Residual Liquidation Amount payable to the holders of the Preferred Stock shall be paid by the Corporation in the same combination of cash and other consideration as is paid to the holders of the Common Stock and Series 1 Stock in accordance with Section A.4(a)(iii).

Any securities or other consideration to be delivered to the holders of the Preferred Stock upon any Liquidation Event or Extraordinary Transaction shall be valued as follows: (i) if traded on a nationally recognized securities exchange or inter-dealer quotation system, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the twenty-one (21) trading days (or all such trading days on which such securities have been traded if fewer than twenty-one (21) days) preceding the

47

consummation of such Liquidation Event or Extraordinary Transaction; and (ii) if not so traded, the value shall be the fair market value thereof, as reasonably determined in good faith by resolution of the Board of Directors of the Corporation.

(e) Surrender of Certificates. On the effective date of any Extraordinary Transaction, the Corporation shall pay all cash and other consideration to which the holders of Preferred Stock shall be entitled under this Section A.4. Upon receipt of such payment, each holder of shares of Preferred Stock shall surrender the certificate or certificates representing such shares, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Corporation, or shall notify the Corporation or any transfer agent that such certificates have been lost, stolen or destroyed and shall execute an affidavit or agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith (an “Affidavit of Loss”), and each surrendered certificate shall be canceled and retired.

(f) Notice. Prior to the occurrence of any Liquidation Event or Extraordinary Transaction, the Corporation will furnish each (a) holder of Preferred Stock and (b) holder of at least two percent (2%) of the then outstanding shares of Series 1 Stock notice in accordance with Section A.9 hereof, together with a certificate prepared by the chief financial officer of the Corporation describing the facts of such Liquidation Event or Extraordinary Transaction, stating in reasonable detail the amount(s) per share of Preferred Stock that each holder of Preferred Stock would receive pursuant to the provisions of Section A.4(a) hereof and stating in reasonable detail the facts upon which such amount was determined and, in connection with any Extraordinary Transaction, describing in reasonable detail all material terms of such Extraordinary Transaction, including, without limitation, the consideration to be delivered in connection with such Extraordinary Transaction, the valuation of the Corporation at the time such Extraordinary Transaction and the identities of the parties to the Extraordinary Transaction.

5. Redemption.

(a) Redemption. On or after December 31, 2010, at the election of the holders of sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Preferred Stock, the Corporation shall redeem the shares of Preferred Stock held by such holders at the applicable Redemption Price (as defined below), the foregoing election shall be made by such holders giving the Corporation not less than thirty (30) days prior written notice, which notice shall set forth the date for such redemption (each a “Redemption Date”). Within ten (10) days after receipt of such notice, the Corporation shall provide written notice to all other holders of Preferred Stock notifying all such holders of such request for redemption. Notwithstanding the foregoing, holders of sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Preferred Stock not subject to the redemption specified in any notice given pursuant to the first sentence of this Section 5(a) may thereafter require the Corporation to also redeem such Preferred Stock at such Redemption Date upon written notice to the Corporation within ten (10) days of receipt of such original notice from the Corporation. On each Redemption Date, the Corporation shall redeem, on a pari passu basis, (A) all shares of Series F Preferred Stock for a per share redemption price equal to the greater of (i) the Series F Liquidation Amount or (ii) the amount received if each share of Series F Preferred Stock was converted into Common Stock

48

and such Common Stock was redeemed at its Going Concern Value (as defined in Section 5(c) hereof)) (the “Series F Redemption Price”) and (B) all shares of Junior Preferred Stock for a per share redemption price equal to the greater of (i) the applicable Junior Preferred Liquidation Amount or (ii) the amount received if each share of Junior Preferred Stock was converted into Common Stock and such Common Stock was redeemed at its Going Concern Value (as defined in Section 5(c) hereof) (the applicable “Junior Preferred Redemption Price”, together with the Series F Redemption Price, the “Redemption Price”). On such Redemption Date, each holder of shares of Preferred Stock shall surrender the certificate evidencing such shares to the Corporation and shall thereupon be entitled to receive payment of, as applicable, the Series F Redemption Price or the applicable Junior Preferred Redemption Price. From and after such Redemption Date, unless there shall have been a default in payment or tender by the Corporation of the aggregate Redemption Price, all dividends on the Preferred Stock shall cease to accrue, all rights of the holders with respect to such redeemed shares of Preferred Stock (except the right to receive the Series F Redemption Price or the applicable Junior Preferred Redemption Price, as applicable, upon surrender of their certificate) shall cease and such shares shall not thereafter be transferred on the books of this Corporation or be deemed outstanding for any purposes whatsoever.

(b) Insufficient Funds. If the funds of the Corporation legally available for redemption of shares of Preferred Stock on a Redemption Date are insufficient to redeem all shares of Preferred Stock to be redeemed on such Redemption Date, the Corporation shall use those funds which are legally available to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon the relative aggregate amounts to which such holders are entitled in connection with such redemption, all such redeemed shares to be cancelled in accordance with the foregoing. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on the Redemption Date but which it has not redeemed at the Series F Redemption Price or the applicable Junior Preferred Redemption Price, as applicable, together with any accrued interest thereon as provided below. If any shares of Preferred Stock are not redeemed for the foregoing reason or because the Corporation otherwise failed to pay or tender to pay the aggregate applicable Redemption Price on all outstanding shares of Preferred Stock to be redeemed, all such shares which have not been redeemed shall remain outstanding and entitled to all the rights and preferences provided herein, and the Corporation, after the final and binding determination in subsection (e) below, shall pay interest on the Series F Redemption Price or the applicable Junior Preferred Redemption Price, as applicable, for the unredeemed portion at an aggregate per annum rate equal to twelve percent (12%), which rate shall increase every twelve (12) months thereafter by an additional one percent (1%) per annum to a maximum of twenty percent (20%) per annum or the maximum rate of interest permitted under applicable law, whichever is less.

(c) Going Concern Value. For purposes of Section A.5(a) hereof, “Going Concern Value” shall mean the value of a share of Common Stock determined: (i) as though all outstanding securities which are then convertible into, exercisable for or exchangeable into shares of Common Stock of the Corporation (including, without limitation, vested options and warrants) had been converted into, exercised for or exchanged into Common Stock of the Corporation and any amounts payable upon such conversion, exercise or exchange was paid to

49

the Corporation in connection therewith; (ii) without any reduction in value for lack of control or the inherent lack of liquidity of minority interests; (iii) giving full effect to the earnings history and prospects of the Corporation; and (iv) on a basis which values each share of Common Stock at the same per share price. In order to determine the Going Concern Value, the Board of Directors of the Corporation and the holder or holders of Preferred Stock electing to redeem shares of Preferred Stock shall meet and use their reasonable best efforts to reach a fair agreement on the Going Concern Value. If such parties are unable to reach such agreement within a reasonable amount of time, the Board of Directors shall select an independent appraiser or investment banking firm of national standing within thirty (30) days after giving of notice that requires a determination of Going Concern Value. Such appraiser or investment banking firm will have thirty (30) days in which to determine the Going Concern Value and its determination will be final and binding on all parties concerned. All costs of such determination shall be borne by the Corporation.

6. Conversion. The holders of the Preferred Stock and Series 1 Stock shall have the following conversion rights:

(a) Voluntary Conversion. Each holder of shares of Preferred Stock may elect at any time to convert all or a portion of the shares of Preferred Stock then held by such holder into a number of shares of Common Stock computed by multiplying (X) the number of shares of Preferred Stock to be converted by (Y) the quotient obtained by dividing the applicable Conversion Value by the applicable Conversion Price then in effect. Each holder of shares of Series 1 Stock may elect at any time to convert all or a portion of the shares of Series 1 Stock then held by such holder into a number of shares of Common Stock computed by multiplying (X) the number of shares of Series 1 Stock to be converted by (Y) the quotient obtained by dividing the applicable Conversion Value by the applicable Conversion Price then in effect. The “Conversion Value” of the Series A Preferred Stock shall be $0.4464 per share, the “Conversion Value” of the Series B Preferred Stock shall be $0.6524 per share, the “Conversion Value” of the Series C Preferred Stock shall be $0.8500 per share, the “Conversion Value” of the Series D Preferred Stock shall be $2.4318 per share, the “Conversion Value” of the Series E Preferred Stock shall be $2.5594 per share and the “Conversion Value” of the Series F Preferred Stock shall be $2.72 per share. The “Conversion Price” for the Series A Preferred Stock shall initially be $0.4464 per share, the “Conversion Price” of the Series B Preferred Stock shall initially be $0.6524 per share, the “Conversion Price” of the Series C Preferred Stock shall initially be $0.8500 per share, the “Conversion Price” of the Series D Preferred Stock shall initially be $2.4318 per share, the “Conversion Price” of the Series E Preferred Stock shall initially be $2.5594 per share and the “Conversion Price” of the Series F Preferred Stock shall initially be $2.72 per share. The “Conversion Value” of the Series 1 Stock shall be $1.9199 per share. The “Conversion Price” of the Series 1 Stock shall initially be $1.9199 per share. Additionally, (i) each shares of Series F Preferred Stock outstanding shall automatically be converted into the number of shares of Common Stock into which such shares are convertible according to the formula above at the then effective Conversion Price upon the date specified by the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the shares of such Series F Preferred Stock then outstanding and (ii) each share of a series of Junior Preferred Stock and each share of Series 1 Stock outstanding shall automatically be converted into the number of shares of Common Stock into which such shares are convertible according to the formula set forth above at the then effective Conversion Price upon the date specified by the holders of not less than a

50

majority of the shares of such series of Junior Preferred Stock or Series 1 Stock, respectively, then outstanding. If shares of Preferred Stock or Series 1 Stock are converted pursuant to this Section A.6(a) at a time when there are any declared and unpaid dividends or other amounts due on or in respect of such shares, other than the Preferred Dividends, such dividends and other amounts shall be paid in full by the Corporation in connection with such conversion before any amounts shall be paid or distributed to the holders of Junior Stock.

(b) Automatic Conversion Upon Qualified Public Offering. Each share of Preferred Stock and Series 1 Stock outstanding shall automatically be converted into the number of shares of Common Stock into which such shares are convertible as computed according to the formula set forth in Section A.6(a) hereof at the then effective applicable Conversion Price as of, and in all cases subject to, the closing of the Corporation’s first firm commitment underwritten offering to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), provided that (i) such registration statement covers the offer and sale of Common Stock of which the aggregate net proceeds attributable to sales for the account of the Corporation exceed $55,000,000, (ii) such Common Stock is listed for trading on either the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market and (iii) the per share public offering price (net of underwriter discounts and commissions) exceeds $4.8636 per share (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like) (a “QPO” or a “Qualified Public Offering”); provided, that if a closing of a QPO occurs, all outstanding shares of Preferred Stock and Series 1 Stock shall be deemed to have been converted into shares of Common Stock immediately prior to such closing. If the holders of shares of Preferred Stock or Series 1 Stock are required to convert the outstanding shares of Preferred Stock or Series 1 Stock pursuant to this Section A.6(b) at a time when there are any accumulated but unpaid dividends or other amounts due on or in respect of such shares, other than Preferred Dividends, such dividends and other amounts shall be paid in full in cash by the Corporation in connection with such conversion before any amounts shall be paid or distributed to the holders of Junior Stock.

(c) Procedure for Voluntary Conversion. Upon election to convert pursuant to Section A.6(a), the relevant holder or holders of Preferred Stock or Series 1 Stock shall surrender the certificate or certificates representing the Preferred Stock and Series 1 Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Preferred Stock and Series 1 Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Preferred Stock and Series 1 Stock by the Corporation, or in the event the certificate or certificates are lost, stolen or missing, shall deliver an Affidavit of Loss with respect to such certificates. The issuance by the Corporation of Common Stock upon a conversion of Preferred Stock or Series 1 Stock upon election to convert pursuant to Section A.6(a) hereof shall be effective as of the surrender of the certificate or certificates for the Preferred Stock or Series 1 Stock, as the case may be, to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or as of the delivery of an Affidavit of Loss. Upon surrender of a certificate representing Preferred Stock or Series 1 Stock for conversion or delivery of an Affidavit of Loss, the Corporation shall issue and send by hand delivery, by courier, by first class mail (postage prepaid) or, in the case of overseas holders, by reputable two day air courier, the holder thereof

51

or to such holder’s designee, at the address designated by such holder, certificates for the number of shares of Common Stock to which such holders shall be entitled upon conversion, plus a cash payment in the amount of any accrued but unpaid dividends, other than the Preferred Dividends, and other amounts as contemplated by this Section A.6 in respect of the shares of Preferred Stock which are converted. Notwithstanding the foregoing, in the event of a voluntary conversion of all of the outstanding shares of a series of Preferred Stock and Series 1 Stock pursuant to Section A.6(a) upon the election of the holders of not less than a majority of such series of Preferred Stock or Series 1 Stock, respectively, the outstanding shares of such series of Preferred Stock and Series 1 Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent and all rights with respect to such applicable series of Preferred Stock and Series 1 Stock shall terminate, except any of the rights of the holders thereof upon surrender of their certificate or certificates therefore or delivery of an Affidavit of Loss thereof to receive certificates for the number of shares of Common Stock into which such shares of Preferred Stock and Series 1 Stock have been converted plus all declared but unpaid dividends, other than the Preferred Dividends, and other amounts as contemplated by this Section A.6 in respect of the shares of such series of Preferred Stock or Series 1 Stock which are converted. The issuance of certificates for Common Stock upon conversion of Preferred Stock and Series 1 Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of such stock.

(d) Procedure for Automatic Conversion on Qualified Public Offering. As of, and in all cases subject to, the closing of a Qualified Public Offering (the “Automatic Conversion Date”), all outstanding shares of Preferred Stock and Series 1 Stock shall be converted automatically into shares of Common Stock as set forth in Section A.6(b) hereof and without any further action by the holders of such shares and whether or not the certificates representing such shares of Preferred Stock and Series 1 Stock are surrendered to the Corporation or its transfer agent. On the Automatic Conversion Date, all rights with respect to the Preferred Stock and Series 1 Stock so converted shall terminate, except any of the rights of the holders thereof upon surrender of their certificate or certificates therefor or delivery of an Affidavit of Loss thereof to receive certificates for the number of shares of Common Stock into which such Preferred Stock or Series 1 Stock has been converted plus all accrued but unpaid dividends, other than the Preferred Dividends, and other amounts as contemplated by Section A.6(b). If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. Upon surrender of such certificates or Affidavit of Loss, the Corporation shall issue and deliver to such holder, promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock and Series 1 Stock surrendered are convertible on the Automatic Conversion Date and shall pay all declared but unpaid dividends, other than the Preferred Dividends, and other amounts as contemplated by Section A.6(b) in respect of the shares of Preferred Stock or Series 1 Stock which are converted.

(e) Fractional Shares. The Corporation shall not be obligated to deliver to holders of Preferred Stock or Series 1 Stock any fractional shares of Common Stock issuable upon any conversion of such Preferred Stock or Series 1 Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

52

(f) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Preferred Stock and Series 1 Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock and Series 1 Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock and Series 1 Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(g) No Closing of Transfer Books. The Corporation shall not close its books against the transfer of shares of Preferred Stock or Series 1 Stock in any manner which would interfere with the timely conversion of any shares of Preferred Stock or Series 1 Stock.

7. Adjustments. The Conversion Price in effect from time to time for each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series 1 Stock shall be subject to adjustment from time to time after the date hereof as follows:

(a) Dividends and Stock Splits. If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then on the date such payment is made or such change is effective, each applicable Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of Preferred Stock or Series 1 Stock shall be increased in proportion to such increase of outstanding shares of Common Stock.

(b) Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination or reverse split of the outstanding shares of Common Stock, then on the effective date of such combination or reverse split, each applicable Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of Preferred Stock or Series 1 Stock, shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

(c) Sale of Common Stock. In the event the Corporation shall at any time, or from time to time, issue, sell or exchange any shares of Common Stock (including shares held in the Corporation’s treasury but excluding (i) up to 14,874,811 shares of Common Stock and up to 325,000 shares of Series 1 Stock (as appropriately adjusted for stock splits, stock dividends, recapitalizations and the like), or options to purchase such Common Stock or Series 1 Stock, to its officers, directors, employees and consultants pursuant to stock and options plans approved by a majority of the Board of Directors, (ii) Common Stock upon conversion of the Preferred Stock or Series 1 Stock, (iii) securities as a result of any stock split, stock dividend or other distribution shares of Common Stock that is covered by Sections A.7(a) and (b) hereof, (iv)

53

securities upon conversion or exercise of convertible or exercisable securities previously issued in compliance with this Section A.7(c) or outstanding on the date of filing of this Ninth Amended and Restated Certificate of Incorporation, (v) securities issued or issuable pursuant to any loan arrangement or debt financing from a bank or similar financial institution approved by a majority of the Board of Directors and (vi) securities in connection with strategic transactions involving the Company and other entities, including joint venture, marketing or distribution arrangements or technology transfer or development arrangements, provided that such strategic transactions and the issuance of securities in connection therewith have been approved by a majority of the Board of Directors (but excluding any merger, consolidation, acquisition or similar business combination) (the securities referred to in clauses (i) through (vi) shall collectively be referred to as the “Excluded Shares”) for a consideration per share (the “Purchase Price”) less than the applicable Conversion Price in effect immediately prior to the issuance, sale or exchange of such shares (any such issuance, sale or exchange is hereafter referred to as a “Dilutive Transaction”), then and thereafter successively upon each such Dilutive Transaction the applicable Conversion Price shall forthwith be reduced to an amount determined by multiplying the applicable Conversion Price by a fraction:

(i) the numerator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the Dilutive Transaction (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding shares of Preferred Stock or Series 1 Stock, options, warrants, rights or other convertible securities) plus (Y) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for such additional shares of Common Stock so issued in the Dilutive Transaction would purchase at the applicable Conversion Price (prior to such adjustment); and

(ii) the denominator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the Dilutive Transaction (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding shares of Preferred Stock or Series 1 Stock, options, warrants, rights or other convertible securities), plus (Y) the number of such additional shares of Common Stock so issued in the Dilutive Transaction.

(d) Sale of Options, Rights or Convertible Securities. In the event the Corporation shall at any time or from time to time, issue options, warrants or rights to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock (other than any options or warrants for Excluded Shares), for a purchase price (determined by dividing the Net Aggregate Consideration (as determined below) by the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or other convertible securities were exercised or converted to the fullest extent permitted by their terms) less than the applicable Conversion Price in effect immediately prior to the issuance of such options, warrants or rights or other convertible or exchangeable securities, the applicable Conversion Price shall forthwith be reduced to an amount determined by multiplying the applicable Conversion Price by a fraction:

(i) the numerator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, warrants, rights or other convertible securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding shares of Preferred Stock or Series 1 Stock, options, warrants, rights or other convertible securities), plus (Y) the number of shares of Common Stock which the total amount of consideration received by the Corporation for the issuance of such options, warrants, rights or convertible securities plus the minimum amount set forth in the terms of such security as payable to the Corporation upon the exercise or conversion thereof (the “Net Aggregate Consideration”) would purchase at the applicable Conversion Price prior to adjustment; and

54

(ii) the denominator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, warrants, rights or other convertible securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding shares of Preferred Stock or Series 1 Stock, options, warrants, rights or other convertible securities), plus (Y) the maximum aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or other convertible securities were exercised or converted.

(e) Expiration or Change in Price. If the consideration per share provided for in any options, warrants, convertible securities or any other rights to subscribe for shares of Common Stock or any securities exchangeable for or convertible into shares of Common Stock, changes at any time, the applicable Conversion Price in effect at the time of such change shall be readjusted to the applicable Conversion Price which would have been in effect at such time had such options, warrants, convertible securities or other rights provided for such changed consideration per share (determined as provided in Section A.7(d) hereof), at the time initially granted, issued or sold; provided, that such adjustment of the applicable Conversion Price will be made only as and to the extent that such applicable Conversion Price effective upon such adjustment remains less than or equal to such Conversion Price that would be in effect if such options, warrants, rights or securities had not been issued. No adjustment of a Conversion Price shall be made under this Section A.7 upon the issuance of any additional shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if an adjustment shall previously have been made upon the issuance of such warrants, options or other rights. Any adjustment of a Conversion Price shall be disregarded if, as and when the rights to acquire shares of Common Stock upon exercise or conversion of the warrants, options, rights or convertible securities which gave rise to such adjustment expire or are canceled without having been exercised, so that the Conversion Price effective immediately upon such cancellation or expiration shall be equal to the Conversion Price in effect at the time of the issuance of the expired or canceled warrants, options, rights or convertible securities, with such additional adjustments as would have been made to the Conversion Price had the expired or canceled warrants, options, rights or convertible securities not been issued.

55

(f) Other Adjustments. In the event the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event lawful and adequate provision shall be made so that the holders of Preferred Stock or Series 1 Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the number of securities of the Corporation which they would have received had their Preferred Stock or Series 1 Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section A.7 as applied to such distributed securities.

(g) Reorganization, etc. If the Common Stock issuable upon the conversion of the Preferred Stock and Series 1 Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section A.7), then and in each such event the holder of each share of Preferred Stock or Series 1 Stock shall have the right to receive upon conversion of the Preferred Stock or Series 1 Stock, the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change based upon the number of shares of Common Stock into which such shares of Preferred Stock and Series 1 Stock would have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

(h) Mergers and Other Reorganizations. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination or reclassification provided for elsewhere in this Section A.7) or a merger or consolidation of the Corporation with or into another Corporation or the sale of all or substantially all of the Corporation’s properties and assets to any other person, then as part of and as a condition to the effectiveness of such reorganization, merger, consolidation or sale, lawful and adequate provision shall be made so that the holders of the Preferred Stock or Series 1 Stock, shall thereafter be entitled to receive upon conversion of each share of Preferred Stock or Series 1 Stock the number of shares of stock or other securities or property of the Corporation or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of the number of shares of Common Stock deliverable upon conversion of a share of Preferred Stock or Series 1 Stock immediately prior to such capital reorganization, merger, consolidation or sale would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate provisions shall be made with respect to the rights of the holders of the Preferred Stock or Series 1 Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section A.7 (including, without limitation, provisions for adjustment of the applicable Conversion Price and the number of shares purchasable upon conversion of the Preferred Stock and Series 1 Stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of stock, securities or assets to be deliverable thereafter upon the conversion of the Preferred Stock and Series 1 Stock.

56

Each holder of Preferred Stock or Series 1 Stock upon the occurrence of a capital reorganization, merger or consolidation of the Corporation or the sale of all or substantially all of its assets and properties and such events are more fully set forth on the first paragraph of this Section A.7(h), shall have the option of electing treatment of its shares of Preferred Stock or Series 1 Stock under either this Section A.7(h) or Section A.4 hereof which notice shall be submitted in writing no later than five (5) business days before the effective date of such event.

(i) Calculations. All calculations under this Section A.7 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(j) Certificate. Upon the occurrence of each adjustment or readjustment pursuant to this Section A.7, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock or Series 1 Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of Preferred Stock or Series 1 Stock furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Conversion Price before and after such adjustment or readjustment, and (iii) the number of shares of Common Stock, if applicable, and the amount, if any, of other property which at the time would be received upon the conversion of such holder’s shares of Preferred Stock or Series 1 Stock.

8. Protective Provisions.

(a) So long as any shares of Series A Preferred Stock shall be outstanding, the Corporation shall not, without first having obtained the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series A Preferred Stock, voting as a single class:

(i) take any action or enter into any agreement to increase or decrease the number of authorized shares of Series A Preferred Stock; or

(ii) take an action or amend, alter, repeal or waive any provision of, or add any provision to, this Ninth Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws (whether by merger, consolidation or otherwise) in a manner that changes the rights, preferences or privileges of the Series A Preferred Stock or that otherwise changes or adversely affects the rights of the holders of the Series A Preferred Stock without changing or adversely affecting the rights of every other series of Preferred Stock in the same manner.

(b) So long as any shares of Series B Preferred Stock shall be outstanding, the Corporation shall not, without first having obtained the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series B Preferred Stock, voting as a single class:

(i) take any action or enter into any agreement to increase or decrease the number of authorized shares of Series B Preferred Stock; or

57

(ii) take an action or amend, alter, repeal or waive any provision of, or add any provision to, this Ninth Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws (whether by merger, consolidation or otherwise) in a manner that changes the rights, preferences or privileges of the Series B Preferred Stock or that otherwise changes or adversely affects the rights of the holders of the Series B Preferred Stock without changing or adversely affecting the rights of every other series of Preferred Stock in the same manner.

(c) So long as any shares of Series C Preferred Stock shall be outstanding, the Corporation shall not, without first having obtained the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series C Preferred Stock, voting as a single class:

(i) take any action or enter into any agreement to increase or decrease the number of authorized shares of Series C Preferred Stock; or

(ii) take an action or amend, alter, repeal or waive any provision of, or add any provision to, this Ninth Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws (whether by merger, consolidation or otherwise) in a manner that changes the rights, preferences or privileges of the Series C Preferred Stock or that otherwise changes or adversely affects the rights of the holders of the Series C Preferred Stock without changing or adversely affecting the rights of every other series of Preferred Stock in the same manner.

(d) So long as any shares of Series D Preferred Stock shall be outstanding, the Corporation shall not, without first having obtained the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series D Preferred Stock, voting as a single class:

(i) take any action or enter into any agreement to increase or decrease the number of authorized shares of Series D Preferred Stock;

(ii) take an action or amend, alter, repeal or waive any provision of, or add any provision to, this Ninth Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws (whether by merger, consolidation or otherwise) in a manner that changes the rights, preferences or privileges of the Series D Preferred Stock or that otherwise changes or adversely affects the rights of the holders of the Series D Preferred Stock without changing or adversely affecting the rights of every other series of Preferred Stock in the same manner; or

(iii) effect any Liquidation Event or Extraordinary Transaction in which the aggregate consideration payable (A) to the Corporation, (B) to the Corporation to be distributed to its stockholders or (C) to the Corporation’s stockholders is less than $40,000,000.

58

(e) So long as any shares of Series E Preferred Stock shall be outstanding, the Corporation shall not, without first having obtained the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series E Preferred Stock, voting as a single class:

(i) take any action or enter into any agreement to increase or decrease the number of authorized shares of Series E Preferred Stock; or

(ii) take an action or amend, alter, repeal or waive any provision of, or add any provision to, this Ninth Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws (whether by merger, consolidation or otherwise) in a manner that changes the rights, preferences or privileges of the Series E Preferred Stock or that otherwise changes or adversely affects the rights of the holders of the Series E Preferred Stock without changing or adversely affecting the rights of every other series of Preferred Stock in the same manner.

(f) So long as any shares of Series F Preferred Stock shall be outstanding, the Corporation shall not, without first having obtained the affirmative vote or written consent of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Series F Preferred Stock, voting as a single class:

(i) take any action or enter into any agreement to increase or decrease the number of authorized shares of Series F Preferred Stock; or

(ii) take an action or amend, alter, repeal or waive any provision of, or add any provision to, this Ninth Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws (whether by merger, consolidation or otherwise) in a manner that changes the rights, preferences or privileges of the Series F Preferred Stock or that otherwise changes or adversely affects the rights of the holders of the Series F Preferred Stock without changing or adversely affecting the rights of every other series of Preferred Stock in the same manner.

(g) So long as any shares of Series F Preferred Stock shall be outstanding, the Corporation shall not, without first having obtained the affirmative vote or written consent of the holders of not less than ninety-five percent (95%) of the outstanding shares of Series F Preferred Stock, voting as a single class, (i) effect any Liquidation Event or Extraordinary Transaction in which the aggregate consideration payable (A) to the Corporation, (B) to the Corporation to be distributed to its stockholders or (C) to the Corporation’s stockholders is less than $210,000,000 or (ii) amend, alter, repeal or waive any provision of this Section 8(g).

(h) So long as any shares of Preferred Stock shall be outstanding, the Corporation shall not, without first having obtained the affirmative vote or written consent of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, voting together as a single class and on an as-converted basis:

(i) create or authorize any new class of securities which has a preference over, or is offered with rights on a pari passu basis with, the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock with respect to the distribution of assets or other amounts in connection with a Liquidation Event or an Extraordinary Transaction or as to dividends or redemption rights;

59

(ii) effect any Liquidation Event, Extraordinary Transaction or any other merger, consolidation or similar transaction involving the Corporation;

(iii) declare or pay dividends or make any distributions of cash, property or securities of the Corporation with respect to any shares of its Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or any other capital stock of the Corporation other than dividends payable solely in Common Stock;

(iv) repurchase, redeem or otherwise acquire any of the outstanding capital stock of the Corporation, except for (i) the repurchase of unvested shares from employees, directors or consultants at cost pursuant to the terms of agreements providing for the original issuance of such capital stock (or options to purchase such capital stock) and (ii) the redemption of the Preferred Stock pursuant to and as provided in this Ninth Amended and Restated Certificate of Incorporation;

(v) authorize or engage in any acquisition of any corporation or business concern, whether by acquisition of cash, capital stock or otherwise, or make any other investment in another business entity or any joint venture or similar arrangement if such acquisition or investment would involve a payment or other commitment by the Company in excess of $150,000;

(vi) authorize any reclassification or recapitalization of the outstanding capital stock of the Corporation;

(vii) increase the number of shares authorized to be issued pursuant to the Corporation’s stock option plans or other equity incentive plans;

(viii) increase the authorized number of directors constituting the Corporation’s Board of Directors to more than eight (8);

(ix) other than as covered by Section A.8(a)(ii), Section A.8(b)(ii), Section A.8(c)(ii), Section A.8(d)(ii), Section A.8(e)(ii), Section A.8(f)(ii) and Section A.8(g)above, take any an action or amend, alter, repeal or waive any provision of, or add any provision to, this Ninth Amended and Restated Certificate of Incorporation or the By-laws of the Corporation (whether merger, consolidation or otherwise) in a manner that changes the rights, preferences or privileges of the Preferred Stock as a class or that otherwise adversely affects the rights of the holders of Preferred Stock as a class; or

(x) amend this Section A.8(h).

60

(i) So long as any shares of Series 1 Stock shall be outstanding, the Corporation shall not, without first having obtained the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series 1 Stock, voting as a single class:

(i) take any action or enter into any agreement to increase or decrease the number of authorized shares of Series 1 Stock; or

(ii) take an action or amend, alter, repeal or waive any provision of, or add any provision to, this Ninth Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws (whether by merger, consolidation or otherwise) in a manner that changes the rights, preferences or privileges of the Series 1 Stock or that otherwise changes or adversely affects the rights of the holders of the Series 1 Stock without changing or adversely affecting the rights of any series of Preferred Stock in the same manner.

(j) Other than upon exercise of any warrants to purchase shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock outstanding as of the date of filing of this Ninth Amended and Restated Certificate of Incorporation or upon the conversion of any promissory notes convertible into shares of Series E Preferred Stock, after the date hereof, the Corporation shall not issue additional shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock.

Further, the Corporation shall not, by amendment of this Ninth Amended and Restated Certificate of Incorporation or through any Extraordinary Transaction or other reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, agreement or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions set forth herein and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Preferred Stock and Series 1 Stock against impairment. Without limitation of the foregoing, the Corporation shall take such action as shall be necessary or appropriate, to the extent reasonably within its control, to remove promptly any impediments to its ability to redeem shares of Preferred Stock under the circumstances contemplated by Section A.5 hereof. Any successor to the Corporation shall agree, as a condition to such succession, to carry out and observe the obligations of the Corporation hereunder with respect to the Preferred Stock and Series 1 Stock.

9. Notice.

(a) Liquidation Events, Extraordinary Transactions, Etc. In the event: (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution or who are entitled to vote at a meeting (or by written consent) in connection with any of the transactions identified in clause (ii) hereof, or (ii) any Liquidation Event, Extraordinary Transaction, initial public offering or QPO becomes reasonably likely to occur, the Corporation shall mail or cause to be mailed by first class mail

61

(postage prepaid) or, in the case of overseas holders, by reputable two day air courier, to each holder of Preferred Stock or Series 1 Stock at least twenty (20) days prior to such record date specified therein or the expected effective date of any such transaction, whichever is earlier, a notice specifying (A) the date of such record date for the purpose of such dividend or distribution or meeting or consent and a description of such dividend or distribution or the action to be taken at such meeting or by such consent, (B) the date on which any such Liquidation Event, Extraordinary Transaction, initial public offering or QPO is expected to become effective, and (C) the date on which the books of the Corporation shall close or a record shall be taken with respect to any such event.

(b) Waiver of Notice. The holder or holders of not less than a majority of the outstanding shares of Series A Preferred Stock may, at any time upon written notice to the Corporation, waive any notice provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such shares of Series A Preferred Stock. The holder or holders of not less than a majority of the outstanding shares of Series B Preferred Stock may, at any time upon written notice to the Corporation, waive any notice provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such shares of Series B Preferred Stock. The holder or holders of not less than a majority of the outstanding shares of Series C Preferred Stock may, at any time upon written notice to the Corporation, waive any notice provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such shares of Series C Preferred Stock. The holder or holders of not less than a majority of the outstanding shares of Series D Preferred Stock may, at any time upon written notice to the Corporation, waive any notice provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such shares of Series D Preferred Stock. The holder or holders of not less than a majority of the outstanding shares of Series E Preferred Stock may, at any time upon written notice to the Corporation, waive any notice provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such shares of Series E Preferred Stock. The holder or holders of not less than sixty six and two-thirds percent (66 2/3%) of the outstanding shares of Series F Preferred Stock may, at any time upon written notice to the Corporation, waive any notice provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such shares of Series F Preferred Stock. The holder or holders of not less than a majority of the outstanding shares of Series 1 Stock may, at any time upon written notice to the Corporation, waive any notice provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such shares of Series 1 Stock.

(c) General. In the event that the Corporation provides any notice, report or statement to any holder of Common Stock or any other class or series of preferred stock, the Corporation shall at the same time provide a copy of any such notice, report or statement to each holder of outstanding shares of Preferred Stock or Series 1 Stock.

62

10. No Reissuance of Preferred Stock or Series 1 Stock. No share or shares of Preferred Stock or Series 1 Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be automatically canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

11. Contractual Rights of Holders. The various provisions set forth herein for the benefit of the holders of the Preferred Stock and Series 1 Stock shall be deemed contract rights enforceable by them, including, without limitation, one or more actions for specific performance.

12. Ranking. The Series F Preferred Stock shall rank senior to the Junior Preferred Stock and the Junior Stock as to dividends and the distribution of assets or other amounts in connection with a Liquidation Event and Extraordinary Transactions. The Series F Preferred Stock and Junior Preferred Stock shall rank pari passu as to all other matters, including rights as to redemptions and shall rank senior to, and have rights of priority over, in the manner set forth herein, the Common Stock, Series 1 Stock or any other series or class of capital stock of the Corporation as to dividends, redemptions or with respect to the distribution of assets or other amounts in connection with a Liquidation Event or an Extraordinary Transaction (the “Junior Stock”).

B. COMMON STOCK

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock upon any issuance of the Preferred Stock of any series. The voting, dividend and liquidation rights of the holders of Common Stock are also subject to and qualified by the rights of the holders of Series 1 Stock.

2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders. There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock and Series 1 Stock.

4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock and Series 1 Stock.

ARTICLE V

In furtherance of and not in limitation of powers conferred by statute, it is further provided:

1. The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the Bylaws of the Corporation and this Ninth Amended and Restated Certificate of Incorporation. Unless and except to the extent that the Bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot. Each director of the Corporation shall be entitled to one vote per director on all matters voted or acted by the Board of Directors.

63

2. The Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation to the extent specified in such Bylaws.

3. In the event that a member of the Board of Directors who is also a partner or employee of an entity that is a holder of Preferred Stock and that is in the business of investing and reinvesting in other entities, or an employee of an entity that manages such an entity (each, a “Fund”) acquires knowledge of a potential transaction or other matter in such individual’s capacity as a partner or employee of the Fund or the manager or general partner of the Fund (and other than in connection with such individual’s service as a member of the Board of Directors) and that may be an opportunity of interest for both the Corporation and such Fund (a “Corporate Opportunity”), then the Corporation (i) renounces any expectancy that such director or Fund offer an opportunity to participate in such Corporate Opportunity to the Corporation and (ii) to the fullest extent permitted by law, waives any claim that such opportunity constituted a Corporate Opportunity that should have been presented by such director or Fund to the Corporation or any of its affiliates; provided, however, that such director acts in good faith.

ARTICLE VI

No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director of the Corporation, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the effective date of this Ninth Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of each past or present director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL. The Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director of this corporation or while a director is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification

64

shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Without in any way limiting the foregoing, the Corporation is permitted to provide indemnification, to the fullest extent permitted by applicable law, of (and advancement of expenses to) agents of this corporation (and any other persons to which the DGCL permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable DGCL (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others. Any person seeking indemnification under this Article VI shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

Any amendment, repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

ARTICLE VII

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Ninth Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE VIII

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

65

This Ninth Amended and Restated Certificate of Incorporation is executed as of this 3rd day of November, 2008.

GLASSHOUSE TECHNOLOGIES, INC.

By:	/s/ Mark A. Shirman
Name: Mark A. Shirman
Title: President

CERTIFICATE OF AMENDMENT

OF THE NINTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

GLASSHOUSE TECHNOLOGIES, INC.

GlassHouse Technologies, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is GlassHouse Technologies, Inc., and that the Corporation was originally incorporated pursuant to the DGCL on May 1, 2001 under the name Glass House Technologies, Inc.

SECOND: The Board of Directors of the Corporation adopted a resolution setting forth a proposed amendment to the Ninth Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”), declaring said amendments to be advisable and in the best interests of the Corporation and its stockholders and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders to such amendments. The proposed amendment is:

(i) to replace the first sentence of Section A.5(a) of Article IV of the Certificate in its entirety with the following:

“On or after February 29, 2012, at the election of the holders of sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Preferred Stock, the Corporation shall redeem the shares of Preferred Stock held by such holders at the applicable Redemption Price (as defined below), the foregoing election shall be made by such holders giving the Corporation not less than thirty (30) days prior written notice, which notice shall set forth the date for such redemption (each a “Redemption Date”).”

(ii) to replace the first sentence of Section A.6(b) of Article IV of the in its entirety with the following:

“Each share of Preferred Stock and Series 1 Stock outstanding shall automatically be converted into the number of shares of Common Stock into which such shares are convertible as computed according to the formula set forth in Section A.6(a) hereof at the then effective applicable Conversion Price as of, and in all cases subject to, the closing of the Corporation’s first firm commitment underwritten offering to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), provided that (i) such registration statement covers the offer and sale of Common Stock of which the aggregate net proceeds attributable to sales for the account of the Corporation exceed $55,000,000, (ii) such Common Stock is listed for trading on either the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ

Global Select Market and (iii) the per share public offering price (net of underwriter discounts and commissions) exceeds $3.25 per share (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like) (a “QPO” or a “Qualified Public Offering”); provided, that if a closing of a QPO occurs, all outstanding shares of Preferred Stock and Series 1 Stock shall be deemed to have been converted into shares of Common Stock immediately prior to such closing.”

(iii) to replace the subsection (i) of Section A.7(c) of Article IV of the in its entirety with the following:

“(i) up to 17,311,197 shares of Common Stock and up to 325,000 shares of Series 1 Stock (as appropriately adjusted for stock splits, stock dividends, recapitalizations and the like), or options to purchase such Common Stock or Series 1 Stock, to its officers, directors, employees and consultants pursuant to stock and options plans approved by a majority of the Board of Directors,”

THIRD: That thereafter said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by written consent of the stockholders holding the requisite number of shares required by statute given in accordance with and pursuant to Section 228 of the General Corporation Law of the State of Delaware.

68

IN WITNESS WHEREOF, GlassHouse Technologies, Inc. has caused this Certificate of Amendment to be signed by its President, as of this 19th day of January 2010.

By:	/s/ Mark A. Shirman
Name:	Mark A. Shirman
Title:	President

CERTIFICATE OF AMENDMENT

OF THE NINTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

GLASSHOUSE TECHNOLOGIES, INC.

GlassHouse Technologies, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is GlassHouse Technologies, Inc., and that the Corporation was originally incorporated pursuant to the DGCL on May 1, 2001 under the name Glass House Technologies, Inc.

SECOND: The Board of Directors of the Corporation adopted a resolution setting forth a proposed amendment to the Ninth Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Certificate”), declaring said amendments to be advisable and in the best interests of the Corporation and its stockholders and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders to such amendments. The proposed amendment is:

(i) to replace the first sentence of Article IV of the Certificate in its entirety with the following:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 210,145,119 shares, consisting of (i) 84,645,119 shares of preferred stock, $0.001 par value per share, and (ii) 125,500,000 shares of common stock, $0.001 par value per share (the “Common Stock”)”

(ii) to replace Section A.1 of Article IV of the Certificate in its entirety with the following:

“1. Designation. A total of 3,360,000 shares of the Corporation’s preferred stock shall be designated as a series known as Series A Convertible Participating Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”), 10,658,017 shares of the Corporation’s preferred stock shall be designated as a series known as Series B Convertible Participating Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”), 8,717,647 shares of the Corporation’s preferred stock shall be designated as a series known as Series C Convertible Participating Preferred Stock, $0.001 par value per share (the “Series C Preferred Stock”), 17,511,727 shares of the Corporation’s preferred stock shall be designated as a series known as Series D Convertible Participating Preferred Stock, $0.001 par value per share (the “Series D Preferred Stock”), 4,805,815 shares of the Corporation’s preferred stock shall be designated as a series known as Series E Convertible Participating Preferred Stock, $0.001 par value per share (the “Series E Preferred Stock”) and 33,591,913 shares of the Corporation’s preferred stock shall be designated as a series known as Series F Convertible Participating Preferred Stock, $0.001 par value per share (the “Series F Preferred Stock” and, together with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, the “Preferred Stock”) and 6,000,000 shares of the Corporation’s preferred stock shall be designated as a series known as Series 1 Convertible Preferred Stock, $0.001 par value per share (the “Series 1 Stock”).”

THIRD: That thereafter said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by written consent of the stockholders holding the requisite number of shares required by statute given in accordance with and pursuant to Section 228 of the General Corporation Law of the State of Delaware.

71

IN WITNESS WHEREOF, GlassHouse Technologies, Inc. has caused this Certificate of Amendment to be signed by its President, as of this 29th day of March, 2010.

By:	Mark A. Shirman
Name:	Mark A. Shirman
Title:	President

Exhibit C

Form of Opinion of Counsel to the Company

July 15, 2011

To the Investors in Series F Convertible Participating

Preferred Stock of GlassHouse Technologies, Inc. listed on

Exhibit A to the Series F Preferred Stock Purchase Agreement

Ladies and Gentlemen:

We have acted as counsel for GlassHouse Technologies, Inc., a Delaware corporation (the “Company”), in connection with the sale by the Company to you of 2,205,884 shares of the Company’s Series F Convertible Participating Preferred Stock (the “Shares”) pursuant to the Series F Preferred Stock Purchase Agreement and corresponding Disclosure Schedule (the “Stock Purchase Agreement”) of even date herewith among the Company and the persons listed on Exhibit A attached thereto (the “Investors”). This opinion is given to you pursuant to Section 4.2 of the Stock Purchase Agreement in connection with the Closing of the sale of the Shares. Unless defined herein, capitalized terms have the meaning given them in the Stock Purchase Agreement.

In rendering this opinion, we have examined such matters of law as we considered necessary for the purpose of rendering this opinion. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by the Company pursuant to the Stock Purchase Agreement and the Opinion Certificate (defined below) and upon certificates and statements of government officials and of officers of the Company. In addition, we have examined originals or copies of documents, corporate records and other writings that we consider relevant for the purposes of this opinion. In such examination, we have assumed that the signatures on documents and instruments examined by us are authentic, that each is what it purports to be, and that all documents and instruments submitted to us as copies or facsimiles conform with the originals, which facts we have not independently verified.

In making our examination of documents, we have further assumed that (i) each party to such documents (other than the Company in connection with the Stock Purchase Agreement) had the power, legal competence and capacity to enter into and perform all of such party’s obligations thereunder, (ii) each party to such documents (other than the Company in connection with the Stock Purchase Agreement) has duly authorized, executed and delivered such documents, (iii) each of such documents is enforceable against and binding upon the parties thereto (other than the Stock Purchase Agreement against the Company), and (iv) there is no fact or circumstance relating to you or your business that might prevent you from enforcing any of the rights provided for in the Stock Purchase Agreement. We have also assumed that there are no extrinsic agreements or understandings among the parties to the Stock Purchase Agreement, or Contractual Obligations (as defined below) that would modify or interpret the terms of the Stock Purchase Agreement or Contractual Obligations (as defined below) or the respective rights or obligations of the parties thereunder.

To the Investors in Series F Convertible Participating Preferred Stock of GlassHouse Technologies, Inc. listed on Exhibit A to the Series F Preferred Stock Purchase Agreement	July 15, 2011 Page 2

As used in this opinion, the expression “to our knowledge” or “known to us” with reference to matters of fact refers to the current actual knowledge of attorneys within the firm principally responsible for handling current matters for the Company. Except to the extent expressly set forth herein we have not undertaken any independent investigation to determine the existence or absence of any other facts, and no inference as to our knowledge of the existence or absence of any such facts should be drawn from our representation of the Company or the rendering of the opinions set forth below.

Where statements in this opinion are qualified by the term “material” or “materially,” those statements involve judgments and opinions as to the materiality or lack of materiality of any matter to the Company’s business, assets, results of operations or financial condition that are entirely those of the Company and its officers, after having been advised by us as to the legal effect and consequences of such matters. Such opinions and judgments are not known to us to be incorrect.

We express no opinion as to matters governed by any laws other than the laws of the Commonwealth of Massachusetts, the corporate law of the State of Delaware and the federal law of the United States of America. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the Stock Purchase Agreement or the transactions contemplated thereby.

In rendering the opinion set forth in paragraph (a) below as to the good standing of the Company and as to its qualification to do business in California, Illinois, Massachusetts, Minnesota, New York, North Carolina, Texas and Virginia, we have relied exclusively on certificates of public officials, although we have not obtained tax good standing certificates in such states and no opinion is provided with respect to tax good standing in such states.

In rendering the opinion set forth in paragraph (d) below relating to the fully paid status of all of the issued shares of capital stock of the Company, we have relied, without independent verification, on the certificate of the President of the Company (the “Opinion Certificate”), to the effect that the Company has received the consideration approved by its Board of Directors for all of the issued shares of capital stock of the Company.

In rendering the opinion set forth in paragraph (d) relating to the status of the capitalization of the Company, we have relied without further investigation on (i) the Company’s Ninth Amended and Restated Certificate of Incorporation as filed with the Delaware Secretary of State on November 3, 2008, as amended on January 19, 2010 and March 29, 2010 (the “Amended and Restated Certificate”), (ii) minute books relating to meetings and written actions of the Board of Directors and stockholders of the Company and stock records in our possession, and (iii) statements in the Opinion Certificate relating to the capitalization of the Company. The

To the Investors in Series F Convertible Participating Preferred Stock of GlassHouse Technologies, Inc. listed on Exhibit A to the Series F Preferred Stock Purchase Agreement	July 15, 2011 Page 3

Company has represented to us that these records completely and accurately describe all of the Company’s issuances of shares of its capital stock, options, warrants, conversion privileges or other rights to purchase shares of its capital stock. Although we have no knowledge that the information as to outstanding stock, options, warrants, conversion privileges and other rights provided by the Company and reflected in paragraph (d) is incorrect, based on the examination referred to above, we are not in a position to verify its accuracy or completeness, other than to say that our records are not inconsistent with such information.

We note that the parties to the Stock Purchase Agreement have designated the laws of the State of Delaware as the laws governing the Stock Purchase Agreement. Our opinion in paragraph (e) below as to the validity, binding effect and enforceability of the Stock Purchase Agreement is premised upon the result that would be obtained if a Massachusetts court were to apply the internal laws of the Commonwealth of Massachusetts to the interpretation and enforcement of the Stock Purchase Agreement (notwithstanding the designation therein of the laws of the State of Delaware). We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof.

In rendering the opinion in paragraph (g) below, the term “Contractual Obligations” shall mean only those contracts to which the Company is a party and which are expressly identified on Exhibit A hereto. We have further assumed that the governing law (exclusive of Massachusetts laws relating to conflicts of laws) of each such Contractual Obligation is Massachusetts. We have not, however, reviewed the covenants in the Contractual Obligations that contain financial ratios and other similar financial restrictions, and no opinion is provided with respect thereto. We also do not express any opinion on parol evidence bearing on interpretation or construction of such Contractual Obligations, or on any oral modifications to such Contractual Obligations made by the parties thereto.

In rendering the opinion in paragraph (g) relating to violations of United States federal, Massachusetts or Delaware corporate laws, rules or regulations applicable to the Company, such opinion is limited to such laws, rules or regulations that in our experience are typically applicable to a transaction of the nature contemplated by the Stock Purchase Agreement.

In rendering the opinion expressed in paragraphs (h), (i) and (j) below, we have assumed the accuracy of, and have relied upon, the Company’s representations to us that the Company has made no offer to sell the Shares by means of any general solicitation or publication of any advertisement therefor.

In connection with the general enforceability opinion set forth in paragraph (e), this opinion is qualified by, and we render no opinion with respect to, the following:

(i) We express no opinion as to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the relief of debtors or

To the Investors in Series F Convertible Participating Preferred Stock of GlassHouse Technologies, Inc. listed on Exhibit A to the Series F Preferred Stock Purchase Agreement	July 15, 2011 Page 4

the rights and remedies of creditors generally, including without limitation the effect of statutory or other law regarding fraudulent conveyances, preferential transfers and equitable subordination;

(ii) Our opinions are qualified by the limitations imposed by general principles of equity upon the availability of equitable remedies for the enforcement of provisions of the Stock Purchase Agreement, and by the effect of judicial decisions which have held that certain provisions are unenforceable when their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material;

(iii) We express no opinion as to the effect of any Massachusetts law, United States federal or Delaware law or equitable principle which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which the court finds to have been unconscionable at the time it was made or contrary to public policy;

(iv) We express no opinion as to the enforceability of provisions of the Stock Purchase Agreement expressly or by implication waiving broadly or vaguely stated rights or unknown future rights, or waiving rights granted by law where such waivers are against public policy;

(v) We express no opinion as to the enforceability of any provision of the Stock Purchase Agreement purporting to (a) waive rights to trial by jury, service of process or objections to the laying of venue or to forum in connection with any litigation arising out of or pertaining to the Stock Purchase Agreement, (b) exclude conflict of law principles under Massachusetts law, (c) establish particular courts as the forum for the adjudication of any controversy relating to the Stock Purchase Agreement, (d) establish the laws of any particular state or jurisdiction for the adjudication of any controversy relating to the Stock Purchase Agreement, (e) establish evidentiary standards or make determinations conclusive or (f) provide for arbitration of disputes;

(vi) We express no opinion as to the effect of judicial decisions, that may permit the introduction of extrinsic evidence to modify the terms or the interpretation of the Stock Purchase Agreement;

(vii) We express no opinion as to the enforceability of any provisions of the Stock Purchase Agreement providing that (a) rights or remedies are not exclusive, (b) rights or remedies may be exercised without notice, (c) every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, (d) the election of a particular remedy or remedies does not preclude recourse to one or more other remedies, (e) liquidated damages are to be paid upon the breach of the Stock Purchase Agreement or (f) the failure to exercise, or any delay in exercising, rights or remedies available under the Stock Purchase Agreement will not operate as a waiver of any such right or remedy;

To the Investors in Series F Convertible Participating Preferred Stock of GlassHouse Technologies, Inc. listed on Exhibit A to the Series F Preferred Stock Purchase Agreement	July 15, 2011 Page 5

(viii) We express no opinion as to the enforceability of the indemnification and contribution provisions in the Stock Purchase Agreement;

(ix) We note that a requirement that provisions of the Stock Purchase Agreement may only be waived in writing may not be binding or enforceable if an oral agreement has been created modifying any such provision or an implied agreement by trade practice or course of conduct has given rise to a waiver; and

(x) We express no opinion as to the enforceability of any provisions in the Stock Purchase Agreement concerning the voting of the Company’s capital stock.

In addition to the foregoing, the opinions expressed below are specifically subject to the following qualifications and assumptions:

(i) We express no opinion as to compliance with any federal or state antitrust statutes, rules or regulations, including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

(ii) We have assumed and express no opinion with respect to (a) the accuracy and completeness of representations and warranties of the Investors set forth in the Stock Purchase Agreement, and (b) the validity of any wire transfers, drafts or checks tendered by the Investors;

(iii) We express no opinion as to compliance with applicable antifraud statutes, rules or regulations of applicable state and federal laws concerning the issuance or sale of securities, including, without limitation, (a) the accuracy and completeness of the information provided by the Company to the Investors in connection with the offer and sale of the Shares and (b) the accuracy or fairness of the past, present or future fair market value of any securities;

(iv) We express no opinion as to whether the members of the Company’s Board of Directors have complied with their fiduciary duties in connection with the authorization and performance of the Stock Purchase Agreement; and

(v) We have assumed that the Stock Purchase Agreement, and the transactions contemplated thereby, was fair and reasonable to the Company at the time of their authorization by the Company’s Board of Directors and stockholders within the meaning of Section 144 of the Delaware General Corporation Law.

Based upon and subject to the foregoing and except as set forth in the Stock Purchase Agreement or the Disclosure Schedule thereto, we are of the opinion that:

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate power and authority necessary to own its properties and to conduct its business as, to our knowledge, it is presently conducted. The Company is qualified to do business as a foreign corporation in the

To the Investors in Series F Convertible Participating Preferred Stock of GlassHouse Technologies, Inc. listed on Exhibit A to the Series F Preferred Stock Purchase Agreement	July 15, 2011 Page 6

Commonwealths of Massachusetts and Virginia and in the States of California, Illinois, Minnesota, New York, North Carolina and Texas. The Amended and Restated Certificate has been duly adopted by all necessary corporate action and was filed with the Delaware Secretary of State on November 3, 2008.

(b) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Stock Purchase Agreement.

(c) All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of the obligations under the Stock Purchase Agreement by the Company has been taken.

(d) After giving effect to the filing of the Amended and Restated Certificate but before giving effect to the transactions contemplated by the Stock Purchase Agreement, the authorized capital stock of the Company consists of 125,500,000 shares of Common Stock, par value $0.001 per share, 17,855,283 of which are issued and outstanding prior to the Closing, and 84,645,119 shares of Preferred Stock, par value $0.001 per share, 3,360,000 shares of which have been designated Series A Convertible Participating Preferred Stock (“Series A Preferred”), all of which are issued and outstanding prior to the Closing, 10,658,017 shares of which have been designated Series B Convertible Participating Preferred Stock (“Series B Preferred”), 10,642,814 of which are issued and outstanding prior to the Closing, 8,717,647 shares of which have been designated Series C Convertible Participating Preferred Stock (“Series C Preferred”), 8,364,707 of which are issued and outstanding prior to the Closing, 6,000,000 shares of which have been designated Series 1 Convertible Preferred Stock (“Series 1 Preferred”), 4,208,787 of which are issued and outstanding prior to the Closing, 17,511,727 shares of which have been designated Series D Convertible Participating Preferred Stock (“Series D Preferred”), 15,890,678 of which are issued and outstanding prior to the Closing, 4,805,815 shares of which have been designated Series E Convertible Participating Preferred Stock (“Series E Preferred”), 4,493,245 of which are issued and outstanding prior to the Closing and 33,591,913 shares of which have been designated Series F Convertible Participating Preferred Stock (“Series F Preferred”), 5,441,176 of which are issued and outstanding prior to the Closing. All of such issued and outstanding shares are duly authorized and validly issued, and to our knowledge, fully paid and nonassessable. The Company has reserved 2,205,884 shares of Series F Preferred for issuance under the Stock Purchase Agreement, 18,807,732 shares of Common Stock for issuance under the Company’s 2001 Stock Option and Grant Plan (the “2001 Plan”), 325,000 shares of Series 1 Preferred for issuance under the Company’s Series 1 Stock Plan (the “Series 1 Plan”) and 724,275 shares of Common Stock for issuance under the Company’s 2007 Section 102 Share Option Plan (the “Israeli Option Plan”). To our knowledge, except as described above, there are no other presently outstanding preemptive rights, options, warrants, conversion privileges or rights to purchase from the Company any of the authorized but unissued stock of the Company other than (i) the conversion privileges of the Company’s Preferred Stock, (ii) any restricted stock or options that may have been granted under the 2001 Plan, the Series 1 Plan or the Israeli Option Plan, (iii) the rights of first refusal set forth in Section 3 of the Stockholders Agreement (as amended), (iv) warrants to acquire up to 264,536 shares of Series B Preferred, (v) warrants to

To the Investors in Series F Convertible Participating Preferred Stock of GlassHouse Technologies, Inc. listed on Exhibit A to the Series F Preferred Stock Purchase Agreement	July 15, 2011 Page 7

acquire up to 352,940 shares of Series C Preferred, (vi) warrants to acquire up to 1,309,722 shares of Series D Preferred, (vii) warrants to acquire up to 312,567 shares of Series E Preferred, (viii) warrants to acquire up to 2,745,864 shares of Series F Preferred, (ix) warrants to acquire up to 2,464,129 shares of Common Stock, (ix) shares of the Company’s capital stock (such capital stock being Series F Preferred as of the date hereof after giving effect to the transactions contemplated by the Stock Purchase Agreement) issuable upon conversion of that certain Subordinated Convertible Promissory Note issued by the Company in favor of Dell Products L.P. dated as of March 6, 2008, (x) shares of the Company’s capital stock (such capital stock being Series F Preferred as of the date hereof after giving effect to the transactions contemplated by the Stock Purchase Agreement) issuable upon the exercise of that certain Warrant to Purchase Stock issued by the Company to Dell Products L.P. as of March 6, 2008, (xi) the right of first offer set forth in Section 5.6 of that certain Securities Purchase Agreement by and among the Company and Dell Products L.P. dated March 6, 2008, (xii) the right of first offer in favor of Cisco Systems, Inc. set forth in Section 5A.3 of the Prior Series F Agreement and (xiii) shares of the Company’s capital stock (such capital stock being Series F Preferred as of the date hereof after giving effect to the transactions contemplated by the Stock Purchase Agreement) issuable upon conversion of convertible notes forming part of the Investor Debt Agreement.

(e) The Stock Purchase Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Stock Purchase Agreement has been duly executed and delivered by the Company.

(f) The Shares to be issued on the date hereof, when issued in compliance with the provisions of the Stock Purchase Agreement, will be duly authorized, validly issued, fully paid and nonassessable. The Common Stock issuable upon conversion of such Shares has been duly and validly reserved for issuance and, when and if issued upon conversion in accordance with the Amended and Restated Certificate, will be validly issued, fully paid and nonassessable.

(g) The execution, delivery and performance of the Stock Purchase Agreement will not, as of the Closing, result in (i) a violation of the Company’s Amended and Restated Certificate or Bylaws, (ii) a material violation of any statute, rule or regulation of United States federal, Delaware corporate or Massachusetts law applicable to the Company, (iii) a violation of any judgment or order specifically identified on the Disclosure Schedule, if any, or (iv) a default by the Company under any Contractual Obligation.

(h) No consent, approval or authorization of or designation, declaration or filing with, any United States federal, Delaware corporate or Massachusetts governmental authority on the part of the Company is required in connection with the valid execution, delivery and performance of the Stock Purchase Agreement, or the offer, sale or issuance of the Shares, except the notice filing required by applicable securities laws.

(i) Based in part upon the representations made by you in the Stock Purchase Agreement, the offer, sale and issuance of the Shares to be issued in conformity with the terms of

To the Investors in Series F Convertible Participating Preferred Stock of GlassHouse Technologies, Inc. listed on Exhibit A to the Series F Preferred Stock Purchase Agreement	July 15, 2011 Page 8

the Stock Purchase Agreement and the issuance of the Common Stock, if any, to be issued upon conversion or exercise thereof, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and applicable state securities laws.

In addition to the foregoing, we supplementally inform you that, to our knowledge and except as set forth on the Disclosure Schedule, there is no action, suit, proceeding or investigation pending or threatened against the Company that (i) questions the validity of the Stock Purchase Agreement or the right of the Company to enter into the Stock Purchase Agreement or (ii) if determined adversely, would be likely to result in a material adverse change in the financial condition or business of the Company. Please note that we have not conducted a docket search in any jurisdiction with respect to litigation that may be pending against the Company or any of its officers or directors, nor have we undertaken any further inquiry whatsoever other than to request the Opinion Certificate from the Company.

This opinion is rendered as of the date first written above solely for your benefit in connection with the Stock Purchase Agreement and may not be relied on by, nor may copies be delivered to, any other person without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company. We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may hereafter be brought to our attention that may alter, affect or modify the opinions expressed herein.

GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP

EXHIBIT A

Contractual Obligations

Series A Preferred Stock Purchase Agreement between the Company, the Investors listed on Exhibit A thereto and the Founder (as defined therein) dated as of July 10, 2001 (the “Series A Purchase Agreement”).

Amended and Restated Stock Purchase Agreement between the Company, the Investors listed on Exhibit A thereto and the Founder (as defined therein) dated as of July 19, 2002 (the “Series B Purchase Agreement”).

Series C Preferred Stock Purchase Agreement between the Company, the Investors listed on Exhibit A thereto and the Founder (defined therein) dated as of September 12, 2003 (the “Series C Purchase Agreement”).

Series D Preferred Stock Purchase Agreement between the Company, the Investors listed on Exhibit A thereto and the Founder (defined therein) dated as of December 30, 2004.

Series D Preferred Stock and Warrant Purchase Agreement between the Company, the Investors listed on Exhibit A thereto and the Founder (defined therein) dated as of September 29, 2005.

Acknowledgement Agreement between the Company, the Investors listed on Exhibit A thereto and the Founder (defined therein) dated as of January 11, 2006.

Series D Preferred Stock Admission and Amendment Agreement between the Company and the Investors listed on Exhibit A thereto dated as of October 26, 2006.

Series D Preferred Stock and Warrant Purchase Agreement between the Company, the Investors listed on Exhibit A-1 thereto and the Founder (defined therein) dated as of April 10, 2007.

Series E Preferred Stock Purchase Agreement between the Company, the Investors listed on Exhibit A thereto and the Founder (defined therein) dated as of May 4, 2007.

Series E Preferred Stock Purchase Agreement between the Company, the Investors listed on Exhibit A thereto and the Founder (defined therein) dated as of August 15, 2007.

Series F Preferred Stock Purchase Agreement between the Company, the Investors listed on Exhibit A thereto dated as of November 3, 2008.

Series F Preferred Stock Purchase Agreement between the Company, the Investors listed on Exhibit A thereto dated as of December 23, 2010.

Securities Purchase Agreement dated April 30, 2002 by and between the Company and the Investors (as defined therein).

Preferred Stock Warrant dated April 30, 2002 by and between the Company and Sigma Partners 6, L.P.

Preferred Stock Warrant dated April 30, 2002 by and between the Company and Sigma Associates 6, L.P.

Preferred Stock Warrant dated April 30, 2002 by and between the Company and Sigma Investors 6, L.P.

Preferred Stock Warrant dated April 30, 2002 by and between the Company and Shiprock, LLC.

Preferred Stock Warrant dated September 29, 2005 by and between the Company and Kodiak Venture Partners II-A, L.P.

Preferred Stock Warrant dated September 29, 2005 by and between the Company and Kodiak Venture Partners II-B, L.P.

Preferred Stock Warrant dated September 29, 2005 by and between the Company and Sigma Partners 6, L.P.

Preferred Stock Warrant dated September 29, 2005 by and between the Company and Sigma Associates 6, L.P.

Preferred Stock Warrant dated September 29, 2005 by and between the Company and Sigma Investors 6, L.P.

Preferred Stock Warrant dated September 29, 2005 by and between the Company and GrandBanks Capital Venture Fund, LP

Preferred Stock Warrant dated September 29, 2005 by and between the Company and GrandBanks Capital SOFTBANK Fund, LP

Preferred Stock Warrant dated September 29, 2005 by and between the Company and GrandBanks Capital Advisors Fund, LP

Preferred Stock Warrant dated September 29, 2005 by and between the Company and Shiprock, LLC.

Preferred Stock Warrant dated September 29, 2005 by and between the Company and JAFCO America Technology Fund III, L.P.

Preferred Stock Warrant dated September 29, 2005 by and between the Company and JAFCO America Technology Affiliates Fund III, L.P.

Preferred Stock Warrant dated September 29, 2005 by and between the Company and JAFCO USIT Fund III, L.P.

Preferred Stock Warrant dated September 29, 2005 by and between the Company and JAFCO America Technology Cayman Fund III, L.P.

Preferred Stock Warrant dated September 29, 2005 by and between the Company and Paladin Homeland Security Fund, L.P.

Preferred Stock Warrant dated September 29, 2005 by and between the Company and Paladin Homeland Security Fund (NY City), L.P.

Preferred Stock Warrant dated September 29, 2005 by and between the Company and Paladin Homeland Security Fund (CA), L.P.

Preferred Stock Warrant dated September 29, 2005 by and between the Company and Paladin Homeland Security Fund (Cayman Islands), L.P.

Preferred Stock Warrant dated January 11, 2006 by and between the Company and Kodiak Venture Partners II-A, L.P.

Preferred Stock Warrant dated January 11, 2006 by and between the Company and Kodiak Venture Partners II-B, L.P.

Preferred Stock Warrant dated January 11, 2006 by and between the Company and Sigma Partners 6, L.P.

Preferred Stock Warrant dated January 11, 2006 by and between the Company and Sigma Associates 6, L.P.

Preferred Stock Warrant dated January 11, 2006 by and between the Company and Sigma Investors 6, L.P.

Preferred Stock Warrant dated January 11, 2006 by and between the Company and GrandBanks Capital Venture Fund, LP

Preferred Stock Warrant dated January 11, 2006 by and between the Company and GrandBanks Capital SOFTBANK Fund, LP

Preferred Stock Warrant dated January 11, 2006 by and between the Company and GrandBanks Capital Advisors Fund, LP

Preferred Stock Warrant dated January 11, 2006 by and between the Company and Shiprock LLC.

Preferred Stock Warrant dated January 11, 2006 by and between the Company and JAFCO America Technology Fund III, L.P.

Preferred Stock Warrant dated January 11, 2006 by and between the Company and JAFCO America Technology Affiliates Fund III, L.P.

Preferred Stock Warrant dated January 11, 2006 by and between the Company and JAFCO USIT Fund III, L.P.

Preferred Stock Warrant dated January 11, 2006 by and between the Company and JAFCO America Technology Cayman Fund III, L.P.

Preferred Stock Warrant dated January 11, 2006 by and between the Company and Paladin Homeland Security Fund, L.P.

Preferred Stock Warrant dated January 11, 2006 by and between the Company and Paladin Homeland Security Fund (NY City), L.P.

Preferred Stock Warrant dated January 11, 2006 by and between the Company and Paladin Homeland Security Fund (CA), L.P.

Preferred Stock Warrant dated January 11, 2006 by and between the Company and Paladin Homeland Security Fund (Cayman Islands), L.P.

Preferred Stock Warrant dated April 10, 2007 by and between the Company and Sigma Partners 6, L.P.

Preferred Stock Warrant dated April 10, 2007 by and between the Company and Sigma Associates 6, L.P.

Preferred Stock Warrant dated April 10, 2007 by and between the Company and Sigma Investors 6, L.P.

Preferred Stock Warrant dated April 10, 2007 by and between the Company and GrandBanks Capital Venture Fund, LP

Preferred Stock Warrant dated April 10, 2007 by and between the Company and GrandBanks Capital SOFTBANK Fund, LP

Preferred Stock Warrant dated April 10, 2007 by and between the Company and GrandBanks Capital Advisors Fund, LP

Preferred Stock Warrant dated April 10, 2007 by and between the Company and Shiprock II LLC.

Preferred Stock Warrant dated April 10, 2007 by and between the Company and JAFCO America Technology Fund III, L.P.

Preferred Stock Warrant dated April 10, 2007 by and between the Company and JAFCO America Technology Affiliates Fund III, L.P.

Preferred Stock Warrant dated April 10, 2007 by and between the Company and JAFCO USIT Fund III, L.P.

Preferred Stock Warrant dated April 10, 2007 by and between the Company and JAFCO America Technology Cayman Fund III, L.P.

Preferred Stock Warrant dated April 10, 2007 by and between the Company and Paladin Homeland Security Fund, L.P.

Preferred Stock Warrant dated April 10, 2007 by and between the Company and Paladin Homeland Security Fund (NY City), L.P.

Preferred Stock Warrant dated April 10, 2007 by and between the Company and Paladin Homeland Security Fund (CA), L.P.

Preferred Stock Warrant dated April 10, 2007 by and between the Company and Paladin Homeland Security Fund (Cayman Islands), L.P.

Preferred Stock Warrant dated August 15, 2007 by and between the Company and G & H Partners.

Preferred Stock Warrant dated August 15, 2007 by and between the Company and Montagu Newhall Global Partners Fund III-B, L.P.

Preferred Stock Warrant dated August 15, 2007 by and between the Company and Montagu Newhall Global Partners Fund III-A, L.P.

Preferred Stock Warrant dated August 15, 2007 by and between the Company and Montagu Newhall Global Partners III, L.P.

Preferred Stock Warrant dated August 15, 2007 by and between the Company and Paladin Homeland Security Fund (Cayman Islands), L.P.

Preferred Stock Warrant dated August 15, 2007 by and between the Company and Paladin Homeland Security Fund (CA), L.P.

Preferred Stock Warrant dated August 15, 2007 by and between the Company and Paladin Homeland Security Fund (NY City), L.P.

Preferred Stock Warrant dated August 15, 2007 by and between the Company and Paladin Homeland Security Fund, L.P.

Preferred Stock Warrant dated August 15, 2007 by and between the Company and Shiprock II LLC

Preferred Stock Warrant dated August 15, 2007 by and between the Company and Sigma Investors 6, L.P.

Preferred Stock Warrant dated August 15, 2007 by and between the Company and Sigma Partners 6, L.P.

Preferred Stock Warrant dated August 15, 2007 by and between the Company and Sigma Associates 6, L.P.

Asset Purchase Agreement dated June 13, 2003 by and between the Company and Auspex Systems, Inc.

Share Purchase Agreement by and among the Company, Source Enterprise Consulting Limited and the holders of capital stock of Source Enterprise Consulting Limited, dated as of June 10, 2004.

Share Purchase Agreement by and among the Company, The Storage Group and W. Curtis Preston and Celynn Preston, dated as of August 2, 2004.

Loan and Security Agreement dated June 30, 2004 by and between the Company and Lighthouse Capital Partners V, L.P, as amended.

Series C Preferred Stock Warrant dated June 30, 2004 by and between the Company and Lighthouse Capital Partners IV, L.P.

Series C Preferred Stock Warrant dated June 30, 2004 by and between the Company and Lighthouse Capital Partners V, L.P.

Common Stock Warrant dated October 1, 2005 by and between the Company and Hitachi Data Systems Corporation.

Series D Preferred Stock Warrant dated July 31, 2006 by and between the Company and Lighthouse Capital Partners IV, L.P.

Series D Preferred Stock Warrant dated July 31, 2006 by and between the Company and Lighthouse Capital Partners V, L.P.

Series D Preferred Stock Warrant dated March 20, 2007 by and between the Company and Lighthouse Capital Partners IV, L.P.

Series D Preferred Stock Warrant dated March 20, 2007 by and between the Company and Lighthouse Capital Partners V, L.P.

Asset Purchase Agreement by and between the Company and PowerPM, Inc., dated as of February 15, 2005.

Share Purchase Agreement Regarding the Acquisition of the Shares of MBI-Advanced Computer Systems Ltd. by and between the Company, MBI-Advanced Computers Systems Ltd. and the Shareholder of MBI-Advanced Computers Systems Ltd. dated as of March 22, 2007.

Share Purchase Agreement Regarding the Acquisition of the Shares of Integrity Systems Ltd. by and between the Company, Integrity Systems Ltd. and the Shareholders of Integrity Systems Ltd. dated as of March 22, 2007.

Share Purchase Agreement Regarding the Acquisition of the Shares of MBI Veri Koruma Sistemleri Ticaret Limited Sikerti by and between the Company, MBI Veri Koruma Sistemleri Ticaret Limited Sikerti and the Shareholders of MBI Veri Koruma Sistemleri Ticaret Limited Sikerti dated as of March 22, 2007.

Asset Purchase Agreement between Rapid Application Deployment, Inc., an Illinois corporation, and the Company dated as of July 2, 2007.

Share Purchase Agreement Regarding the Acquisition of the Shares of DCMI Holdings by and among the Company, GlassHouse Technologies (UK) Limited and the Sellers (as defined therein) dated as of October 1, 2007.

Share Purchase Agreement Regarding the Acquisition of the Shares of The Projects Practice Limited by and among the Company, GlassHouse Technologies (UK) Limited and the Sellers (as defined therein) dated as of May 19, 2008.

Securities Purchase Agreement, dated as of March 6, 2008, by and between the Company and Dell Products L.P.

Warrant to Purchase Stock, dated as of March 6, 2008, issued by the Company to Dell Products L.P.

Subordinated Convertible Promissory Note, dated as of March 6, 2008, issued by the Company in favor of Dell Products L.P.

Loan and Security Agreement between the Company and WF FUND III LIMITED PARTNERSHIP (c/o/b as WELLINGTON FINANCIAL LP and WELLINGTON FINANCIAL FUND III) (“Wellington”) dated as of March 29, 2010, as amended.

Series F Preferred Stock Warrant dated March 29, 2010 by and between the Company and Wellington.

The Investor Debt Agreement.

Asset Purchase Agreement by and between the Company and Virtera, Inc., a wholly owned subsidiary of CRI Technologies, Inc. dated as of November 30, 2009.

Agreement and Plan of Merger by and among the Company, MillHouse Merger Sub Corporation and Converged Securities Services Group, Inc. dated as of December 22, 2008.

Share Purchase Agreement by and among GlassHouse Technologies (UK) Limited, the Company and the sellers of the shares of Systems Group Integration Limited, a private limited liability company formed under the laws of England and Wales, dated as of September 15, 2009.

Share Purchase Agreement by and among the Company and the sellers of the share capital of vcare Infosystems AG, a corporation formed under the laws of Switzerland, dated as of November 30, 2009.

Exhibit D

Form of Eighth Amended and Restated Registration Rights Agreement

EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Eighth Amended and Restated Registration Rights Agreement (this “Agreement”) is made as of this 6th day of March, 2008 by and among GlassHouse Technologies, Inc., a Delaware corporation (together with any successor thereto, the “Company”), Lighthouse Capital Partners IV, L.P., a Delaware limited partnership (“LCP IV”) and Lighthouse Capital Partners V, L.P., a Delaware limited partnership (“LCP V”), BayStar Capital III Investment Fund, L.P., a Delaware limited partnership (“BayStar”), Velocity Venture Funding, LLC, a Delaware limited liability company and the assignee of Velocity Financial Group, Inc., a Delaware corporation (“Velocity”), Leader Lending, LLC, a Delaware limited liability company (“Leader Lending”), Leader Equity, LLC, a Delaware limited liability company (“Leader Equity” and together with BayStar, Velocity and Leader Lending, the “LRG Holders”), Dell Products L.P., a Texas limited partnership (the “Strategic Investor”), the Persons listed under the heading “Investors” on Exhibit A hereto (each, an “Investor” and collectively, the “Investors”), the Persons holding Series 1 Convertible Preferred Stock of the Company, par value $0.001 per share (“Series 1 Preferred Stock”) and listed under the heading “Series 1 Holders” on Exhibit B hereto, together with any additional persons who shall obtain shares of Series 1 Preferred Stock after the date hereof in accordance with the terms and conditions of that certain Share Purchase Agreement dated June 10, 2004 by and between the Company and the parties set forth therein (each, a “Series 1 Holder” and collectively, the “Series 1 Holders”), and the holders of Common Stock of the Company listed under the heading “MBI Group Holders” on Exhibit C hereto (each, an “MBI Group Holder” and collectively, the “MBI Group Holders”).

WHEREAS, certain of the Investors (the “Existing Investors”) have previously purchased shares of the Company’s Series A Convertible Participating Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), shares of the Company’s Series B Convertible Participating Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), shares of the Company’s Series C Convertible Participating Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), shares of the Company’s Series D Convertible Participating Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”) and/or shares of the Company’s Series E Convertible Participating Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”) and are party to that certain Seventh Amended and Restated Registration Rights Agreement dated as of August 24, 2007 by and among the Company and such Investors (the “Prior Agreement”);

WHEREAS, the Series 1 Holders have previously acquired shares of the Company’s Series 1 Preferred Stock and are also party to the Prior Agreement;

WHEREAS, LCP IV and LCP V have previously acquired warrants to purchase shares of the Company’s Series C Preferred Stock and Series D Preferred Stock and are also party to the Prior Agreement;

WHEREAS, the MBI Holders have previously acquired shares of the Company’s Common Stock, par value $0.001 (the “Common Stock”) and are also party to the Prior Agreement;

WHEREAS, the LRG Holders (except Leader Equity) have previously acquired notes that are convertible into shares of the Company’s Common Stock, the LRG Holders (except Leader Lending) have previously acquired warrants to purchase shares of the Company’s Common Stock and the LRG Holders are also party to the Prior Agreement;

WHEREAS, simultaneously with the entrance into this Agreement, the Company and the Strategic Investor are entering into a certain Securities Purchase Agreement of even date herewith (the “Purchase Agreement”), pursuant to which the Company will, among other things, (a) issue a Subordinated Convertible Promissory Note to the Strategic Investor, which Note is convertible into shares of the Company’s equity securities, and (b) grant and issue to the Strategic Investor warrants to purchase shares of the Company’s equity securities;

WHEREAS, the Company, the Existing Investors, the Series 1 Holders, LCP IV, LCP V, the MBI Holders and the LRG Holders desire to amend the Prior Agreement to include the Strategic Investor, and any securities issued pursuant to the Purchase Agreement, and to amend and restate the terms and conditions of the Prior Agreement in their entirety, as set forth herein; and

WHEREAS, the execution of this Agreement is a condition precedent to the entrance of the Company and the Strategic Investor into the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Approved Piggyback Shares” shall mean, in the case of the registration of shares of capital stock by the Company in connection with the initial public offering of the Company’s Common Stock, that number of Registrable Securities that the underwriter(s) determines may be included as part of such registered offering.

“Commission” shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and the Exchange Act.

“Common Stock” shall mean (i) the Company’s common stock, $0.001 par value per share, and (ii) any other securities into which or for which any of the securities described in clause (i) above may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Holder” shall mean any person owning or having the right to acquire Registrable Securities or any transferees thereof in accordance with Section 7 hereof; provided, however, that the Series 1 Holders and the MBI Group Holders shall not be deemed to be Holders for purposes of Section 3(a) or 3(b) hereof and the LRG Holders and the Strategic Investor shall not be deemed to be Holders for the purposes of Section 3(a) hereof.

92

“LRG Piggyback Shares” shall mean the lesser of (i) that number of shares of the Company’s Registrable Securities held by the LRG Holders or (ii) a percentage of the Approved Piggyback Shares equal to (x) 1.54 multipled by (y) the net amount advanced to the Company under the Loan Agreement (rounded down to the nearest million) divided by (z) 1,000,000. By way of example with respect to clause (ii), if the Company had received $8,345,231 in net funds from the LRG Holders, the percentage under clause (ii) would be 12.32% and, assuming the Approved Piggyback Shares equal to 500,000, the LRG Piggyback Shares would be 61,600 (provided that the number of shares under clause (i) is greater than 61,600).

“Person” shall mean an individual, a corporation, a partnership, a joint venture, a trust, an estate, an unincorporated organization, a limited liability company, a government and any agency or political subdivision thereof, including, without limitation, any partner, officer, director, member or employee of such Person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners of such Person and, with respect to a trust, any beneficiary of such trust.

“Preferred Stock” shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series 1 Preferred Stock.

“Registrable Securities” shall mean (i) any shares of Common Stock now held or hereafter acquired by the Investors or the Series 1 Holders (including, in the case of Series 1 Holders, by the exercise of options), (ii) any shares of Common Stock now held or hereafter acquired by LCP IV or LCP V resulting from the exercise of warrants held by such entities, (iii) any shares of Common Stock issued to the MBI Group Holders pursuant to the Share Purchase Agreements (whether such shares of Common Stock are issued under the Share Purchase Agreements directly to the MBI Group Holders or to the Escrow Agent, as such term is defined in each Share Purchase Agreement), (iv) the shares of Common Stock or shares of any other securities issued and issuable upon conversion of the Preferred Stock, (v) any shares of Common Stock issued to the LRG Holders resulting from the exercise of warrants held by such entities or the conversion of debt owed to such entities, (vi) any shares of Common Stock issued to the Strategic Investor resulting from the exercise of warrants held by the Strategic Investor, the conversion of debt owed to the Strategic Investor and any other securities issued pursuant to the Purchase Agreement (vii) any other securities issued and issuable with respect to any such shares described in clauses (i), (ii), (iii), (iv), (v) and (vi) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected); provided, however, that notwithstanding anything to the contrary contained herein, “Registrable Securities” shall not at any time include any securities previously sold pursuant to a registered public offering or sold pursuant to an exemption from the registration requirements of the Securities Act.

93

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

2. Piggyback Registrations. If at any time or times after the date hereof the Company shall seek to register any shares of its Common Stock under the Securities Act for sale to the public for its own account or on the account of others (except with respect to registration statements on Form S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public), the Company will promptly give written notice thereof to all Holders. If within twenty (20) days after their receipt of such notice one or more Holders request the inclusion of some or all of the Registrable Securities owned by them in such registration, the Company will use its best efforts to effect the registration under the Securities Act of such Registrable Securities. In the case of the registration of shares of capital stock by the Company in connection with any underwritten public offering, if the underwriter(s) determines that marketing factors require a limitation on the number of Registrable Securities to be offered, subject to the following sentence, the Company shall not be required to register Registrable Securities of the Holders in excess of the amount, if any, of shares of the capital stock which the principal underwriter of such underwritten offering shall in good faith agree to include in such offering in addition to any amount to be registered for the account of the Company. In the case of the Company’s initial public offering of Common Stock, if any limitation of the number of shares of Registrable Securities to be registered by the Holders is required pursuant to this Section 2, the number of shares to be excluded shall be determined in the following sequence: (i) first, securities held by any Persons not having any contractual, incidental “piggyback” registration rights, (ii) second, securities held by any Persons (other than the Holders) having contractual, incidental “piggyback” rights pursuant to an agreement which is not this Agreement, (iii) third, Registrable Securities (other than the LRG Piggyback Shares) sought to be included by the Holders (other than the LRG Holders) as determined on a pro rata basis (based upon the respective holdings of Registrable Securities by such Holders) and (iv) fourth, the LRG Piggyback Shares. In the case of any registered offering other than the Company’s initial public offering of Common Stock, if any limitation of the number of shares of Registrable Securities to be registered by the Holders is required pursuant to this Section 2, the number of shares to be excluded shall be determined in the following sequence: (i) first, securities held by any Persons not having any contractual, incidental “piggyback” registration rights, (ii) second, securities held by any Persons (other than the Holders) having contractual, incidental “piggyback” rights pursuant to an agreement which is not this Agreement and (iii) third, Registrable Securities sought to be included by the Holders as determined on a pro rata basis (based upon the respective holdings of Registrable Securities by such Holders).

3. Required Registrations.

(a) Demand Registration. Upon the earlier of (i) July 10, 2006 or (ii) the date that is six (6) months after the initial public offering of Common Stock by the Company pursuant to an effective registration statement under the Securities Act, on not more than two (2) occasions, the Holders of at least fifty percent (50%) of the Registrable Securities may request that the Company register under the Securities Act all or a portion of the Registrable Securities held by such requesting Holders having an aggregate value of at least $5,000,000 (based on the then current market price). A registration will not count as a requested registration under this

94

Section 3(a) until the registration statement relating to such registration has been declared effective by the Commission at the request of the requesting Holders and unless the requesting Holders are able to register and sell at least 66 2/3rds of the Registrable Securities requested by them to be included in such registration.

(b) Form S-3. After the Company’s initial public offering of Common Stock registered under the Securities Act, the Company shall use its best efforts to qualify and remain qualified to register securities on Form S-3 (or any successor form) under the Securities Act. So long as the Company is qualified to register securities on Form S-3 (or any successor form), the Holders shall have the right to request registration on Form S-3 (or any successor form) for the Registrable Securities held by such requesting Holders having an aggregate value of at least $500,000 (based on the then current market price), including registrations for the sale of such Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. Such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such requesting Holders. Upon receipt of a request for registration under this Section 3(b), the Company shall use all commercially reasonable efforts to effect a registration statement pursuant to this Section 3(b) as soon as practicable, but in any event no longer than thirty (30) days following receipt of such request.

(c) Registration Requirements. Following a request pursuant to Section 3(a) or (b) above, the Company will notify all of the other Holders and such Holders shall then have twenty (20) days to notify the Company of their desire to participate in the registration. Thereupon, the Company will use its best efforts to cause such of the Registrable Securities as may be requested by such Holders to be registered under the Securities Act in accordance with the terms of this Section 3. If the request for registration contemplates an underwritten public offering, the Company shall state such in the written notice and in such event the right of any Person to participate in such registration shall be conditioned upon their participation in such underwritten public offering and the inclusion of their securities in the underwritten public offering to the extent provided herein.

(d) Underwritten Offering. If a requested registration under this Section 3 involves an underwritten public offering and the managing underwriter of such offering determines in good faith that the number of securities sought to be offered should be limited due to market conditions, then the number of securities to be included in such underwritten public offering shall be reduced to a number deemed satisfactory by such managing underwriter, provided that the shares to be excluded shall be determined in the following sequence: (i) first, securities held by any Persons not having any contractual, incidental “piggyback” registration rights to include such securities in the registration statement, (ii) second, securities held by any other Persons (other than the Holders) having contractual, incidental “piggyback” rights to include such securities in the registration statement and (iii) third, Registrable Securities sought to be included in such registration. If there is a reduction of the number of Registrable Securities pursuant to clause (iii), such reduction shall be made on a pro rata basis (based upon the respective holdings of Registrable Securities held by such Holders). With respect to a request for registration pursuant to Section 3(a) or (b) which is for an underwritten public offering, the managing underwriter shall be chosen by a majority-in-interest of the Holders requesting such registration subject to the approval of the Company, which approval will not be unreasonably

95

withheld. If the managing underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company may include securities for its own account in such registration if the managing underwriter so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

(e) Postponement. The Company may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed ninety (90) days in the aggregate during any twelve-month period, if the Company’s Board of Directors determines reasonably and in good faith it would be materially detrimental to the Company and its stockholders for such registration to be effected at such time. The Company shall not be required to cause a registration statement requested pursuant to this Section 3 to become effective prior to one hundred eighty (180) days following the effective date of the registration statement filed in connection with the initial public offering of the Company’s equity securities and ninety (90) days following the effective date of any other registration statement initiated by the Company, if the request for registration has been received by the Company subsequent to the giving of written notice by the Company, made in good faith, to Holders entitled to request demand registrations under this Section 3 that the Company is commencing to prepare a Company-initiated registration statement (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145, or any other similar rule under the Securities Act, is applicable); provided, however, that the Company shall use its best efforts to achieve such effectiveness promptly following such period. The Company shall provide written notice to the Holders of Registrable Securities proposed to be included in such registration of (A) any postponement or withdrawal of the filing pursuant to this subsection (iii), (B) the Company’s decision to file such registration statement following such withdrawal or postponement and (C) the effectiveness of such registration statement.

4. Further Obligations of the Company. Whenever the Company is required hereunder to register any Registrable Securities, it agrees that it shall also do the following:

(a) Pay all expenses of such registrations and offerings (exclusive of underwriting discounts and commissions) and the reasonable fees and expenses of not more than one independent counsel for the Holders in connection with any registrations pursuant to Sections 2 or 3 hereof;

(b) Use its best efforts to diligently prepare and file with the Commission a registration statement and use its best efforts to cause such registration statement to become effective and prepare and file such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of (i) the date which is ninety (90) days following the effectiveness of such registration statement and (ii) the date on which the Holder or Holders have completed the distribution described in the registration statement relating thereto, and to comply with the provisions of the Securities Act with respect to the sale of securities covered by such registration statement for such period;

(c) Furnish to each selling Holder such copies of each preliminary and final prospectus and such other documents as such Holder may reasonably request to facilitate the public offering of its Registrable Securities;

96

(d) Enter into and perform its obligations under any reasonable underwriting agreement required by the proposed underwriter, if any, in such form and containing such terms as are customary; provided, however, that no Holder shall be required to make any representations or warranties other than with respect to its title to the Registrable Securities and with respect to any written information provided by the Holder to the Company;

(e) Use its best efforts to register or qualify the securities covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as any selling Holder may reasonably request; provided, that, the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

(f) Immediately notify each selling Holder, at any time when a prospectus relating to his, her or its Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and at the request of any such selling Holder, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(g) Cause all such Registrable Securities to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted (or if similar securities issued by the Company are not yet listed or quoted, then on such exchange or quotation system as the Company shall determine);

(h) Make available to each selling Holder, any underwriter participating in any disposition pursuant to a registration statement and any attorney, accountant or other agent or representative retained by any such selling Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, however, that such Inspector shall agree to hold in confidence and trust all information so provided;.

(i) Otherwise use its best efforts to comply with the securities laws of the United States and other applicable jurisdictions and all applicable rules and regulations of the Commission and comparable governmental agencies in other applicable jurisdictions and make generally available to its stockholders, in each case as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act;

(j) In the case of an underwritten public offering, furnish to each prospective selling Holder a signed counterpart, addressed to the prospective selling Holder, of (A) an opinion of counsel for the Company dated the effective date of the registration statement, and (B)

97

provided such perspective selling Holder complies with the requests of the Company’s independent public accountants under the Statement on Auditing Standards No. 72, “Letters for Underwriters and Certain Other Requesting Parties” or any other successor or applicable accounting literature, a “comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants’ letter) with respect to events subsequent to the date of the financial statements, as customarily covered (at the time of such registration) in opinions of counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities; and

(k) Otherwise cooperate with the underwriter or underwriters, the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any Registrable Securities hereunder.

5. Indemnification; Contribution.

(a) Incident to any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless to the fullest extent permitted by law each underwriter, each Holder who offers or sells any such Registrable Securities in connection with such registration statement (including its partners (including partners of partners and stockholders of any such partners) and directors, officers, employees, representatives, members and agents of any of them (a “Selling Holder”), and each Person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (a “Controlling Person”), from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus), (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws; provided, however, that the Company will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by such underwriter, Selling Holder or Controlling Person expressly for use in such registration statement. With respect to such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by such Selling Holder expressly for use in such registration statement, such Selling Holder will indemnify and hold harmless each underwriter, the Company (including its directors, officers, employees, representatives, members and agents), each other Holder

98

(including its partners (including partners of partners and stockholders of such partners) and directors, officers, employees, representatives and agents of any of them, and each Person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence. In no event, however, shall the liability of a Selling Holder for indemnification under this Section 5(a) exceed the net proceeds received by such Selling Holder from its sale of Registrable Securities under such registration statement.

(b) If the indemnification provided for in Section 5(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 5, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Holders and the underwriters from the offering of the Registrable Securities and (ii) the relative fault of the Company, the Selling Holders and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations; provided, however, that in the event of a registration statement filed in response to a demand under Section 3(a) and in which the Company does not register any shares of capital stock, the proportion of contribution by the Company, the Selling Holders and the underwriters shall in all cases be governed solely by clause (ii) above. The relative benefits received by the Company, the Selling Holders and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Holders and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities covered by such registration statement. The relative fault of the Company, the Selling Holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Holders or the underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 5(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall a Selling Holder be required to contribute any amount under this Section 5(b) in excess of the net proceeds received by such Selling Holder from its sale of Registrable Securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

99

(c) The amount paid by an indemnifying party or payable to an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 5 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this Section 5 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties. No indemnifying party, in the defense of any such claim or litigation, shall enter into a consent of entry of any judgment or enter into a settlement without the consent of the indemnified party, which consent will not be unreasonably withheld.

6. Rule 144 and Rule 144A Requirement. In the event that the Company becomes subject to Section 13 or Section 15(d) of the Exchange Act, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act (or any successor or similar exemptive rules hereafter in effect). The Company shall furnish to any Holder, within 15 days of a written request, a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 or Rule 144A or such successor rules.

7. Transferability of Registration Rights. The registration rights set forth in this Agreement are transferable to any transferee of Registrable Securities who receives any shares of Registrable Securities. Each subsequent holder of Registrable Securities must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement.

8. Rights Which May Be Granted to Subsequent Investors. Other than transferees of Registrable Securities under Section 7 hereof, the Company shall not, without the prior written consent of the Investors holding at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock (voting together as a single class and on an as-converted basis), grant any other registration rights to any third parties.

9. Miscellaneous.

(a) Amendments. For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. This Agreement may not be amended or modified or any provision hereof waived without the joint written consent of the Company and the Investors holding at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities attributable to the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock; provided, however, that (i) in the event that any amendment, modification or waiver under this Agreement treats the Series 1 Holders in an adverse manner that is different from the Investors vis a vis their rights hereunder, such amendment, modification or waiver shall also require the written consent of Series 1 Holders holding at least a majority of the Registrable Securities attributable to the conversion of the Series 1 Preferred Stock, (ii) in the event that any amendment, modification or waiver under this Agreement treats the MBI Group Holders in an

100

adverse manner that is different from the Investors vis a vis their rights hereunder, such amendment, modification or waiver shall also require the written consent of the MBI Group Holders holding at least a majority of the Registrable Securities held by the MBI Group Holders, (iii) in the event that any amendment, modification or waiver under this Agreement treats the LRG Holders in an adverse manner that is different from the Investors vis a vis their rights hereunder, such amendment, modification or waiver shall also require the written consent of the LRG Holders holding at least a majority of the Registrable Securities held by the LRG Holders, (iv) in the event that any amendment, modification or waiver under this Agreement treats the Strategic Investor in an adverse manner that is different from the Investors vis a vis their rights hereunder, such amendment, modification or waiver shall also require the written consent of the Strategic Investor and (v) notice of any amendment, modification or waiver under this Agreement shall be delivered to the Series 1 Representatives and the MBI Group Holder Representative (each in the manner set forth below).

(b) Notices and Demands. Any notice or demand which, by any provision of this Agreement or any agreement, document or instrument executed pursuant hereto or thereto, except as otherwise provided therein, is required or provided to be given shall be deemed to have been sufficiently given or served and received for all purposes when delivered by hand, telecopy, telex or other method of facsimile or five (5) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two (2) days after being sent by overnight delivery providing receipt of delivery, provided, however, that any such notice or demand shall be provided to Series 1 Holders and/or MBI Group Holders only by way of reputable air courier service, and shall be deemed to have been sufficiently given or served and received for all purposes three (3) days after being sent. Notices and demands under this Agreement or any agreement, document or instrument executed pursuant hereto or thereto, shall be sent to the following addresses, unless a party has notified in a written instrument the other parties to this Agreement of another address:

(i) if to the Company, 200 Crossing Boulevard, Framingham, MA 01702, Attn: Mark A. Shirman, or at such other address designated by the Company to the Investors in writing with a copy to Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 610 Lincoln Street, Waltham, MA 02451, Attn: Marc. F. Dupré;

(ii) if to the Investors, at the mailing addresses as shown on Exhibit A attached hereto, or at such other address designated by an Investor to the Company in writing, and with respect to (a) Shiprock LLC or Shiprock II LLC, an additional copy to Stephen Gould, Esq., Nutter, McClennen & Fish, LLP, World Trade Center West, 155 Seaport Boulevard, Boston, MA 02210 and (b) Sigma, an additional copy to McDermott, Will & Emery, 28 State Street, Boston, MA 02110, Attn: John J. Egan III.

(iii) if to the Series 1 Holders, at the mailing addresses as shown on Exhibit B attached hereto, or at such other address designated by a Series 1 Holder to the Company in writing, with a copy to Jason Rabbetts and Andrew Norman (the “Series 1 Representatives”), c/o GlassHouse Technologies (UK) Limited, St. George’s House, 31-33 Monument Hill, Weybridge, Surrey, KT13 8RN, with a further copy to each of the following: Stefan Sarles, Attorney and Advisor, Third Floor, 27 Bruton Street, London W1J 6QN, United Kingdom and Penningtons Solicitors, Highfield, Brighton Road, Godalming, Surrey, GU7 1NS, United Kingdom, Attn: Robin Peile.

101

(iv) if to the MBI Group Holders, at the mailing addresses as shown on Exhibit C attached hereto, or at such other address designated by an MBI Group Holder to the Company in writing, with a copy addressed to Mr. Michael Burstein (the “MBI Group Holders Representative”), c/o GlassHouse Technologies (UK) Limited, St. George’s House, 31-33 Monument Hill, Weybridge, Surrey, KT13 8RN, and with a further copy to Meitar Liquornik Geva & Leshem Brandwein, Law Offices, 16 Abba Hillel Rd., Ramat Gan 52506, Israel, Attn: Maya Liquornik.

(v) if to the LRG Holders, c/o BayStar Capital III Investment Fund, L.P., 80 E. Sir Francis Drake Blvd., Suite 2B, Larkspur, CA 94939, Attn: General Partner, or at such other address designated by an LRG Holder to the Company in writing, with a copy to Collette Erickson Farmer & O’Neill LLP, 235 Pine Street, Suite 1300, San Francisco, CA 94104, Attn: John J. O’Neill, Esq.

(vi) if to the Strategic Investor, One Dell Way, MS RR1-33, Round Rock, Texas 78682 Attention: General Counsel, Fax: 512.728.8935, and at One Dell Way, MS RR1-87, Round Rock, Texas 78682, Attention: Corporate Development, Fax: 512.723.1702, with a copy to Vinson & Elkins L.L.P., The Terrace 7, 2801 Via Fortuna, Suite 100, Attention: William R. Volk, Esq., Fax: 512.236.3450.

(c) Dispute Resolution.

(i) All disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted before the American Arbitration Association (“AAA”). If AAA ceases operation, then the parties shall select a comparable organization that provides qualified arbitration services. The arbitration shall be held in Boston, Massachusetts before a single arbitrator and shall be conducted in accordance with the rules and regulations promulgated by AAA unless specifically modified herein.

The parties covenant and agree that the arbitration hearing shall commence within ninety (90) days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than seven (7) business days before the date of the arbitration hearing, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration hearing or considered or used by a party’s witness or expert. The arbitrator’s decision and award shall be made and delivered within three (3) months of the selection of the arbitrator.

102

The arbitrator’s decision shall set forth a reasoned basis for any finding of liability or award of damages. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

The parties covenant and agree that they will participate in the arbitration in good faith and that they will share equally its costs, except as otherwise provided herein. The arbitrator may in his or her discretion assess costs and expenses (including the reasonable legal fees and expenses of the prevailing party) whether claimant or respondent against any party to a proceeding. Any party failing or refusing to comply with an order of the arbitrators shall be liable for costs and expenses, including attorneys’ fees, incurred by the other party in enforcing the award. Nothing in this Section 9(c) shall prohibit any party from proceeding in court without prior arbitration for the limited purpose of seeking a temporary or permanent injunction to avoid immediate and irreparable harm. The provisions of this Section 9(c) shall be enforceable in any court of competent jurisdiction.

Unless otherwise ordered, the parties shall bear their own attorneys’ fees, costs and expenses in connection with the arbitration. The parties will share equally in the fees and expenses charged by AAA.

(ii) Each of the parties hereto irrevocably and unconditionally consents to the exclusive use of AAA to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby and further consents to the jurisdiction of the courts of The Commonwealth of Massachusetts for the purposes of enforcing the arbitration provisions of Section 9(c)(i) of this Agreement. Each party further irrevocably waives any objection to proceeding before AAA based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before AAA has been brought in an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its, his or her submission to jurisdiction and its, his or her consent to service of process by mail is made for the express benefit of the other parties hereto.

(d) Remedies; Severability. Notwithstanding Section 9(c), it is specifically understood and agreed that any breach of the provisions of this Agreement by any Person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

103

(e) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

(f) Effect of Heading. The Section headings herein are for convenience only and shall not affect the construction hereof.

(g) Governing Law. This Agreement shall be deemed a contract made under the laws of the State of Delaware and together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of the State of Delaware, without giving effect to its conflicts of laws principles.

(h) Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors, permitted assigns and transferees, except as may be expressly provided otherwise herein. Notwithstanding anything to the contrary contained herein, (a) an Investor may assign any of its rights under this Agreement to any Affiliate (as defined in that certain Series E Preferred Stock Agreement dated as of May 4, 2007) of such Investor, (b) a Series 1 Holder may assign any of its rights under this Agreement to another person party to that certain Deed of Contribution among, inter alia, J.S. Rabbetts and others, (c) an LRG Holder may assign any of its rights under this Agreement in accordance with the Loan Agreement and (d) the Strategic Investor may assign any of its rights under this Agreement in accordance with the Purchase Agreement.

(i) Integration. This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement, and supercedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. In accordance with Section 9(a) of the Prior Agreement, the Company and the Investors hereby agree that this Agreement amends, restates and supercedes the Prior Agreement in its entirety and that the Prior Agreement is hereafter null and void.

[Signature Page Follows]

104

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

COMPANY:

GLASSHOUSE TECHNOLOGIES, INC.

By:
	Name:	Mark A. Shirman
	Title:	President

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

STRATEGIC INVESTOR:

DELL PRODUCTS L.P., a Texas limited partnership

By:
Name:
Title:

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

INVESTORS:

KODIAK VENTURE PARTNERS II-A, L.P.

By:	Kodiak Ventures Management II, L.P.
Its:	General Partner

By:	Kodiak Ventures Management Company, Inc.
Its:	General Partner

By:
Name:
Title:

KODIAK VENTURE PARTNERS II-B, L.P.

By:	Kodiak Ventures Management II, L.P.
Its:	General Partner

By:	Kodiak Ventures Management Company, Inc.
Its:	General Partner

By:
Name:
Title:

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

INVESTORS:

SIGMA ASSOCIATES 6, L.P.

By:	Sigma Management 6, L.L.C.
Its:	General Partner

By:
Its:	Managing Director

SIGMA PARTNERS 6, L.P.

By:	Sigma Management 6, L.L.C.
Its:	General Partner

By:
Its:	Managing Director

SIGMA INVESTORS 6, L.P.

By:	Sigma Management 6, L.L.C.
Its:	General Partner

By:
Its:	Managing Director

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

INVESTORS:

GRANDBANKS CAPITAL VENTURE FUND, LP

By:	GRANDBANKS CAPITAL LLC

By:
Title: Manager

GRANDBANKS CAPITAL SOFTBANK FUND, LP

By:	GRANDBANKS CAPITAL LLC

By:
Title: Manager

GRANDBANKS CAPITAL ADVISORS FUND, LP

By:	GRANDBANKS CAPITAL LLC

By:
Title: Manager

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

INVESTORS:

SHIPROCK LLC

By:
Name: Richard C. Shipley
Title: Manager

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

INVESTORS:

JAFCO AMERICA TECHNOLOGY FUND III, L.P.
JAFCO AMERICA TECHNOLOGY CAYMAN FUND III, L.P.
JAFCO USIT FUND III, L.P.
JAFCO AMERICA TECHNOLOGY AFFILIATES FUND III, L.P.

By:
Andrew P. Goldfarb, Managing Member
JAV Management Associates III, L.L.C.
Its General Partner

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

INVESTORS:

PALADIN HOMELAND SECURITY FUND, L.P.

By:	Paladin Homeland Security Holdings, LLC
Its:	General Partner

By:
Name: Michael R. Steed
Title: An Authorized Signatory

PALADIN HOMELAND SECURITY FUND (NY CITY), L.P.

By:	Paladin Homeland Security Holdings, LLC
Its:	General Partner

By:
Name: Michael R. Steed
Title: An Authorized Signatory

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

PALADIN HOMELAND SECURITY FUND (CA), L.P.

By:	Paladin Homeland Security Holdings, LLC
Its:	General Partner

By:
Name:	Michael R. Steed
Title:	An Authorized Signatory

PALADIN HOMELAND SECURITY FUND (CAYMAN ISLANDS), L.P.

By:	Paladin Homeland Security Holdings (Cayman Islands), Ltd.
Its:	General Partner

By:
Name:	Michael R. Steed
Title:	An Authorized Signatory

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first set forth above.

INVESTORS:

SHIPROCK II LLC

By:
Name: Richard C. Shipley
Title: Manager

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first set forth above.

MONTAGU NEWHALL GLOBAL PARTNERS III, L.P.
By:	Montagu Newhall General Partner III, L.P., its general partner
By:	Montagu Newhall General Partner III, L.L.C., its general partner

By:
Name: ,
Managing Member

MONTAGU NEWHALL GLOBAL PARTNERS III-A, L.P.
By:	Montagu Newhall General Partner III, L.P., its general partner
By:	Montagu Newhall General Partner III, L.L.C., its general partner

By:
Name: ,
Managing Member

MONTAGU NEWHALL GLOBAL PARTNERS III-B, L.P.
By:	Montagu Newhall General Partner III, L.P., its general partner
By:	Montagu Newhall General Partner III, L.L.C., its general partner

By:
Name: ,
Managing Member

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first set forth above.

G&H PARTNERS

By:

Name:

Title:	Partner

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

SERIES 1 HOLDERS:

By:

Name:

Title:

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

MBI GROUP HOLDERS:

Michael Burstein	Aviram Katz

Guy Loewenberg	Leon Bialik

Recep Emre Pekar	Yoav Boaz

Noga Investments, Inc.	Loewenberg Holdings, Inc.

By:	By:

Title:	Title:

Xena Technologies, Inc.	MBM Creative Holdings Ltd.

By:	By:

Title:	Title:

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

LCP IV:

Lighthouse Capital Partners IV, L.P.

By:	Lighthouse Management Partners IV,
L.L.C., its general partner

By:
Its:

LCP V:

Lighthouse Capital Partners V, L.P.

By:	Lighthouse Management Partners V,
L.L.C., its general partner

By:
Its:

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

LRG HOLDERS:

BAYSTAR CAPITAL III INVESTMENT FUND, L.P.,
a Delaware limited partnership

By LRG Capital Group, LLC, its General Partner

By:
Lawrence Goldfarb, Manager

VELOCITY VENTURE FUNDING, LLC

By:	Velocity Financial Group, Inc.,
Its:	Attorney-in-Fact

By
Its

LEADER LENDING, LLC

By
Its

LEADER EQUITY, LLC

By
Its

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

Exhibit A

Schedule of Investors

Kodiak Venture Partners II-A, L.P.

Kodiak Venture Partners II-B, L.P.

Sigma Associates 6, L.P.

Sigma Partners 6, L.P.

Sigma Investors 6, L.P.

GrandBanks Capital Venture Fund, LP

GrandBanks Capital SOFTBANK Fund, LP

GrandBanks Capital Advisors Fund, LP

Shiprock, LLC

JAFCO America Technology Fund III, L.P.

JAFCO America Technology Cayman Fund III, L.P.

JAFCO USIT Fund III, L.P.

JAFCO America Technology Affiliates Fund III, L.P.

Lighthouse Capital Partners V, L.P.

Paladin Homeland Security Fund, L.P.

Paladin Homeland Security Fund (NY City), L.P.

Paladin Homeland Security Fund (CA), L.P.

Paladin Homeland Security Fund (Cayman Islands), L.P.

Montagu Newhall Global Partners III, L.P.

Montagu Newhall Global Partners III-A, L.P.

Montagu Newhall Global Partners III-B, L.P.

Exhibit A

Schedule of Investors (continued)

Shiprock II LLC

G&H Partners

Exhibit B

Schedule of Series 1 Holders

David Leyland

4 Eagle Close

Basingstoke, Hampshire RG22 5QE

Andrew Martin Norman

2A Kilham Lane

Winchester, Hants SO22 5PS

Matthew Wiltshire

19 St. Albans Avenue

Weybridge, Surrey KT13 8EN

James Richard Russ

Staneside, Roman Road

Dorking, Surrey RH4 3EU

Jason Rabbetts

Michaelmas Cottage

Chapel Lane, Westhumble

Dorking, Surrey RH5 6AL

Paul Segrave

35 Chestnut Avenue

Wokingham, Berks RG41 3HW

The FTB Trust, Kreuzwg 2

Postfach 735, FL9490

Vaduz Lichtenstein

Roger Russ

1 Clos des Tours

La Grande Route De St. Clement

St. Clement, Jersey, Channel Islands

Paul Barry-Walsh

Kingsmoor

Titlarks Hill Road

Sunningdale SL5 0JB

Ursula Margaret Connolly

20 St. Catherines Way

Fareham, Hants PO16 8RH

Exhibit B

Schedule of Series 1 Holders (Continued)

Rupert Stuart Beeby

37 Monterey Drive

Hailsham Place

Locks Heath, Southampton S031 6NN

Paul Christopher Evans

125a Stakes Road

Purbrook, Hants PO7 5PD

Peter Graham Hulme

92 Graham Road

Cowplain, Hants PO8 8EW

Philip Andrew Ball

18 Heritage Gardens

Fareham, Hants PO16 9BZ

Derek Anthony Walker

2 Crane Court

Loughton, Milton Keynes MK5 8BG

Susan Isobel Mason

11 Fourth Avenue

Denvilles

Havant, Hants PO9 2QU

Lynda Jean Grenyer

Birch Lodge, 22a Burnham Wood

Fareham, Hants PO16 7UD

Anthony Shields

16 Hillcroft Road

Tylers Green, Bucks HP10 8EA

Paul David Emerson

12 Gatcombe Avenue

Copnor, Portsmouth, Hants PO3 5HG

Kevin Nelson

46 St. Mary’s Road

Hayling Island, Hants PO11 9DB

Exhibit B

Schedule of Series 1 Holders (Continued)

Andrew Bristow

38 St. Leonards Avenue

Chineham, Basingstoke

Hants RG24 8RD

Stephen Hutt

9 Oakwood Drive, Angmering

West Sussex BN16 4GB

Sarnjit Parmar

10 Coniston Way

Church Crookham

Fleet, Hants GU52 6RS

Neil Riches

76 Village Road

Alverstoke

Gosport, Hants PO12 2LG

Matthew James Dale

100 Wheatlands

Titchfield Common

Fareham, Hants PO14 4SU

Matthew James Donaghy

3 Jersey Road

Portsmouth, Hants PO2 7PY

James Alexander Cooper

1 Luxton Close

Botley, Southampton SO30 2LA

Debra Claire Tapply

Fairfield, 54 Bowes Hill

Rowlands Castle, Hants PO9 6BS

Paul Hicks

234 Chatsworth Avenue

Porstmouth, Hants PO6 2UL

Christopher Cundall

162 Gosport Road

Fareham, Hampshire PO16 0QJ

Exhibit C

Schedule of MBI Group Holders

Name	Address

Guy Loewenberg	15 Hameri St. Givataiim, Israel 53332

Leon Bialik	4 Rekanati St. Ramat Aviv, Israel

MBM Creative holdings Ltd.	2 Hapnina St. Raanana, Israel 43215

Michael Burstein	4/4 Meir Ye’ary St. Tel Aviv, Israel 69371

Aviram Katz	6 Saadia Gaon St. Kiriyat Ono, Israel

Recep Emre Pekar	Oyak Ayazaga Sitesi, 33A Blok, Daire 4, Seyrantepe, Sisli-Istanbul Turkey

Yoav Boaz	400 Biscayne Av. Foster City California 94404

Xena Technologies, Inc.	2nd Floor Geneva Place 333 Waterfront Drive P.O. Box 3339 Road Town, Tortola, British Virgin Islands

Noga Investments, Inc.	2nd Floor Geneva Place 333 Waterfront Drive P.O. Box 3339 Road Town, Tortola, British Virgin Islands

Loewenberg Holdings, Inc.	2nd Floor Geneva Place 333 Waterfront Drive P.O. Box 3339 Road Town, Tortola, British Virgin Islands

Exhibit E

Form of Fifth Amended and Restated Stockholders Agreement

FIFTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

AS AMENDED ON NOVEMBER 3, 2008

This Fifth Amended and Restated Stockholders Agreement (this “Agreement”) is made as of this 6th day of March, 2008 by and among GlassHouse Technologies, Inc., a Delaware corporation (together with any successor thereto, the “Company”), the individual listed under the heading “Founder” on Exhibit A hereto (the “Founder”), the investors listed under the heading “Investors” on Exhibit A hereto (each, an “Investor” and collectively, the “Investors”), the individuals listed under the heading “Common Holders” on Exhibit A hereto (the “Common Holders”), and any other stockholder, warrantholder or optionholder of the Company who from time to time becomes a party to this Agreement by execution of a Joinder Agreement in substantially the form attached hereto as Exhibit B (collectively, the “Additional Stockholders”). The Founder, the Common Holders and the Additional Stockholders are herein referred to collectively as the “Stockholders” and each individually as a “Stockholder.”

WHEREAS, certain of the Investors (the “Existing Investors”) have previously purchased shares of the Company’s Series A Convertible Participating Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), shares of the Company’s Series B Convertible Participating Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), shares of the Company’s Series C Convertible Participating Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), shares of the Company’s Series D Convertible Participating Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”) and/or shares of the Company’s Series E Convertible Participating Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”), and are party to that certain Fourth Amended and Restated Stockholders Agreement, dated as of December 30, 2004 and last amended on November 14, 2007, by and among the Company and such Existing Investors (the “Prior Agreement”);

WHEREAS, the Company and Dell Products L.P., a Texas limited partnership (the “New Investor”), are simultaneously entering into a certain Securities Purchase Agreement dated as of the date hereof (the “Purchase Agreement”) pursuant to which such New Investor has agreed to purchase a Subordinated Convertible Promissory Note (the “Note”), in accordance with the terms and conditions contained therein;

WHEREAS, the Company, the Founder, the Common Holders and the Existing Investors desire to amend the Prior Agreement to include the New Investor and to amend and restate the terms and conditions of the Prior Agreement in their entirety, as set forth herein; and

WHEREAS, the execution of this Agreement is a condition precedent to the purchase by the New Investor of the Note under the Purchase Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

SECTION 1

DEFINITIONS

1.1 Construction of Term. As used herein, the masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to be or to include the other genders or number, as the case may be, whenever the context so indicates or requires.

1.2 Number of Shares of Stock. Whenever any provision of this Agreement calls for any calculation based on a number of shares of Common Stock held by an Investor or Stockholder, the number of shares deemed to be held by an Investor or Stockholder shall be the total number of shares of Common Stock then owned by such Investor or Stockholder, plus the total number of shares of Common Stock issuable upon conversion of any Preferred Stock or other convertible securities or exercise of any vested options, warrants or subscription rights then owned by such Investor or Stockholder.

1.3 Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

An “Affiliate” of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, Affiliates of an Investor that is a venture capital or other similar fund or entity shall include any other venture capital or other similar funds or entities for which an Affiliate of such Investor directly or indirectly, through one or more intermediaries, serves as a manager, general partner or in a like capacity, and any partners, limited partners, managers, members or shareholders of such Investor.

“Board of Directors” means the board of directors of the Company.

“Cisco” means Cisco Systems, Inc. or its Affiliates.

“Common Stock” means the common stock, $0.001 par value per share, of the Company and any other common equity securities now or hereafter issued by the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or in replacement of or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

“GrandBanks” means GrandBanks Capital Venture Fund, LP, GrandBanks Capital Softbank Fund, LP or their Affiliates.

“JAFCO” means JAFCO America Technology Fund III, L.P., JAFCO America Technology Cayman Fund III, L.P., JAFCO USIT Fund III, L.P., JAFCO America Technology Affiliates Fund III, L.P., or their Affiliates.

“Kodiak” means Kodiak Venture Partners II-A, L.P., Kodiak Venture Partners II-B, L.P. or their Affiliates.

“Montagu Newhall” shall mean Montagu Newhall Global Partners III, L.P., Montagu Newhall Global Partners III-A, L.P. and Montagu Newhall Global Partners III-B, L.P., or their affiliates

“Paladin” means Paladin Homeland Security Fund, L.P. or its Affiliates.

“Person” means an individual, a corporation, an association, a partnership, a limited liability company, joint venture, an estate, a trust and any other entity or organization, governmental or otherwise, including, without limitation, any partner, officer, director, member or employee of such Person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners of such person and, with respect to a trust, any beneficiary of such trust.

“Qualified Public Offering” shall have the meaning set forth in the Company’s Ninth Amended and Restated Certificate of Incorporation, as amended from time to time.

“Preferred Stock” means Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“Series F Purchase Agreement” means that certain Series F Preferred Stock Purchase Agreement dated as of November 4, 2008 by and among the Company, the New Investor and Cisco.

“Sigma” means Sigma Associates 6, L.P., Sigma Partners 6, L.P., Sigma Investors 6, L.P. or their Affiliates.

“Transfer” means any direct or indirect transfer, donation, sale, assignment, pledge, mortgage, hypothecation, grant of a security interest in or other disposal or attempted disposal, by gift or otherwise, of all or any portion of a security or of any rights. “Transferred” means the accomplishment of a Transfer, and “Transferee” means the recipient of a Transfer.

SECTION 2

RESTRICTIONS ON TRANSFER; RIGHTS OF FIRST REFUSAL; CO-SALE RIGHTS

2.1 Restrictions on Transfer. Each Stockholder agrees that he, she or it will not Transfer all or any portion of the shares of capital stock or securities convertible into or exchangeable for shares of capital stock of the Company now owned or hereafter acquired by him, her or it, except in connection with, and strictly in compliance with the conditions of, any of the following:

(a) Transfers effected pursuant to Sections 2.2 and 2.3 hereof, in each case made strictly in accordance with the procedures set forth therein;

(b) Transfers by a Stockholder to his or her spouse, children or grandchildren or to a trust of which he or she is the settlor and a trustee for the benefit of such Person or his or her spouse, children or grandchildren, to partnerships in which such family members are the only partners, or to limited liability companies in which such family members are the only members, provided that the Transferee shall have executed a Joinder Agreement in the form of Exhibit B attached hereto; and

(c) Transfers upon the death of a Stockholder to his or her heirs, executors or administrators or to a trust under his or her will or Transfers between such Person and his or her guardian or conservator, provided that the Transferee shall have executed a Joinder Agreement in the form of Exhibit B attached hereto.

Any permitted Transferee described in the preceding clauses (b) or (c) shall be referred to herein as a “Permitted Transferee.” Notwithstanding anything to the contrary in this Agreement or any failure to execute a Joinder Agreement as contemplated hereby, Permitted Transferees shall take any shares so Transferred subject to all provisions of this Agreement as if such shares were still held by the transferor, whether or not they so agree with the transferor and/or the Company. Without limitation of the foregoing, in connection with any otherwise permitted Transfer of shares of capital stock that are restricted shares and are subject to any stock restriction agreement, any Transferee of any such shares shall agree in writing to be bound by the terms of any such stock restriction or similar agreement, including, without limitation, any repurchase or similar right contained therein.

2.2 Right of First Refusal. In the event that any Stockholder or any of their Permitted Transferees (a “Transferring Stockholder”) proposes to Transfer all or any portion of the shares of capital stock or securities convertible into or exchangeable for capital stock of the Company held by such Person (a “Proposed Transaction”) to a Person other than a Permitted Transferee (a “Proposed Transferee”), such Transferring Stockholder may, subject to the provisions of Section 2.3 hereof, Transfer such shares pursuant to and in accordance with the following provisions of this Section 2.2:

(a) Offer Notice. Such Transferring Stockholder shall deliver written notice (the “Offer Notice”) of its desire to consummate the Proposed Transaction to the Company, with a copy to the Investors, and shall otherwise comply with the provisions of this Section 2.2 and, if applicable, Section 2.3. The Offer Notice shall specify (i) the number of shares and type of securities of the Transferring Stockholder subject to the Proposed Transaction (the “Offered Shares”), (ii) the consideration per share to be paid for the Offered Shares (the “Offer Price”), (iii) the identities of the Proposed Transferees and (iv) all other material terms and conditions of the Proposed Transaction. In the event that the Offer Price set forth in the Offer Notice is stated in consideration other than cash or cash equivalents, the Board of Directors of the Company with the agreement of the Investors may determine the fair market value of such consideration, reasonably and in good faith, and the Company or Investors may exercise their Rights of First Refusal (as defined below) by payment of such fair market value in cash or cash equivalents. The Transferring Stockholder’s Offer Notice shall constitute an irrevocable offer to sell all such shares to the Company and the Investors on the basis described below at a purchase price equal to the price contained in, and on the same terms as set forth in the Offer Notice.

(b) Company Right of First Refusal. For a period of ten (10) business days after the giving of the Offer Notice pursuant to Section 2.2(a) (the “Company Option Period”), the Company shall have the right (the “Company Right of First Refusal”) to purchase any or all of the Offered Shares at a purchase price equal to the Offer Price and upon the terms and conditions set forth in the Offer Notice. The right of the Company to purchase any or all of the Offered Shares under this Section 2.2(b) shall be exercisable by delivering written notice of the exercise thereof prior to the expiration of the Company Option Period to the Transferring Stockholder, with a copy to the Investors, which notice shall state the number of Offered Shares proposed to be purchased by the Company. The failure of the Company to respond within the Company Option Period shall be deemed to be a waiver of the Company’s rights under this Section 2.2(b), provided that the Company may waive its rights under this Section 2.2(b) prior to the expiration of the Company Option Period by giving written notice to the Transferring Stockholder, with a copy to the Investors. The closing for any purchase of shares by the Company hereunder shall take place within ten (10) business days after the expiration of the Company Option Period.

(c) Investor Right of First Refusal. If the Company does not elect to purchase all of the Offered Shares pursuant to Section 2.2(b), then for a period of fifteen (15) business days (the “Investor Option Period”) after the earlier to occur of (a) the expiration of the Company Option Period pursuant to Section 2.2(b) or (b) the date upon which the Transferring Shareholder shall have received written notice from the Company of its exercise of the Company Right of First Refusal pursuant to Section 2.2(b) or its waiver thereof, each of the Investors shall have the right (the “Investor Right of First Refusal” and, together with the “Company Right of First Refusal”, the “Rights of First Refusal”) to accept the offer to purchase any or all of the remaining Offered Shares at a purchase price equal to the Offer Price and upon the terms and conditions specified in the Offer Notice. Each Investor shall then have the right to accept the offer to purchase up to that number of remaining Offered Shares as shall be equal to the product obtained by multiplying (X) the total number of remaining Offered Shares by (Y) a fraction, the numerator of which is the total number of shares of Common Stock deemed to be held by such Investor on the date of the Offer Notice (as determined in accordance with Section 1.2 hereof) and the denominator of which is the total number of shares of Common Stock then deemed to be held by all of the Investors on the date of the Offer Notice (as determined in accordance with Section 1.2 hereof), subject to increase as hereinafter provided. The number of shares that each such Investor is entitled to purchase under this Section 2.2 shall be referred to as a “ROFR Fraction.” In the event any such Investor does not wish to purchase its ROFR Fraction, then all the other Investors who so elect shall have the right to accept the offer to purchase, on a pro rata basis with all other Investors who so elect (as hereinafter provided), any ROFR Fraction not purchased by such Investor. Each Investor shall have the right to accept the Proposed Transaction by giving notice of such acceptance to the Transferring Stockholder within the Investor Option Period, which notice shall indicate the maximum number of shares subject thereto which such Investor is willing to purchase in the event fewer than all the Investors elect to purchase their ROFR Fractions. The Transferring Stockholder shall notify the Investors promptly following any lapse of the Right of First Refusal without acceptance thereof or any rejection of the Right of First Refusal.

The closing for any purchase of shares by the Investors hereunder shall take place within ten (10) business days after the expiration of the Investor Option Period.

(d) Sale to Proposed Transferee. In the event that the Company and/or the Investors do not elect to exercise their respective Rights of First Refusal with respect to all of the Offered Shares, the Transferring Stockholder may consummate the sale of the remaining Offered Shares to the Proposed Transferee on the terms and conditions set forth in the Offer Notice, subject to the provisions of Section 2.3. If the Transferring Stockholder’s Transfer to the Proposed Transferee is not consummated in accordance with the terms of the Proposed Transaction within the later of (i) ninety (90) days after the expiration of the later of the Investor Right of First Refusal and the Co-Sale Option set forth in Section 2.3, if applicable, and (ii) the satisfaction of all governmental approval or filing requirements, the Proposed Transaction shall be deemed to lapse, and any Transfers of shares pursuant to such Proposed Transaction shall be deemed to be in violation of the provisions of this Agreement unless the Company and the Investors are once again afforded the Rights of First Refusal provided for herein with respect to such Proposed Transaction.

2.3 Co-Sale Option. In the event that any Transferring Stockholder proposes to Transfer all or any portion of the Offered Shares in a Proposed Transaction, and the Rights of First Refusal under Section 2.2 above are not exercised with respect to all of the Offered Shares proposed to be sold, such Transferring Stockholder may Transfer such shares only pursuant to and in accordance with the following provisions of this Section 2.3:

(a) Each Investor who has chosen not to exercise its Right of First Refusal pursuant to Section 2.2 above and the Founder shall have the right to participate in the Proposed Transaction on the terms and conditions herein stated (the “Co-Sale Option”), which right shall be exercisable upon written notice (the “Acceptance Notice”) to the Transferring Stockholder within ten (10) business days after receipt by the Investors and the Founder of a written notice (“Co-Sale Notice”) from the Transferring Stockholder that the Investors have not elected to exercise their Right of First Refusal with respect to such Offered Shares. The Acceptance Notice shall indicate the maximum number of shares each Investor or the Founder (as applicable) wishes to sell (including the number of shares it would sell if one or more Investors or the Founder does not elect to participate in the sale) on the terms and conditions stated in the Offer Notice.

(b) Each such Investor who has chosen not to exercise its Right of First Refusal pursuant to Section 2.2 and the Founder shall have the right to sell a portion of its shares pursuant to the Proposed Transaction which is equal to or less than the product obtained by multiplying (i) the total number of Offered Shares to be sold to a Proposed Transferee pursuant to the Proposed Transaction by (ii) a fraction, the numerator of which is the total number of shares of Common Stock deemed to be held by such Investor or such Founder (as applicable) on the date of the Co-Sale Notice (as determined in accordance with Section 1.2 hereof) and the denominator of which is the aggregate number of shares of Common Stock deemed to be held collectively by the Transferring Stockholder, all Investors who have chosen not to exercise their Rights of First Refusal pursuant to Section 2.2 and the Founder on the date of the Co-Sale Notice (as determined in accordance with Section 1.2 hereof). To the extent one or more of such Investors or the Founder elects not to exercise its Co-Sale Option, then the rights of the other such Investors and the Founder (in each case, who exercise its Co-Sale Option) to sell shares shall be increased proportionately based on their relative holdings by the full amount of shares which the non-electing Persons were entitled to sell pursuant to this Section 2.3.

(c) Within ten (10) business days after the date by which the Investors and/or the Founder (as applicable) were required to notify the Transferring Stockholder of their intent to exercise the Co-Sale Option, the Transferring Stockholder shall notify each participating Investor and Founder of the number of shares held by such Investor or Founder that will be included in the sale and the date on which the Proposed Transaction will be consummated, which shall be no later than the later of (i) thirty (30) days after the date by which the Investors and/or the Founder (as applicable) were required to notify the Transferring Stockholder of its intent to exercise the Co-Sale Option and (ii) the satisfaction of governmental approval or filing requirements, if any.

(d) Any Investor or the Founder may effect its participation in any Proposed Transaction hereunder by delivery to the Proposed Transferee or to the Transferring Stockholder for delivery to the Proposed Transferee of one or more instruments or certificates properly endorsed for Transfer representing the shares it elects to sell therein, provided that no such Investor or Founder shall be required to make any representations or warranties or provide any indemnities in connection therewith other than with respect to its ownership of the shares being conveyed. At the time of consummation of the Proposed Transaction, the Proposed Transferee shall remit directly to each such Investor and Founder that portion of the sale proceeds to which such Investor or Founder (as applicable) is entitled by reason of its participation therein (less any adjustments due to the conversion of any convertible securities or the exercise of any exercisable securities).

(e) Promptly after such sale, the Transferring Stockholder shall notify each participating Investor and Founder of the consummation thereof and shall furnish such evidence of the completion and date of completion of such sale and of the terms thereof as may reasonably be requested by any such Investor or Founder. So long as the Proposed Transferee is neither a party nor an Affiliate of a party to this Agreement, such Proposed Transferee shall take the shares so Transferred free and clear of any further restrictions of this Section 2. In the event that the Proposed Transaction is not consummated within the period required by subparagraph (c) hereof or the Proposed Transferee fails timely to remit to each such Investor and Founder its portion of the sale proceeds, the Proposed Transaction shall be deemed to lapse, and any Transfers of shares pursuant to such Proposed Transaction shall be deemed to be in violation of the provisions of this Agreement unless the Transferring Stockholder once again complies with the provisions of Sections 2.2 and 2.3 hereof with respect to such Proposed Transaction.

2.4 Sales to Competitors. Each Stockholder and Investor hereby agrees not to directly or indirectly Transfer any shares of Common Stock or other securities of the Company or options in respect to any thereof to any Person whose activities, products or services are competitive with activities, products or services of the Company as reasonably determined by the Board of Directors as of the date of the proposed Transfer (provided that the foregoing shall not restrict (i) public sales registered under the Securities Act or pursuant to Rule 144 thereunder unless the relevant Transferor has knowledge that the buyer or buyers are such competitors or (ii) Transfers of an Investor to an Affiliate of such Investor). The Company may impose stop transfer instructions with its transfer agent in order to enforce the foregoing covenants.

2.5 Prohibited Transfers. If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be void ab initio; the Company, the Investors and the Stockholders shall have in addition to any other legal or equitable remedies which they may have the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law); and the Company shall have the right to refuse to recognize any Transferee as one of its stockholders for any purpose.

2.6 Assignment of Rights. The Investors shall have the right to assign its rights under this Section 2 to a Transferee who receives any shares of Preferred Stock, provided that such Transferee must consent in writing to be bound by the terms and conditions of this Section 2 to acquire the rights granted hereunder.

SECTION 3

RIGHTS TO PURCHASE

3.1 Right to Participate in Certain Sales of Additional Securities. Subject to Section 5.6 of the Purchase Agreement and Section 5A.3 of the Series F Purchase Agreement, the Company agrees that it will not sell or issue any shares of capital stock of the Company, or other securities convertible into or exchangeable for capital stock of the Company or options, warrants or rights carrying any rights to purchase capital stock of the Company (the “Offered Securities”) unless the Company first submits written notice (the “Preemptive Rights Notice”) to the Investors identifying the terms of the proposed sale (including price, number or aggregate principal amount of securities and all other material terms), and offers to each Investor the opportunity to purchase its Pro Rata Allotment (as hereinafter defined) of the Offered Securities (subject to increase for over-allotment if any of the Investors do not fully exercise their rights) on terms and conditions, including price, not less favorable than those on which the Company proposes to sell such securities to a third party or parties. The Company’s offer to the Investors shall remain open and irrevocable for a period of thirty (30) days during which time the Investors may accept such offer by written notice to the Company setting forth the maximum number of shares or other securities to be purchased by any such Investor, including the number of shares or securities which the Investor would purchase if the other Investors do not elect to purchase, with the rights of the electing Investors to purchase such additional shares or securities to be based on the relative holdings of shares of the electing Investors. Any securities so offered which are not purchased by the Investors pursuant to such offer may be sold by the Company, but only on the terms and conditions set forth in the initial offer to the Investors, at any time within one hundred twenty (120) days following the termination of the above-referenced thirty (30) day period. For purposes of this Section 3.1, each Investor’s “Pro Rata Allotment” of securities shall be based on the ratio which the shares of Common Stock held by such Investor (as determined in accordance with Section 1.2 hereof) bears to the total number of shares of Common Stock outstanding on the date of the Preemptive Rights Notice (determined on a fully-diluted and an as-converted basis).

Notwithstanding the foregoing, the right to purchase shall be inapplicable with respect to any issuance or proposed issuance by the Company of (i) up to 17,350,204 shares of Common Stock and up to 325,000 shares of Series 1 Stock, as appropriately adjusted for stock splits, stock dividends, recapitalizations and the like (or options to purchase such Common Stock or Series 1 Stock) to its officers, directors, employees and consultants pursuant to stock and options plans approved by a majority of the Board of Directors, (ii) Common Stock upon conversion of the Preferred Stock, (iii) securities as a result of any stock split, stock dividend or combination of the Company’s Common Stock, (iv) securities upon conversion or exercise of convertible or exercisable securities outstanding on the date hereof, (v) securities upon conversion of the Note or exercise of any warrants issued to the New Investor in connection with the Purchase Agreement, (vi) securities in connection with a merger, consolidation, acquisition or similar business combination approved by a majority of the Board of Directors, (vii) securities pursuant to any loan arrangement or debt financing from a bank or similar financial institution approved by a majority of the Board of Directors, (viii) securities in connection with strategic transactions involving the Company and other entities, including joint venture, marketing or distribution arrangements or technology transfer or development arrangements, provided that such strategic transactions and the issuance of securities in connection therewith have been approved by a majority of the Board of Directors, (ix) securities purchased by the New Investor pursuant to Section 5.6 of the Purchase Agreement and (x) securities purchased by Cisco pursuant to Section 5A.3 of the Series F Purchase Agreement.

3.2 Assignment of Right. The rights of the Investors set forth in this Section 3 are transferable to each Transferee who receives any shares of Preferred Stock, provided that such Transferee must consent in writing to be bound by the terms and conditions of this Section 3 in order to acquire the rights granted hereunder.

SECTION 4

ELECTION OF DIRECTORS

4.1 Board Composition.

(a) Subject to Section 4.1(f) below, each Investor and each Stockholder (including any Permitted Transferees) agrees to vote all of his, her or its shares of the Company’s capital stock having voting power (and any other shares over which he, she or it exercises voting control) in connection with the election of directors of the Company and to take such other actions as are necessary so as to fix the number of members of the Board of Directors at eight (8) and to elect and continue in office as directors the following:

(i) one (1) individual nominated by the Founder, who shall initially be Mark Shirman (the “Founder Director”);

(ii) one (1) individual nominated by Kodiak, who shall initially be Christopher H. Greendale (the “Kodiak Director”);

(iii) one (1) individual nominated by Sigma, who shall initially be Robert E. Davoli (the “Sigma Director”);

(iv) one (1) individual nominated by GrandBanks, who shall initially be Ryan Moore (the “GrandBanks Director”);

(v) one (1) individual nominated by Paladin, who shall initially be Kenneth Minihan (the “Paladin Director”); and

(vi) three (3) individuals nominated jointly by the Founder, Kodiak, Sigma, Paladin and GrandBanks, who shall have relevant industry experience and shall not be employed by or affiliated with the Company, the Founder or the Investors or any subsidiary or Affiliate of such Persons, whom shall initially be Glenn Osaka, Todd Gresham and Patrick Scannell (collectively, the “Outside Directors”).

(b) Each Investor and each Stockholder (and each Permitted Transferee) agrees to vote all of his, her or its shares of the Company’s capital stock having voting power (and any other shares over which he, she or it exercises voting control) for the removal of any Director upon the request of the party nominating such Director and for the election to the Board of Directors of the Company of a substitute nominated by such party in accordance with the above provisions. Each Investor and each Stockholder further agrees to vote all of his, her or its shares of the Company’s capital stock having voting power (and any other shares over which he, she or it exercises voting control) in such manner as shall be necessary or appropriate to ensure that any vacancy on the Board of Directors of the Company occurring for any reason shall be filled only in accordance with the provisions of this Section 4.

(c) The Company shall pay each Director for his or her reasonable travel and other reasonable expenses incurred in connection with attending meetings of the Board of Directors or otherwise in connection with his or her services as a member of the Board of Directors, including attending meetings of any committees of the Board of Directors. All Directors who are not employees of the Company will be equally compensated for their services as a member of the Board of Directors. The Eighth Amended and Restated Certificate of Incorporation and Bylaws of the Company will provide for exculpation and indemnification of the Directors and limitations on the liability of the Directors to the fullest extent permitted under applicable state law. The Company shall use its reasonable best efforts to maintain and keep in full force and effect directors’ and officers’ liability insurance with a coverage amount of at least $2,000,000.

(d) Neither the Company, the Founder, the Common Holders, the Investors, nor any officer, director, stockholder, partner, member, employee or agent of any such party, makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Company’s Board of Directors by virtue of such party’s execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

(e) Any director of the Company may be removed from the Board of Directors in the manner allowed by law and the Company’s Eighth Amended and Restated Certificate of Incorporation and Bylaws, but with respect to a director designated pursuant to subsections 4(a)(i)-(v) above and subsection 4(f)(ii) below, only upon the vote or written consent of the stockholders entitled to nominate such director.

(f) Upon the conversion in full of the principal and interest due under the Note into Preferred Stock, each Investor and each Stockholder (including any Permitted Transferees) agrees to vote all of his, her or its shares of the Company’s capital stock having voting power (and any other shares over which he, she or it exercises voting control) in connection with the election of directors of the Company and to take such other actions as are necessary so as to fix the number of members of the Board of Directors at nine (9) and to elect and continue in office (i) the directors listed in Sections 4.1(a)(i)-(vi) above and (ii) one (1) individual nominated by the New Investor.

4.2 Frequency of Meetings. The Board of Directors shall meet on at least a monthly basis unless otherwise agreed by a majority of the members of the Board of Directors who are not employees of the Company or any subsidiary thereof.

4.3 Committees of the Board.

(a) Compensation Committee. The Company and each Investor and Stockholder agree to take such action necessary to maintain a Compensation Committee of the Board of Directors (the “Compensation Committee”). The Compensation Committee shall be comprised of no more than three (3) members, at least two (2) of whom shall be representatives of the Investors, including the Sigma Director. The Compensation Committee shall be responsible for making all compensation decisions for the officers and key management employees of the Company (including stock options and grants). Notwithstanding the foregoing, all decisions regarding the hiring or termination of the Company’s Chief Executive Officer or President, or any senior manager of the Company reporting directly to the Chief Executive Officer or President, shall be determined by a majority of the members of the Board of Directors.

(b) Audit Committee. The Company and each Investor and Stockholder agree to take such action necessary to maintain an Audit Committee of the Board of Directors (the “Audit Committee”). The Audit Committee shall be comprised of no more than three (3) members, at least two (2) of whom shall be representatives of the Investors, including the Sigma Director and the Paladin Director, and none of which shall be employees of the Company. The Audit Committee shall be responsible for reviewing the Company’s financial statements and accounting practices.

4.4 Board Observer.

(a) For so long as it holds at least 966,933 shares of Preferred Stock (as adjusted for stock splits, stock dividends, combinations and the like), JAFCO shall be entitled to designate one individual to attend and observe any regular or special meeting of the Board of Directors and shall be entitled to receive all information distributed to the Board of Directors at the time of the original distribution of such information; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof for legitimate corporate purposes, including, but not limited to, if access to such information or attendance at such meeting could affect any evidentiary privilege between the Company and its advisors or would result in disclosure of trade secrets to such representative.

(b) For so long as it holds at least 2,056,090 shares of Preferred Stock (as adjusted for stock splits, stock dividends, combinations and the like), Paladin shall be entitled to designate one individual to attend and observe any regular or special meeting of the Board of Directors and shall be entitled to receive all information distributed to the Board of Directors at the time of the original distribution of such information; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof for legitimate corporate purposes, including, but not limited to, if access to such information or attendance at such meeting could affect any evidentiary privilege between the Company and its advisors or would result in disclosure of trade secrets to such representative.

(c) For so long as it holds at least 488,396 shares of Preferred Stock (as adjusted for stock splits, stock dividends, combinations and the like), Montagu Newhall shall be entitled to designate one individual to attend and observe any regular or special meeting of the Board of Directors and shall be entitled to receive all information distributed to the Board of Directors at the time of the original distribution of such information; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof for legitimate corporate purposes, including, but not limited to, if access to such information or attendance at such meeting could affect any evidentiary privilege between the Company and its advisors or would result in disclosure of trade secrets to such representative.

(d) For so long as it holds at least 441,176 shares of Preferred Stock (as adjusted for stock splits, stock dividends, combinations and the like), the New Investor shall be entitled to designate one individual to attend and observe any regular or special meeting of the Board of Directors (or any committee thereof) and shall be entitled to receive all information distributed to the Board of Directors (or committee, as applicable) at the time of the original distribution of such information; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof for legitimate corporate purposes, including, but not limited to, if access to such information or attendance at such meeting would result in the disclosure of trade secrets to such representative or would result in the loss or waiver of the attorney-client privilege between the Company and its counsel. The Company shall reimburse the New Investor for all reasonable expenses incurred by such observer in attending meetings of the Board of Directors (or committee thereof) in accordance with the Company’s travel expense reimbursement policies.

4.5 Assignment. Each Investor and each Stockholder agrees as a condition to any Transfer of his, her or its shares to cause the Transferee to agree to the provisions of this Section 4, whereupon such Transferee shall be subject to the provisions hereof.

SECTION 4A “MARKET STAND-OFF” AGREEMENT.

In connection with the Company’s initial public offering of its Common Stock, each Stockholder and Investor (including any Permitted Transferee) if requested in good faith by the Company and the managing underwriter of the Company’s securities shall agree not to directly or indirectly offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any securities of the Company held by them (except for any securities sold pursuant to such registration statement) or enter into any Hedging Transaction (as defined below) relating to any securities of the Company for a period not to exceed 180 days following the effective date of the registration statement for such initial public offering as agreed to by such parties; provided, that the Investors’ obligations under this Section 4A shall be conditioned upon all officers, directors and holders of two percent (2%) or more of the outstanding capital stock of the Company entering into similar agreements with the Company and such managing underwriter. For purposes of this Section 4A, “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index security) that includes, relates to or derives any significant part of its value from the Company’s Common Stock. The underwriters in connection with the Company’s initial public offering are intended third-party beneficiaries of this Section 4A and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Stockholder and Investor further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s initial public offering that are consistent with this Section 4A or that are necessary to give further effect thereto.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities of the Company held by each Stockholder and Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

SECTION 5

GENERAL

5.1 Amendments, Waivers and Consents. For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. This Agreement may not be amended or modified or any provision hereof waived without the joint written consent of the Company, a majority-in-interest of the Stockholders, and the Investors holding sixty-six and two-thirds percent (66 2/3%) of the Common Stock issuable upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock based on the relative holdings of capital stock of the Company of the Investors as a group at the relevant time; provided, that the provisions of Section 2.2(c) and Section 3.1 may be amended by the written consent of the Company and Investors holding sixty-six and two-thirds percent (66 2/3%) in interest of the Common Stock issuable upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock based on the relative holdings of capital stock of the Company of the Investors as a group at the relevant time so long as such amendment is made in connection with a third party financing and is for the purpose of including new investors in the Company within the meaning of “Investors” and affording such new investors the benefits of such provisions, and such amendment affects the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, the Series D Preferred Stock, Series E Preferred Stock and the Series F Preferred Stock in the same manner (and does not eliminate or reduce such holder’s rights (other than to the extent of the participation by the new investors on the same terms)); provided further, that the provisions of Section 4.1(a), as to subsections (i) through (v) relating to the election of a given director, shall not be amended, modified or waived without the prior written consent of the relevant entity entitled to nominate such director; provided further, that the provisions of Sections 4.3 (b) and 4.4(b) shall not be amended, modified or waived without the prior written consent of Paladin; provided further, that the provisions of Section 4.4(c) shall not be amended, modified or waived without the prior written consent of Montagu Newhall; provided further, that the provisions of Section 4.4(d) shall not be amended, modified or waived without the prior written consent of the New Investor. Notwithstanding anything contained in this Section 5.1 to the contrary, any party may waive any provision hereof intended for its benefit by written consent and no provision that is intended for the benefit of a particular party may be amended or waived without such party’s consent.

5.2 Waiver With Respect to Issuance of Preferred Stock. Pursuant to Section 5.1 of the Prior Agreement and hereof, the undersigned, representing a majority-in-interest of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock hereby waive the pre-emptive rights provisions set forth in Section 3 of the Prior Agreement and hereof with respect to the issuance of all securities now or hereafter issued by the Company to the New Investor.

5.3 Legend on Securities. The Company, each of the Investors and each of the Stockholders acknowledge and agree that substantially the following legends shall be typed on each certificate evidencing any of the securities held at any time by an Investor or a Stockholder:

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF DECEMBER 30, 2004, INCLUDING THEREIN CERTAIN RESTRICTIONS ON TRANSFER. A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE COMPANY’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE COMPANY’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

5.4 Notices and Demands. Any notice or demand which, by any provision of this Agreement or any agreement, document or instrument executed pursuant hereto or thereto, except as otherwise provided therein, is required or provided to be given shall be deemed to have been sufficiently given or served and received for all purposes when delivered by hand, telecopy, telex or other method of facsimile or five (5) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two (2) days after being sent by overnight delivery providing receipt of delivery, to:

(i) if to the Company, 200 Crossing Boulevard, Framingham, MA 01702,

Attn: Mark A. Shirman, or at such other address designated by the Company to the Investors in writing with a copy to Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 610 Lincoln Street, Waltham, MA 02451, Attn: Marc. F. Dupré;

(ii) if to the Investors, at the mailing addresses as shown on Exhibit A attached hereto, or at such other address designated by an Investor to the Company in writing, and with respect to (a) Shiprock, LLC, an additional copy to Stephen Gould, Esq., Nutter, McClennen & Fish, LLP, World Trade Center West, 155 Seaport Boulevard, Boston, MA 02210, (b) Sigma, an additional copy to McDermott, Will & Emery, 28 State Street, Boston, MA 02110, Attn: John J. Egan III and (c) Kodiak, an additional copy to                     .

(iii) if to the Stockholders, at the mailing addresses as shown on Exhibit A attached hereto, or at such other address designated by such Stockholder to the Company in writing.

(iv) if to the New Investor, One Dell Way, MS RR1-33, Round Rock, Texas 78682 Attention: General Counsel, Fax: 512.728.8935, and at One Dell Way, MS RR1-87, Round Rock, Texas 78682, Attention: Corporate Development, Fax: 512.723.1702 or at such other address or addresses designated by the New Investor to Company in writing, with an additional copy to Vinson & Elkins L.L.P., The Terrace 7, 2801 Via Fortuna, Suite 100, Attention: William R. Volk, Esq, Fax: 512.236.3450.

(v) if to Cisco, Cisco Systems, Inc., 170 West Tasman Drive, San Jose, California 95134-1706, Attention: General Counsel, Attention: SVP Corporate Development, or at such other address or addresses as may have been furnished by giving five days advance written notice to all other parties, with a copy (which shall not constitute notice) to Fenwick & West LLP, Silicon Valley Center, 801 California Street, Mountain View, California 94041, Attention: Cynthia Clarfield Hess, Esq.

5.5 Dispute Resolution.

(a) All disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted before the American Arbitration Association (“AAA”). If AAA ceases operation, then the parties shall select a comparable organization that provides qualified arbitration services. The arbitration shall be held in Boston, Massachusetts before a single arbitrator and shall be conducted in accordance with the rules and regulations promulgated by AAA unless specifically modified herein.

The parties covenant and agree that the arbitration hearing shall commence within ninety (90) days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than seven (7) business days before the date of the arbitration hearing, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration hearing or considered or used by a party’s witness or expert. The arbitrator’s decision and award shall be made and delivered within three (3) months of the selection of the arbitrator. The arbitrator’s decision shall set forth a reasoned basis for any finding of liability or award of damages. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

The parties covenant and agree that they will participate in the arbitration in good faith and that they will share equally its costs, except as otherwise provided herein. The arbitrator may in his or her discretion assess costs and expenses (including the reasonable legal fees and expenses of the prevailing party whether claimant or respondent) against any party to a proceeding. Any party failing or refusing to comply with an order of the arbitrators shall be liable for costs and expenses, including attorneys’ fees, incurred by the other party in enforcing the award. Nothing in this Section 5.5 shall prohibit any party from proceeding in court without prior arbitration for the limited purpose of seeking a temporary or permanent injunction to avoid immediate and irreparable harm. The provisions of this Section 5.5 shall be enforceable in any court of competent jurisdiction.

Unless otherwise ordered, the parties shall bear their own attorneys’ fees, costs and expenses in connection with the arbitration. The parties will share equally in the fees and expenses charged by AAA.

(b) Each of the parties hereto irrevocably and unconditionally consents to the exclusive use of AAA to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby and further consents to the jurisdiction of the courts of the Commonwealth of Massachusetts for the purposes of enforcing the arbitration provisions of Section 5.5(a) of this Agreement. Each party further irrevocably waives any objection to proceeding before AAA based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before AAA has been brought in an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto.

5.6 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

5.7 Counterparts. This Agreement and any Exhibit or Schedule hereto may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement or any Exhibit or Schedule hereto may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

5.8 Effect of Heading. The Section headings herein are for convenience only and shall not affect the construction hereof.

5.9 Governing Law. This agreement shall be deemed a contract made under the laws of the State of Delaware and together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of the State of Delaware, without giving effect to its conflicts of laws principles.

5.10 Integration. This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. The Company and the undersigned Existing Investors hereby agree that this Agreement amends, restates and supercedes the Prior Agreement in its entirety and that the Prior Agreement is hereafter null and void.

5.11 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors, permitted assigns and transferees, except as may be expressly provided otherwise herein. Notwithstanding anything to the contrary contained herein, an Investor may assign any of its rights under this Agreement to any Affiliate of such Investor.

5.12 Adjustment. All references to share amounts and prices herein shall be equitably adjusted to reflect any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event affecting the capital stock of the Company.

5.13 Term. The provisions contained in Sections 2, 3, 4 and 5.3 of this Agreement shall terminate immediately prior to the closing by the Company of a Qualified Public Offering.

5.14 New Investor. Notwithstanding anything in this Agreement to the contrary, New Investor shall not be deemed to be an Investor with respect to Sections 4A and 5.3 hereof. Notwithstanding the forgoing, (a) this Section 5.14, Section 3.1 (to the extent related to Section 5.6 of the Purchase Agreement), Section 4.1(f) and Section 5.2 hereof shall not be amended or waived without the prior written consent of the New Investor and (b) this Section 5.14, Section 3.1 (to the extent related to Section 5A.3 of the Series F Purchase Agreement) hereof shall not be amended or waived without the prior written consent of Cisco.

Exhibit A

Schedule of Investors and Stockholders

[Confidential]

Exhibit B

Form of Joinder Agreement

The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Fifth Amended and Restated Stockholders Agreement (the “Agreement”) dated as of March 6, 2008 by and among Glass House Technologies, Inc. (the “Company”) and the other parties named therein and for all purposes of the Agreement, the undersigned shall be included within the term Stockholder (each as defined in the Agreement). The address and facsimile number to which notices may be sent to the undersigned is as follows:

Facsimile No.                     .

Name:

Exhibit F-1

Form of Employee Proprietary Information, Developments and Non-Competition Agreement

GLASSHOUSE TECHNOLOGIES, INC.

Employee Agreement

In consideration of my employment or continued employment, as the case may be, by Glass House Technologies, Inc. (the “Company”), and the grant of options to purchase shares of common stock, par value $.001 (“Common Stock”), of the Company, I, the undersigned employee, hereby agree with the Company as follows:

1. Proprietary Information.

(a) I understand that the Company possesses and will continue to possess information that has been or will be created, discovered, developed or otherwise become known to the Company (including, without limitation, information created, discovered, developed or made known to me during the period of my employment by the Company to be used in the actual or anticipated business of the Company) or in which property rights have been or will be assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is engaged and is treated by the Company as confidential or proprietary. All such information is hereafter called “Proprietary Information.” By way of illustration, but not limitation, Proprietary Information includes processes, formulas, data, computer programs, software and documentation, know-how, improvements, discoveries, developments, designs, algorithms, inventions, techniques, strategies, new products, marketing plans, forecasts, unpublished financial statements, business forms, contract forms, report formats, budgets, projections, licenses, prices, costs, customer, client and supplier lists and employee information and any other information of a similar nature not available to the public, whether oral or written, in drawings or in machine-readable form, and whether or not expressly marked “Confidential” or “Proprietary.” I acknowledge that the development and acquisition of the Proprietary Information are the result of great effort and expense on the part of the Company and are critical to the success and survival of the Company.

(b) All Proprietary Information shall be the sole property of the Company, and the Company shall be the sole owner of all patents, copyrights and other rights related thereto. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information. At all times, both during my employment by the Company and after its termination for whatever reason, I will keep in strictest confidence and trust all Proprietary Information, and I will not use or disclose any Proprietary Information without the prior written consent of the Company, except as may be necessary in the ordinary course of performing my duties as an employee of the Company. In the event of the termination of my employment by me or by the Company for any reason or upon three (3) business days after written request by the Company, I will deliver to the Company all documents, notes, drawings, specifications, data, and other materials of any nature pertaining to my work with the Company and/or containing Proprietary Information, and I will not take with me or retain any of the foregoing, any reproduction of any of the foregoing, or any Proprietary Information that is embodied in a tangible medium of expression. For purposes of the third and fourth sentence of this Section 1(b), Proprietary Information shall include confidential or proprietary information the Company has received and may in the future receive from third parties, which is subject to the Company’s obligation to maintain the confidentiality of such information and to use it only for certain limited purposes.

2. Developments, Etc.

(a) I will promptly disclose to the Company (or any persons designated by it) all processes, formulas, data, computer programs, software and documentation, know-how, improvements, discoveries, developments, designs, algorithms, inventions, techniques, strategies and new products, whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment that are related to or useful in the actual or anticipated business of the Company, result from tasks assigned to me by the Company, or result from the use of premises owned, leased or contracted for by the Company (all of the foregoing are hereinafter referred to as “Developments”). To the fullest extent permitted by law, the Developments will be deemed work made for hire. I will also promptly disclose to the Company, and the Company hereby agrees to receive all such disclosures in confidence, all other processes, formulas, data, computer programs, software and documentation, know-how, improvements, discoveries, developments, designs, algorithms, inventions, techniques, strategies and new products, whether or not patentable or registrable under copyright or similar statues, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment for the purpose of determining whether they constitute Developments. The provisions of this Section 2 will apply to all Developments which are conceived or developed during the term of my employment with the Company, whether or not further development or reduction to practice may take place after termination of my employment.

(b) I agree that all Developments shall be the sole property of the Company, and the Company shall be the sole owner of all patents, copyrights and other rights in connection therewith. I hereby assign to the Company any rights I may have or acquire in such Developments. I further agree as to all such Developments to assist the Company in every proper way (but at the Company’s expense) to obtain and from time to time enforce patents, copyrights and other rights and protections relating to said Developments in any and all countries, and to that end I will execute all documents for use in applying for and obtaining such patents, copyrights and other rights and protections and enforcing such Developments, as the Company may desire, together with any assignments thereof to the Company or persons designated by it. My obligation to assist the Company in obtaining and enforcing patents, copyrights and other rights and protections relating to such Developments in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for time actually spent by me at the Company’s request on such assistance.

3. Former Employment. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith. I represent, as part of the consideration for the offer of employment extended to me by the Company and of my employment or continued employment (as the case may be) by the Company, and the grant of options to purchase shares of Common Stock of the Company that I have not brought and will not bring with me to the Company for use in the performance of any of my responsibilities for the Company any materials or documents of a former employer that are not generally available to the public, unless I have obtained express written authorization from the former employer for their possession and use. I also understand that, in my employment with the Company, I am not to breach any obligation of confidentiality that I have to former employers, and I agree that I shall fulfill all such obligations during my employment with the Company.

4. Other Employment; Extent of Service. I agree that during the period of my employment by the Company I will not, without the Company’s prior express written consent, engage in any employment or business other than for the Company. During the term of my employment, I agree to use my best efforts in, and shall devote substantially all of my working time, attention, skill and energies to, the advancement of the interests of the Company and the performance of my duties and responsibilities in connection with my employment with the Company.

5. Non-Solicitation. During the period of my employment with the Company and for one (1) year following the termination of my employment for any reason, I agree that I will not, either on my own behalf or on behalf of any other person or entity, directly or indirectly, (i) hire, solicit, or encourage to leave the employ of the Company any person who is or was an employee of the Company at any time during my employment with the Company, or (ii) solicit, entice away or divert all or part of the business of any person or entity who is then a client or customer of the Company or who was a client or customer of the Company at the time of my employment, or of any potential client or customer of the Company of which I had knowledge during my employment by the Company. I agree that client or customer lists, business contracts and related items are the property of the Company and are considered Proprietary Information hereunder. The restrictions described herein shall apply to my activities anywhere in the United States.

6. Injunctive Relief. I acknowledge and agree that the extent of damage to the Company in the event of a breach by me of any of the covenants contained in this Agreement would be difficult or impossible to ascertain and that there would be no adequate remedy at law available to the Company in the event of such breach. Consequently, I agree that, in the event of such breach, the Company shall be entitled to enforce any or all of the covenants contained in this Agreement by injunctive or other equitable relief in addition to receiving damages or other relief to which the Company may be entitled.

7. Enforcement. If any portion of this Agreement is determined to be invalid or unenforceable, the remainder shall be enforceable to the maximum extent possible.

8. Binding Agreement. This Agreement shall be binding upon me, my heirs, executors, administrators and assigns.

9. Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of Delaware, without regard to its choice of laws principles. I agree that the state or federal courts located within The Commonwealth of Massachusetts shall have exclusive jurisdiction over any dispute arising out of this Agreement, and I hereby agree to submit to personal jurisdiction of such courts.

10. No Contract of Employment. Nothing in this Agreement shall be construed as a contract of employment between myself and the Company or as a commitment on the part of the Company to retain me in any capacity for any period of time.

11. Entire Agreement. This Agreement sets forth the entire understanding between the Company and me relating to the subject matter hereof and supersedes all previous and contemporaneous written or oral agreements between us relating to the subject matter hereof.

I HAVE READ ALL OF THE PROVISIONS OF THIS AGREEMENT AND I UNDERSTAND, AND AGREE TO, EACH OF SUCH PROVISIONS.

Signature of Employee

Printed Name of Employee

Street Address

City State Zip Code

Date Executed:

ACKNOWLEDGED AND ACCEPTED:

GLASSHOUSE TECHNOLOGIES, INC.

By:
Name: Mark A. Shirman
Title: President

Exhibit F-2

Form of Employee Proprietary Information, Developments and Non-Competition Agreement

GLASSHOUSE TECHNOLOGIES, INC.

Employment Agreement

In consideration of my employment or continued employment, as the case may be, by Glass House Technologies, Inc. (the “Company”), and the grant of options to purchase shares of common stock, par value $.001 (“Common Stock”), of the Company, I, the undersigned employee, hereby agree with the Company as follows:

1. Proprietary Information.

(a) I understand that the Company possesses and will continue to possess information that has been or will be created, discovered, developed or otherwise become known to the Company (including, without limitation, information created, discovered, developed or made known to me during the period of my employment by the Company to be used in the actual or anticipated business of the Company) or in which property rights have been or will be assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is engaged and is treated by the Company as confidential or proprietary. All such information is hereafter called “Proprietary Information.” By way of illustration, but not limitation, Proprietary Information includes processes, formulas, data, computer programs, software and documentation, know-how, improvements, discoveries, developments, designs, algorithms, inventions, techniques, strategies, new products, marketing plans, forecasts, unpublished financial statements, business forms, contract forms, report formats, budgets, projections, licenses, prices, costs, customer, client and supplier lists and employee information and any other information of a similar nature not available to the public, whether oral or written, in drawings or in machine-readable form, and whether or not expressly marked “Confidential” or “Proprietary.” I acknowledge that the development and acquisition of the Proprietary Information are the result of great effort and expense on the part of the Company and are critical to the success and survival of the Company.

(b) All Proprietary Information shall be the sole property of the Company, and the Company shall be the sole owner of all patents, copyrights and other rights related thereto. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information. At all times, both during my employment by the Company and after its termination for whatever reason, I will keep in strictest confidence and trust all Proprietary Information, and I will not use or disclose any Proprietary Information without the prior written consent of the Company, except as may be necessary in the ordinary course of performing my duties as an employee of the Company. In the event of the termination of my employment by me or by the Company for any reason or upon three (3) business days after written request by the Company, I will deliver to the Company all documents, notes, drawings, specifications, data, and other materials of any nature pertaining to my work with the Company and/or containing Proprietary Information, and I will not take with me or retain any of the foregoing, any reproduction of any of the foregoing, or any Proprietary Information that is embodied in a tangible medium of expression. For purposes of the third and fourth sentence of this Section 1(b), Proprietary Information shall include confidential or proprietary information the Company has received and may in the future receive from third parties, which is subject to the Company’s obligation to maintain the confidentiality of such information and to use it only for certain limited purposes.

2. Developments, Etc.

(a) I will promptly disclose to the Company (or any persons designated by it) all processes, formulas, data, computer programs, software and documentation, know-how, improvements, discoveries, developments, designs, algorithms, inventions, techniques, strategies and new products, whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment that are related to or useful in the actual or anticipated business of the Company, result from tasks assigned to me by the Company, or result from the use of premises owned, leased or contracted for by the Company (all of the foregoing are hereinafter referred to as “Developments”). To the fullest extent permitted by law, the Developments will be deemed work made for hire. I will also promptly disclose to the Company, and the Company hereby agrees to receive all such disclosures in confidence, all other processes, formulas, data, computer programs, software and documentation, know-how, improvements, discoveries, developments, designs, algorithms, inventions, techniques, strategies and new products, whether or not patentable or registrable under copyright or similar statues, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment for the purpose of determining whether they constitute Developments. The provisions of this Section 2 will apply to all Developments which are conceived or developed during the term of my employment with the Company, whether or not further development or reduction to practice may take place after termination of my employment.

(b) I agree that all Developments shall be the sole property of the Company, and the Company shall be the sole owner of all patents, copyrights and other rights in connection therewith. I hereby assign to the Company any rights I may have or acquire in such Developments. I further agree as to all such Developments to assist the Company in every proper way (but at the Company’s expense) to obtain and from time to time enforce patents, copyrights and other rights and protections relating to said Developments in any and all countries, and to that end I will execute all documents for use in applying for and obtaining such patents, copyrights and other rights and protections and enforcing such Developments, as the Company may desire, together with any assignments thereof to the Company or persons designated by it. My obligation to assist the Company in obtaining and enforcing patents, copyrights and other rights and protections relating to such Developments in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for time actually spent by me at the Company’s request on such assistance.

3. Former Employment. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith. I represent, as part of the consideration for the offer of employment extended to me by the Company and of my employment or continued employment (as the case may be) by the Company, and the grant of options to purchase shares of Common Stock of the Company that I have not brought and will not bring with me to the Company for use in the performance of any of my responsibilities for the Company any materials or documents of a former employer that are not generally available to the public, unless I have obtained express written authorization from the former employer for their possession and use. I also understand that, in my employment with the Company, I am not to breach any obligation of confidentiality that I have to former employers, and I agree that I shall fulfill all such obligations during my employment with the Company.

4. Other Employment; Extent of Service. I agree that during the period of my employment by the Company I will not, without the Company’s prior express written consent, engage in any employment or business other than for the Company. During the term of my employment, I agree to use my best efforts in, and shall devote substantially all of my working time, attention, skill and energies to, the advancement of the interests of the Company and the performance of my duties and responsibilities in connection with my employment with the Company.

5. Covenant Not to Compete.

(a) I agree that in the event I am terminated from Company for Cause or resign for a reason other than Good Reason, I will not, for a period of one (1) year after my separation from Company, serve as a compensated or uncompensated employee, or provide any labor or services for any company, that is directly competitive with the Company at the time of my separation.

1. For purposes of this Agreement, “Cause” shall be defined as theft of Company property, falsification of Company documents or records or improper use or disclosure of Company’s confidential or proprietary information, the failure or inability to perform any reasonable assigned duties after written notice from Company and a reasonable opportunity to cure such failure or inability, conviction of any felony or conviction of any criminal act (other than ordinary traffic violations) which impairs or calls into question they ability to perform duties with Company, material breach of Company’s written policies which materially and adversely affects Company and which are not cured within a reasonable time period, and/or the occurrence of severe physical or mental disability such that I cannot perform my duties with or without reasonable accommodation.

2. “Good reason” shall mean the occurrence of any of the following without my express written consent: (a) a material diminution in my authority or responsibilities; (b) a material reduction in my salary, benefits or other fringe benefits (unless reductions comparable in amount and duration are concurrently made for all other Employees of the Company with responsibilities, organizational level and title comparable to mine); or (c) without my consent, the relocation of my principal place of employment more than 50 miles from my then-current principal place of employment or the imposition of travel requirements substantially more demanding on me.

3. This provision (Section 5) shall not become effective until I have completed six (6) months of employment.

(b) The restrictions against competition set forth in this Section 5 are considered by the parties to be reasonable for the purposes of protecting the business of the Company. However, if any such restriction is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, I agree that it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

6. Non-Solicitation. During the period of my employment with the Company and for one (1) year following the termination of my employment for any reason, I agree that I will not, either on my own behalf or on behalf of any other person or entity, directly or indirectly, (i) hire, solicit, or encourage to leave the employ of the Company any person who is or was an employee of the Company at any time during my employment with the Company, or (ii) solicit, entice away or divert all or part of the business of any person or entity who is then a client or customer of the Company or who was a client or customer of the Company at the time of my employment, or of any potential client or customer of the Company of which I had knowledge during my employment by the Company. I agree that client or customer lists, business contracts and related items are the property of the Company and are considered Proprietary Information hereunder. The restrictions described herein shall apply to my activities anywhere in the United States.

7. Injunctive Relief. I acknowledge and agree that the extent of damage to the Company in the event of a breach by me of any of the covenants contained in this Agreement would be difficult or impossible to ascertain and that there would be no adequate remedy at law available to the Company in the event of such breach. Consequently, I agree that, in the event of such breach, the Company shall be entitled to enforce any or all of the covenants contained in this Agreement by injunctive or other equitable relief in addition to receiving damages or other relief to which the Company may be entitled.

8. Enforcement. If any portion of this Agreement is determined to be invalid or unenforceable, the remainder shall be enforceable to the maximum extent possible.

9. Binding Agreement. This Agreement shall be binding upon me, my heirs, executors, administrators and assigns.

10. Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of Delaware, without regard to its choice of laws principles. I agree that the state or federal courts located within The Commonwealth of Massachusetts shall have exclusive jurisdiction over any dispute arising out of this Agreement, and I hereby agree to submit to personal jurisdiction of such courts.

11. No Contract of Employment. Nothing in this Agreement shall be construed as a contract of employment between myself and the Company or as a commitment on the part of the Company to retain me in any capacity for any period of time.

12. Entire Agreement. This Agreement sets forth the entire understanding between the Company and me relating to the subject matter hereof and supersedes all previous and contemporaneous written or oral agreements between us relating to the subject matter hereof.

I HAVE READ ALL OF THE PROVISIONS OF THIS AGREEMENT AND I UNDERSTAND, AND AGREE TO, EACH OF SUCH PROVISIONS.

Signature of Employee

Printed Name of Employee

Street Address

City State Zip Code

Date Executed:

ACKNOWLEDGED AND ACCEPTED:

GLASSHOUSE TECHNOLOGIES, INC.

By:
Name: Mark A. Shirman
Title: President

Exhibit G

Form of Common Stock Warrant

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

Date of Issuance	Void after
July 15, 2011	July 15, 2017

GLASSHOUSE TECHNOLOGIES, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

For the purchase price of $0.001 per share (the “Warrant Price”) the receipt and sufficiency of which is hereby acknowledged, this Warrant is issued to                      or its assigns (the “Holder”) by GlassHouse Technologies, Inc., a Delaware corporation (the “Company”).

1. Purchase of Shares.

(a) Number of Shares. Subject to the terms and conditions set forth herein, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company up to the number of fully paid and nonassessable shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) as calculated pursuant to section 2(b) below (the “Warrant Shares”).

(b) Calculation of Warrant Shares. The Holder of this Warrant shall be entitled to purchase from the Company up to the number of Warrant Shares as calculated pursuant to the following equation below. For the avoidance of doubt, should the number of Warrant Shares as calculated below equal a number that is less than zero, then this Warrant shall no longer be exercisable and shall become null and void.

Warrant Shares = (	Series F Aggregate Purchase Price Post IPO Price	) – Series F Shares

For the purposes of this Warrant:

“Series F Aggregate Purchase Price” =                      (as adjusted for stock splits, stock dividends, combinations, recapitalizations or the like).

“Series F Shares” =                      (as adjusted for stock splits, stock dividends, combinations, recapitalizations or the like).

“Post IPO Price” = The volume weighted average closing price of the Company’s Common Stock as quoted on any exchange or electronic securities market on which the shares of the Company’s Common Stock are listed, as published in The Wall Street Journal for the thirty (30) trading days prior to the Commencement Date (as defined below).

(c) Exercise Price. The exercise price for the Warrant Shares issuable pursuant to this Section 1 shall be $0.01 per share (the “Exercise Price”). The Warrant Shares and the Exercise Price shall be subject to adjustment pursuant to Section 9 hereof.

2. Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing upon the day that immediately follows the expiration of the Lock-Up Period described in Section 19 hereto (the “Commencement Date”) and ending at 5:00 p.m. Eastern Time on July 15, 2017 (the “Exercise Period”); provided, however, that this Warrant shall no longer be exercisable and become null and void upon the consummation of a Liquidation Event or Extraordinary Transaction, as such terms are defined below (collectively, a “Corporate Transaction”). In the event of a Corporate Transaction, the Company shall notify the Holder at least ten (10) business days prior to the consummation of such Corporate Transaction.

For the purposes of this Warrant:

“Liquidation Event” shall mean any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

“Extraordinary Transaction” shall mean (a) a merger or consolidation of the Company with or into another entity (except for a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least a majority of the outstanding voting power of such surviving entity), (b) the closing of the sale or transfer of all or substantially all of the properties and assets of the Company, (c) the closing of any purchase of shares of capital stock of the Company (either through a negotiated stock purchase or a tender for such shares) by any party or group that did not beneficially own a majority of the voting power of the outstanding shares of capital stock of the Corporation immediately prior to such purchase, the effect of which is that such party or group beneficially owns at least a majority of such voting power immediately after such purchase, or (d) the redemption or repurchase of shares, the effect of which is that any party or group that did not beneficially own a majority of the voting power of the outstanding shares of capital stock of the Company immediately prior to such redemption or repurchase beneficially owns a majority of the voting power of the outstanding shares of capital stock of the Company after such redemption or repurchase.

3. Method of Exercise.

(a) While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(i) the surrender of the Warrant, together with a duly executed copy of the Notice of Exercise attached hereto, to the Secretary of the Company at its principal office (or at such other place as the Company shall notify the Holder in writing); and

(ii) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Warrant Shares being purchased.

(b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant is surrendered to the Company as provided in Section 3(a) above. At such time, the person or persons in whose name or names any certificate for the Warrant Shares shall be issuable upon such exercise as provided in Section 3(c) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificate.

(c) As soon as practicable after the exercise of this Warrant in whole or in part the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i) a certificate or certificates for the number of Warrant Shares to which such Holder shall be entitled, and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal to the number of such Warrant Shares described in this Warrant minus the number of such Warrant Shares purchased by the Holder upon all exercises made in accordance with Section 3(a) above or Section 4 below.

(d) Notwithstanding the provisions of Section 2, if the holder has not exercised this Warrant prior to the closing of a Corporate Transaction, this Warrant shall automatically be deemed to be exercised in full in the manner set forth in Section 4, without any further action on behalf of the Holder immediately prior to such closing.

4. Net Exercise. In lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with notice of such election (a “Net Exercise”). A Holder who Net Exercises shall have the rights described in Sections 3(b) and 3(c) hereof, and the Company shall issue to such Holder a number of Warrant Shares computed using the following formula:

X =	Y (A - B)
A

Where

X =	The number of Warrant Shares to be issued to the Holder.

Y =	The number of Warrant Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation).

A =	The fair market value of one (1) Warrant Share (at the date of such calculation).

B =	The Exercise Price (as adjusted to the date of such calculation).

For purposes of this Section 4, the fair market value of a Warrant Share shall mean the average of the closing prices of the Warrant Shares (or equivalent shares of Common Stock underlying this Warrant) quoted in the over-the-counter market in which the Warrant Shares (or equivalent shares of Common Stock underlying the Warrant) are traded or the closing price quoted on any exchange or electronic securities market on which the Warrant Shares (or equivalent shares of Common Stock underlying the Warrant) are listed, whichever is applicable, as published in The Wall Street Journal for the thirty (30) trading days prior to the date of determination of fair market value (or such shorter period of time during which such Warrant Shares were traded over-the-counter or on such exchange). If the Warrant Shares are not traded on the over-the-counter market, an exchange or an electronic securities market, the fair market value shall be the price per Share that the Company could obtain from a willing buyer for Warrant Shares sold by the Company from authorized but unissued Warrant Shares, as such prices shall be determined in good faith by the Company’s Board of Directors.

5. Representations and Covenants of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Holder that:

(a) Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(b) Authorization. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights, all corporate action has been taken on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution and delivery of this Warrant. The Company has taken all corporate action required to make all the obligations of the Company reflected in the provisions of this Warrant the valid and enforceable obligations they purport to be. The issuance of this Warrant will not be subject to preemptive rights of any stockholders of the Company or the necessary waivers will have been received by the Company with respect to such preemptive rights. The Company has authorized sufficient shares of Common Stock to allow for the exercise of this Warrant.

(c) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters and stock dividends) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

6. Representations and Warranties of the Holder. In connection with the transactions provided for herein, the Holder hereby represents and warrants to the Company that:

(a) Authorization. Holder represents that it has full power and authority to enter into this Warrant. This Warrant constitutes the Holder’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Purchase Entirely for Own Account. The Holder acknowledges that this Warrant is entered into by the Holder in reliance upon such Holder’s representation to the Company that the Warrant and the Warrant Shares (collectively, the “Securities”) will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in or otherwise distributing the same. By acknowledging this Warrant, the Holder further represents that the Holder does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

(c) Disclosure of Information. The Holder acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. The Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

(d) Investment Experience. The Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, the Holder also represents it has not been organized solely for the purpose of acquiring the Securities.

(e) Accredited Investor. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect, as promulgated by the Securities and Exchange Commission (the “SEC”) under the Act.

(f) Restricted Securities. The Holder understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144, as presently in effect, as promulgated by the SEC under the Act (“Rule 144”), and understands the resale limitations imposed thereby and by the Act.

(g) Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of the Warrant Shares unless and until the transferee has agreed in writing for the benefit of the Company to be bound by the terms of this Warrant, including, without limitation, this Section 6, Section 20, and:

(i) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in extraordinary circumstances; or

(iii) if other than an individual, the Holder shall not make any disposition to any of the Company’s competitors as such is in good faith determined by the Company.

(h) Legends. It is understood that the Securities may bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.”

7. Adjustment of Exercise Price and Number of Warrant Shares. The number and kind of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the issuance but prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Preferred Stock or Common Stock as a dividend with respect to any shares of its Common Stock, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 7(a) above), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities or property receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Warrant Shares by the Holder immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per Share payable hereunder, provided the aggregate Exercise Price shall remain the same.

(c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of Warrant Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

8. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

9. No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Warrant Shares, including (without limitation) the right to vote such Warrant Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and, except as otherwise provided in this Warrant, such Holder shall not be entitled to any stockholder notice or other communication concerning the business or affairs of the Company.

10. Transfer of Warrant. Subject to compliance with applicable federal and state securities laws and any other contractual restrictions between the Company and the Holder contained herein, this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company. Within a reasonable time after the Company’s receipt of an executed Assignment Form in the form attached hereto, the transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the new holders one (1) or more appropriate new warrants.

11. Governing Law. This Warrant shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware.

12. Successors and Assigns. The terms and provisions of this Warrant and the Purchase Agreement shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.

13. Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

15. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 17):

If to the Company:

GlassHouse Techhologies, Inc.

200 Crossing Boulevard

Framingham, MA 01702

Attention: Christopher Primiano

With a Copy to:

Gunderson Dettmer, LLP

850 Winter Street, Waltham, MA 02451

Attn: Marc. F. Dupré;

If to Holder:

At the address shown on the signature page hereto.

16. Finder’s Fee. Each party represents that it neither is or will be obligated for any finder’s fee or commission in connection with this transaction. The Holder agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Holder or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Holder from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

17. Entire Agreement; Amendments and Waivers. This Warrant and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Nonetheless, any term of this Warrant may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder; or if this Warrant has been assigned in part, by the holders or rights to purchase a majority of the shares originally issuable pursuant to this Warrant.

18. Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

19. “Market Stand-Off” Agreement. The Holder has entered into a “market stand-off” agreement (the “Lock-Up”) with the managing underwriter of the Company’s initial public offering (the “Managing Underwriter”) and the Holder acknowledges that the Lock-Up shall restrict the Holder’s ability to transfer or dispose of the Company’s capital stock acquired through the exercise of this Warrant for a specified period (the “Lock-Up Period”) following the Company’s initial public offering. The Holder hereby agrees that it will, upon the request of the Managing Underwriter, enter into a new or revised Lock-Up in substantially the form similar to the Lock-Up being entered into by all directors, officers and five percent (5%) holders of the Company’s equity securities.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Warrant as of the date first written above.

GLASSHOUSE TECHNOLOGIES, INC.

By:

Name:

Title:

ACKNOWLEDGED AND AGREED:

By:

Address:

NOTICE OF EXERCISE

GLASSHOUSE TECHNOLOGIES, INC.

Attention: Corporate Secretary

The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant, as follows:

☐	shares of Common Stock pursuant to the terms of the attached Warrant, and tenders herewith payment in cash of the Exercise Price of such Warrant Shares in full, together with all applicable transfer taxes, if any.

☐	Net Exercise the attached Warrant with respect to Warrant Shares.

The undersigned hereby represents and warrants that Representations and Warranties in Section 6 hereof are true and correct as of the date hereof.

HOLDER:

Date:	By:

Address:

Name in which shares should be registered:

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute

this form and supply required information.

Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated:

Holder’s
Signature:

Holder’s
Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant. Officers of corporations and those acting in a fiduciary or other representative capacity should provide proper evidence of authority to assign the foregoing Warrant.